                               United States
                    Securities and Exchange Commission
                          Washington, D.C. 20549

                                 FORM S-4

                          Registration Statement
                     Under the Securities Act of 1933

                       Applied Medical Merger Corp.
          (Exact name of registrant as specified in its charter)

                                 Delaware
      (State or other jurisdiction of incorporation or organization)

                                   7373
         (Primary Standard Industrial Classification Code Number)

                                Applied For
                  (I.R.S. Employer Identification Number)

           7315 East Peakview Avenue, Englewood, Colorado 80111
                              (720) 529-3550
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Allan K. Lager, President
                       Applied Medical Merger Corp.
                         7315 East Peakview Avenue
                         Englewood, Colorado 80111
                              (720) 529-3550
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                Copies to:

                          Robert M. Bearman, Esq.
                             Patton Boggs, LLP
                      1660 Lincoln Street, Suite 1900
                          Denver, Colorado 80264
                              (303) 830-1776

Approximate  date of commencement of proposed sale of the securities to the public: As soon as practicable  after this registration  statement becomes effective and all other conditions under the Agreement included as Annex A to the enclosed proxy statement/prospectus have been satisfied or waived.

If the  securities  being  registered  on this  Form are being  offered  in connection  with the formation of a holding company and there is compliance with General Instruction G, check the following box  ___

If this Form is filed to  register  additional  securities  for an offering pursuant to Rule 462(b) under the  Securities  Act, check the following box and list the Securities Act  registration  statement  number of the earlier effective registration statement for the same offering.  ___

If this Form is a  post-effective  amendment  filed pursuant to Rule 462(d)
under the  Securities  Act, check the following box and list the Securities
Act  registration  statement number of the earlier  effective  registration statement for the same offering. ___

                      CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------
  Title Of Each                      Proposed     Proposed Maximum
    Class Of       Amount To Be      Maximum          Aggregate      Amount Of
Securities To Be  Registered(1)   Offering Price   Offering Price   Registration
   Registered                      Per Unit(2)                          Fee
---------------------------------------------------------------------------------

  Common Stock      14,760,000         N/A           $3,725,395       $913.35
 $.001 par value      shares
---------------------------------------------------------------------------------

   Warrants to
 Purchase Common     200,438          $.001            $200.44          $.05
      Stock
---------------------------------------------------------------------------------

  Common Stock
   Underlying        200,438          $18.01         $3,609,888       $902.46
    Warrants
---------------------------------------------------------------------------------

      TOTAL                                                          $1,815.86
---------------------------------------------------------------------------------

(1)   Represents  the maximum  number of shares of common stock,  par value
$.001 per share (the "New NISCO Stock"),  of Applied  Medical Merger Corp.,
a company incorporated under the laws of the State of Delaware,  whose name will be changed to NISCO  Systems,  Incorporated  at the Effective  Time of
the Merger ("New NISCO"),  estimated to be issuable in connection  with the merger  (the  "Merger")  of  Applied  Medical  Devices,  Inc.,  a  Colorado
corporation   ("AMDI")  and  NISCO   Systems,   Incorporated,   a  Delaware
corporation  ("NISCO")  with  and  into  New  NISCO,  as  described  in the
Agreement,  dated November 17, 2000 (the "Merger  Agreement"),  attached as
Annex  A  to  the   Proxy   Statement/Prospectus   forming   part  of  this
Registration Statement.

(2)   Pursuant  to Rules  457(c)  and  457(f)(1)  and  457(f)(2)  under the
Securities  Act and solely of the purpose of calculating  the  registration fee,  the  proposed  maximum  aggregate  offering  price  is  equal  to the estimated  number of AMDI  common  shares  to be  exchanged  in the  Merger multiplied  by  $.03625,  the  average  of the bid and ask  prices per AMDI common  share on the  over-the-counter  bulletin  board on January 26, 2001 and (b) the  book  value  of NISCO  computed  as of the  date of the  NISCO financial statements included in this Registration Statement.

THE REGISTRANT  HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE  DATE UNTIL THE REGISTRANT
SHALL  FILE  A  FURTHER  AMENDMENT  WHICH  SPECIFICALLY  STATES  THAT  THIS
REGISTRATION  STATEMENT  SHALL  THEREAFTER  BECOME  EFFECTIVE IN ACCORDANCE
WITH  SECTION  8(a)  OF  THE  SECURITIES  ACT  OR  UNTIL  THE  REGISTRATION
STATEMENT  SHALL BECOME  EFFECTIVE ON SUCH DATE AS THE  COMMISSION,  ACTING
PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this proxy  statement/prospectus is not complete and may be  subject  to  change.  We  may  not  sell  these  securities  until  the registration  statement  filed with the Securities and Exchange  Commission is  effective.  This  prospectus  is not an offer to sell these  securities
and  we  are  not  soliciting   offers  to  buy  these  securities  in  any
jurisdiction where these activities are not permitted.

                       Applied Medical Devices, Inc.
                      Special Meeting Of Shareholders
                 Proposed Merger - Your Vote Is Important

      SUBJECT TO COMPLETION, DATED JANUARY 31, 2001

The Board of  Directors  of Applied  Medical  Devices,  Inc.  ("AMDI")  has
unanimously  approved a merger  with NISCO  Systems,  Inc.  ("NISCO").  The
Merger  cannot be  completed  unless the  holders of a majority of the AMDI common stock approve the Agreement,  dated  November 17, 2000,  among AMDI,
NISCO and Applied  Medical Merger Corp., a corporation  recently  formed by
AMDI to be the  surviving  corporation  of the merger.  Upon  completion of the Merger, the name of the surviving  corporation will be changed to NISCO
Systems, Inc. ("New NISCO").

Upon  completion  of the merger,  AMDI  shareholders  will  receive  0.0222 shares of New NISCO  stock for each share of AMDI stock they own,  and will own  approximately  10% of New NISCO. The current NISCO  shareholders  will own  approximately 89% of New NISCO and approximately 1% of the shares will be  issued to  persons  who have  assisted  in the  transaction,  including current  management of AMDI.  Approximately  14,750,000 shares of New NISCO stock are expected to be  outstanding  upon  completion of the merger.  The exchange  provisions  are fixed and will not be adjusted for changes in the
AMDI stock  price  before  the merger is  completed.  AMDI's  common  stock trades on the  Electronic  Bulletin  Board system under the symbol  "AMDI."
NISCO's  common  stock is  closely  held and is not  traded  in any  public market.

The  proxy  statement/prospectus  provides  you with  detailed  information about AMDI,  NISCO and the proposed  merger.  In  addition,  you may obtain information  about  AMDI  from  documents  that  AMDI  has  filed  with the
Securities and Exchange  Commission.  You are encouraged to read the entire agreement and this proxy statement/prospectus  carefully, AND WE ESPECIALLY
ENCOURAGE YOU TO READ THE SECTION ON "RISK FACTORS" BEGINNING ON PAGE ____.

Your  Vote Is  Important.  Whether  or not you plan to attend  the  Special
Meeting,  please  take  the  time to vote by  completing  and  mailing  the enclosed  proxy  card to us. If you sign,  date and mail  your  proxy  card without  indicating  how you wish to vote,  your proxy will be counted as a vote in favor of the  proposal  to approve  the  agreement.  If you fail to return your proxy card,  the effect will be a vote  against the proposal to approve the agreement.

Neither the  Securities and Exchange  Commission  nor any state  securities commission  has  approved  or  disapproved  the New NISCO  common  stock or
warrants  to  be  issued  in  the  Merger  or   determined  if  this  proxy
statement/prospectus  is accurate or adequate.  Any  representation  to the contrary is a criminal offense.

This proxy  statement/prospectus  is dated ___________,  and is first being mailed to AMDI shareholders on or about ____________.

This proxy statement/prospectus  constitutes the proxy statement of AMDI in connection with the  solicitation of proxies by the AMDI Board of Directors
for  use  at  the  Special  Meeting  of  AMDI   shareholders   and  at  any
adjournments  or  postponements   of  the  Special   Meeting.   This  proxy
statement/prospectus  also  constitutes  the  prospectus  of New  NISCO  in connection  with the offer and issuance of shares of New NISCO common stock and warrants pursuant to the Merger.

This  proxy   statement/prospectus   incorporates  important  business  and
financial  information  that is not  included  in or  delivered  with  this
document.   The   information   is   available   without   charge  to  AMDI
shareholders  upon written or oral request.  Shareholders  should  contact:
Applied  Medical  Devices,  Inc.,  7315 East  Peakview  Avenue,  Englewood,
Colorado   80111,   Attention:   Investor   Relations,   telephone:   (720)
529-3550.  Shareholders  may also  review  this proxy  statement/prospectus on the SEC's web site at http://www.sec.gov.

To obtain  timely  delivery  of  requested  documents  before  the  Special
Meeting of AMDI  shareholders,  you must  request  them no later than March
13,  2001,  which is five  business  days  before  the date of the  Special
Meeting of AMDI shareholders.

Also  see   "Where   You  Can  Find  More   Information"   in  this   proxy
statement/prospectus beginning on page ____.

                       Applied Medical Devices, Inc.
                         7315 East Peakview Avenue
                         Englewood, Colorado 80111

                 Notice Of Special Meeting Of Shareholders
                       To Be Held On March 20, 2001

To The Shareholders of Applied Medical Devices, Inc.:

      A Special Meeting of Shareholders  of Applied Medical  Devices,  Inc.
("AMDI") will be held at 2:00 P.M.,  local time, on March 20, 2001, at 1660
Lincoln Street, Suite 1900, Denver, Colorado for the following purposes:

      1.    To consider  and vote upon a proposal  to adopt the  Agreement, dated  November 17,  2000,  as amended,  among AMDI,  NISCO  Systems,  Inc.
("NISCO"),  and Anthony J.  DeBella,  pursuant to which AMDI and NISCO will be merged into Applied Medical Merger Corp., a corporation  newly formed by
AMDI to be the  surviving  corporation  in the Merger.  Upon  completion of the Merger, the name of the surviving  corporation will be changed to NISCO
Systems, Inc. ("New NISCO"); and

      2.    To transact  such other  business as may  properly  come before the AMDI special meeting or any adjournments or postponements thereof.

      THE AMDI BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER  AGREEMENT
AND THE  TRANSACTIONS  CONTEMPLATED  BY IT ARE IN THE BEST INTEREST OF AMDI
AND  ITS   SHAREHOLDERS.   ACCORDINGLY,   THE  AMDI   BOARD  OF   DIRECTORS
UNANIMOUSLY  RECOMMENDS THAT AMDI  SHAREHOLDERS  VOTE TO APPROVE THE MERGER
AGREEMENT.

      The close of  business  on  February 6, 2001 has been fixed by AMDI's
Board as the record date for the determination of shareholders  entitled to notice of and to vote at the AMDI  special  meeting or any  adjournment  or postponement.  Only  holders of record of AMDI common stock at the close of business  on the  record  date  may  vote at the AMDI  special  meeting.  A complete list of shareholders  entitled to vote at the special meeting will be available  for  examination  at AMDI's  executive  offices in Englewood,
Colorado  by any holder of AMDI common  stock.  The  affirmative  vote of a majority  of the  outstanding  shares of AMDI stock is  required to approve the merger agreement.

      AMDI   shareholders   may  attend  the  special  meeting  in  person.
However,  to ensure your  representation  at the special  meeting,  you are urged  to vote  your  shares  by  completing,  signing  and  returning  the enclosed proxy card as promptly as possible in the enclosed  envelope.  You may revoke your proxy card in the manner  described in the proxy  statement at any time  before  it is voted at the  special  meeting.  Executed  proxy cards with no instructions  indicated  thereon will be voted "FOR" approval of the merger agreement.

                                         By Order Of The Board of Directors

                                          Gary Brunner
                                          Secretary

                             Table of Contents

Questions and Answers About the Merger

Summary

The Companies

The Merger

Market Price Information

Risk Factors
   Risks Relating to the Merger
   Risks Relating to New NISCO's Business

Forward-Looking Information

The Special Meeting
   Date, Time And Place
   Purpose
   AMDI Board Recommendation
   Record Date, Outstanding Shares And Voting Rights
   Voted Required; Quorum
   Voting Of Proxies
   How You May Revoke Or Change Your Vote
   Costs of Solicitation

The Merger
   AMDI's Reasons For The Merger
   Accounting Treatment
   Tax Consequences To AMDI Shareholders and AMDI
   No Appraisal Rights
   Interests of AMDI Executive Officers and Directors and Others
   AMDI Officer and Director Compensation
   Resales Of New NISCO Common Stock

The Merger Agreement
   Conversion Of Securities
   Representations and Warranties
   Conduct Of Business Prior To The Merger
   Limitation On Discussing Or Negotiating Other Acquisition Proposals
   Conditions Of The Merger
   Conditions To The Obligation Of Each Party
   Conditions To The Obligations Of AMDI
   Conditions To The Obligations Of NISCO
   Termination

Unaudited Pro Forma Financial Statements

Business Of AMDI

Business Of NISCO
   Introduction
   Installer Network
   Project Management Software and Network Operations Center
   Sources of Business and Customers
   Sources of Cable, Wire and Electronic Hardware
   Employees
   Competition
   Expansion

Management And Principal Shareholders
   Directors of New NISCO
   Executive Compensation
   Principal Shareholders

Description Of New NISCO Stock

New NISCO Stock Option Plan

Comparison of Stockholder Rights

Independent Accountants

Legal Matters

Experts

Where You Can Find More Information

Index To Financial Information

Annex A Merger Agreement

                  Questions and Answers About the Merger

Q.  Why is AMDI proposing this merger?

A. NISCO  is  a  rapidly   growing  company  which  designs  and  installs
   high-speed  telecommunications  infrastructures.   The  AMDI  Board  of
   Directors   believes  NISCO  has  substantial   growth   potential  and
   unanimously  recommends  that  the AMDI  shareholders  vote in favor of the Merger Agreement and the merger.

Q. How will the merger be accomplished?

A. AMDI and  NISCO  will  merge  into  Applied  Medical  Merger  Corp.,  a corporation  recently  formed by AMDI to be the  surviving  corporation of  the  merger.  Upon  completion  of  the  merger,  the  name  of the surviving  corporation  will be  changed  to NISCO  Systems,  Inc.  The surviving corporation is referred to as New NISCO in this document.

Q. What will the AMDI shareholders receive as a result of the merger?

A. AMDI  shareholders  will receive  0.02222 shares of New NISCO stock for each share of AMDI stock they own,  and will own  approximately  10% of
   New  NISCO.  Fractional  shares  will not be issued.  Instead,  holders of AMDI shares will  receive one whole share for any  fractional  share to which they would  otherwise  be entitled.  For  example,  the holder of 1,000  shares  of AMDI  stock  will  receive  23 shares of New NISCO stock in the merger.

Q. Who will serve as New NISCO's directors and executive officers?

A. The current  officers  and  directors of NISCO will become the officers and  directors  of New NISCO.  None of the current  AMDI  officers  and directors will serve in any capacity with New NISCO.

Q. What happens if the merger is not completed?

A. If the merger is not  completed,  both AMDI and NISCO will  continue  to operate as independent  companies.  AMDI would continue its search for a
   suitable  merger  candidate;   however,  the  expenses  related  to  the
   proposed  merger  with NISCO  will have been paid and  AMDI's  available cash resources will be diminished.

Q. What are the tax consequences of the merger?

A. In general,  for U.S. federal income tax purposes,  AMDI's  shareholders should not recognize any gain or loss as a result of the merger.

Q. Will shareholders have appraisal rights?

A. No. AMDI  shareholders  do not have appraisal  rights in connection with the merger.

Q.  When do you expect the merger to be completed?

A. We are  working  toward  completing  the merger as quickly as  possible.
   We expect  the  merger  to occur  within  two  business  days  after all
   conditions   to   the   merger,    including    obtaining    shareholder
   approval,  have been  satisfied.  We  currently  expect to complete  the merger in the first quarter of 2001.

Q. What do I need to do now?

A. We  urge  you  to  read  this   prospectus/proxy   statement  carefully.
   Indicate  on your proxy card how you want to vote and sign and mail your proxy card in the enclosed  return  envelope as soon as possible so that your shares may be represented at the AMDI special meeting.

Q. What happens if I don't return the proxy card?

A. The  failure  to return  your  proxy card will have the effect as voting against the merger.

Q. How will my shares be voted if I return a blank proxy card?

A. If you sign  and send in your  proxy  card and do not  indicate  how you want to  vote,  we will  count  your  proxy  as a vote in  favor  of the proposal submitted at the special meeting.

Q. May I vote my shares in person?

A. If you hold your shares as the record  holder and not in "street  name,"
   you may  attend  the  special  meeting  and vote your  shares in person, rather than signing and mailing your proxy card.

Q. If my shares  are held in  "street  name" by my  broker,  will my broker vote my shares for me?

A. Your  broker will vote your  shares on the merger  proposal  only if you instruct your broker how to vote.  Your broker will send you  directions on how you can  instruct  your  broker to vote.  If you do not  instruct your  broker,  your shares  will not be voted,  which will have the same effect as a vote against the merger.

Q. May I change my vote?

A. Yes. If you hold your shares as the record  holder,  you may change your vote in one of three ways at any time  before your proxy is voted at the special  meeting.  First, you may send a written notice stating that you would like to revoke your proxy.  Second,  you may complete and submit a new, later dated proxy.  Third,  you may attend the special  meeting and vote in  person.  If you  choose  either of the first two  methods,  you must  submit  your  notice  of  revocation  or  your  new  proxy  to the
   Secretary of AMDI.

   If you hold  your  shares in  "street  name"  and have  instructed  your broker to vote your shares,  you must follow directions you receive from your broker to change those instructions.

Q. Should I send in my stock certificates now?

A. No.  After the  merger is  completed,  New NISCO  will send you  written instructions on how to exchange your stock certificates.

Q.  Who can help answer my questions.

A.  If  you  would  like  additional   copies  of  this   prospectus/proxy
   statement  or if you have  questions  about the merger,  including  the
   procedures  for  voting  your  shares,   you  should  contact  AMDI  at
   (720) 529-3550.

                                  Summary

This summary,  together with the preceding  Questions and Answers  section, highlights selected  information from this proxy  statement/prospectus  and may not  contain  all of the  information  that  is  important  to you.  To understand  the merger  fully and for a more  complete  description  of the legal  terms in the  merger,  you should  read more  carefully  this entire proxy  statement/prospectus and the other available information referred to in  "Where  You  Can  Find  More  Information"  on  page  ___.  The  merger agreement  is  included as Annex A to this proxy  statement/prospectus.  It is the legal  document  that  governs the  merger.  We have  included  page references  parenthetically to direct you to a more complete description of the topics presented in this summary.

                               The Companies

Applied Medical Devices, Inc.              NISCO Systems, Inc.
7315 East Peakview Avenue                  1665 Lakes Parkway, Suite 110
Englewood, Colorado 80111                  Lawrenceville, Georgia 30043
(720) 529-3550                             (678) 442-6778

Applied   Medical   Devices,   Inc.,       NISCO Systems, Inc.,  headquartered
based   in    Englewood,    Colorado       in   Lawrenceville,   Georgia   was
originally  operated  in the medical       organized  in  1999 to  design  and
products industry,  but discontinued       install                  high-speed
operations  in the  industry in 1986       telecommunications  infrastructures
due  to  continued   losses.   Since       for  corporations,  specializing in
that  time,  the  Company  has  been       complex             inter-building,
engaged  in  the   investigation  of       intra-building,  outside  plant and
business   opportunities   with  the       corporate networks.
goal  of   attempting  to  effect  a
business  combination  with  another
entity.

                                The Merger

The merger  agreement,  as amended,  is attached to this proxy statement as
Annex A. We encourage  you to read the merger  agreement as it is the legal document that governs the merger.

Ownership of New NISCO Following the Merger

Upon  completion  of the merger,  AMDI  shareholders  will  receive  0.0222 shares of New NISCO  stock for each share of AMDI stock they own,  and will own  approximately  10% of New NISCO. The current NISCO  shareholders  will own  approximately 89% of New NISCO and approximately 1% of the shares will be  issued to  persons  who have  assisted  in the  transaction,  including current  management of AMDI.  Approximately  14,750,000 shares of New NISCO stock are expected to be outstanding upon completion of the Merger.

The Board and Management of New NISCO Following the Merger

Following the  completion of the merger,  New NISCO's Board will consist of
Anthony J. DeBella,  President & CEO,  Steven B. Lucas,  Vice-President  of
Operations  & Secretary,  Wayne D.  Anderson,  Vice  President of Sales and
Marketing,  Robert  G.  Gendron,  George F.  Noeth,  Joseph T.  Pagani  and
Richard  Siemiatkowski,   Director.   None  of  the  current  officers  and
directors  of AMDI will remain as officers or  directors of New NISCO after the merger.

Risks Associated With the Merger (Page __)
You should be aware of and  carefully  consider  the risks  relating to the merger  described  under "Risk  Factors."  These risks include the possible difficulties  to be encountered by New NISCO as a rapidly  growing  company in a highly  competitive  industry  characterized  by  rapid  technological changes.
Votes Required (Page ___)

The  proposal  to approve  the merger  agreement  must be  approved  by the holders of a majority of outstanding shares of AMDI common stock.

Recommendations to Shareholders
(Page ___)

The AMDI Board  believes  that the merger is advisable  and is in your best interest and unanimously recommends that you vote for the merger.

Termination of the Merger Agreement

AMDI and NISCO can agree to  terminate  the merger  agreement  at any time, even after AMDI  shareholder  approval.  In addition,  either AMDI or NISCO can terminate the merger agreement in various circumstances.

Conditions to the Merger

AMDI will  complete  the merger  only if the  conditions  to the merger are satisfied or in some cases waived, including the following:

o     The  adoption  and  approval  of the  merger  agreement  by the  AMDI shareholders;

o     The absence of any law or court order that prohibits the merger;

o     The absence of any material  adverse change  affecting AMDI or NISCO;
   and

o     The signing of a non-competition and employment  agreement by Anthony
   J. DeBella.

Either  AMDI or NISCO may  choose to  complete  the  merger  even  though a condition has not been satisfied if the law allows them to do so.

No Solicitation

AMDI  and  NISCO  have  each  agreed  not  to  initiate  or  engage  in any discussions with another party regarding a business  combination  while the merger is pending.

                         Market Price Information

      AMDI stock trades on the  Electronic  Bulletin Board system under the symbol "AMDI." NISCO is not traded in the  over-the-counter  market,  as it is a  closely-held  corporation.  Set forth in the following  table are the high and low bid  quotations  for each  quarter in the fiscal  years  ended
April 30,  1999 and 2000 and the  first two  quarters  of the  fiscal  year
ending  April  30,  2001.  The  quotations  below  represent   inter-dealer
quotations  without retail markups,  markdowns or commissions,  and may not represent actual transactions.

                                                      AMDI Common Stock
Fiscal 1999                                         High              Low

July 31, 1998                                      $.001             $.001

October 31, 1998                                   $.001             $.001

January 31, 1999                                   $.005             $.001

April 30, 1999                                     $.015             $.001

Fiscal 2000

July 31, 1999                                      $.040             $.001

October 31, 1999                                   $.020             $.010

January 31, 2000                                   $.070             $.018

April 30, 2000                                     $.300             $.030

Fiscal 2001

July 31, 2000                                      $.140             $.035

October 31, 2000                                   $.120             $.055

January 31, 2001 (through January 26, 2001)        $.080             $.027

      As of January 12, 2001, there were 9,670 holders of the AMDI common stock.

                               Risk Factors

In deciding whether to approve the merger and other  proposals,  you should consider the following  risks related to the merger and to your  investment
in  the  combined  company  following  the  merger.   You  should  consider
carefully  these  risks  along  with the other  information  in this  proxy statement and the documents to which we have  referred.  See "Where You Can
Find More Information" on page ___.

Risks Relating to the Merger

The Exchange  Ratio For New NISCO Common Stock To Be Received In The Merger
Is Fixed  And Will Not Be  Adjusted  In The  Event Of Any  Change  In Stock
Price.

Upon  completion  of the merger,  AMDI  shareholders  will  receive  0.0222 shares of New NISCO  stock for each share of AMDI stock they own,  and will own  approximately  10% of New NISCO. The current NISCO  shareholders  will own  approximately 89% of New NISCO and approximately 1% of the shares will be  issued to  persons  who have  assisted  in the  transaction,  including current  management of AMDI.  Approximately  14,750,000 shares of New NISCO stock are expected to be  outstanding  upon  completion of the Merger.  The conversion  numbers  are fixed and will not be  adjusted as a result of any change in the price of  AMDI's  stock.  There is  currently  no market  for
NISCO or New NISCO stock.

Failure To Complete The Merger Could  Negatively  Impact AMDI's Stock Price
And Future Operations.

If the merger is not completed  for any reason,  AMDI may be subjected to a number of material risks, including the following:

o     The price of AMDI  common  stock may  decline to the extent  that the
      current   market  price  of  AMDI  common  stock  reflects  a  market assumption that the merger will be completed; and

o     Certain  costs  related  to the  merger,  such as legal,  accounting, filing,  printing and mailing,  must be paid and expensed even if the merger is not completed.

In addition,  if the merger is  terminated  and AMDI's Board  determines to seek  another  merger or business  combination,  there can be no  assurance that it will be able to find a partner  willing to agree to more attractive terms than those which have been negotiated for in the merger.

Shares Of AMDI Common  Stock Are  Subject To  Different  Market  Risks Than
Shares Of NISCO Common Stock.

Upon  completion  of the merger,  holders of shares of common stock of AMDI will become  holders of shares of common stock of New NISCO.  The business, strategy,  financial  condition,  results of operations and common stock of
New  NISCO  will   differ  in  material   respects   from  those  of  AMDI.
Accordingly,  holders  of  shares of common  stock of AMDI are  subject  to different market risks than holders of shares of NISCO.

Shares Of New NISCO Common  Stock  Eligible For Public Sale At Or After The
Completion Of The Merger Could Adversely Affect The Stock Price.

The current  AMDI  stockholders  will own  approximately  10% of New NISCO.
Approximately  90% of  New  NISCO  will  be  owned  by  the  current  NISCO shareholders  and  persons  who have  assisted  in the merger  transaction.
NISCO  is  currently  a  privately   held   company.   Accordingly,   NISCO
shareholders  will have an  opportunity  to sell their  stock in the public markets  for the  first  time upon  completion  of the  merger.  Sales of a substantial  number of  shares of the  common  stock in the  public  market after the merger  could  depress the market  price of the New NISCO  common stock and could  impair the ability of New NISCO to raise  capital  through the sale of additional securities.

The Principal  Shareholders  Of NISCO Will Own A Significant  Percentage Of
New NISCO,  Which Will Limit The Ability Of AMDI's Current  Shareholders To
Influence Corporate Matters.

The current  officers and directors of NISCO,  who will become the officers and  directors  of New  NISCO  in  connection  with  the  merger,  will own beneficially  approximately  21.59% of the New NISCO stock upon  completion of the  merger.  Accordingly,  these  stockholders  will  have  significant influence  over the outcome of any corporate  transaction  or other matters submitted to the New NISCO  shareholders for approval,  including  mergers, consolidations  and the  sale of all or  substantially  all of New  NISCO's assets,  and  also  could  prevent  or  cause  a  change  in  control.  The interests  of these  stockholders  may  differ  from the  interests  of the current AMDI  stockholders.  In addition,  third parties may be discouraged from  making a tender  offer or bid to  acquire  New NISCO  because of this concentration of new ownership.

Directors  And Officers Of AMDI Have  Conflicts  Of Interest  That May Have
Influenced Their Opinions With Respect To The Merger.

You should be aware of potential  conflicts  of interest,  and the benefits available  to  directors  and  officers of AMDI when  considering  the AMDI board's  recommendation  of the merger.  The directors and officers of AMDI have  interests in the merger that are in addition  to, or different  from, their  interests  as AMDI  shareholders.  The AMDI board was aware of these conflicts of interest when it approved the merger.  The three  directors of
AMDI will each receive  14,757  shares of New NISCO stock at closing of the merger for services rendered.

No Fairness Opinion Will Be Sought For This Merger.

Although the terms of the merger,  including the ratios upon which AMDI and
NISCO  stock  will be  exchanged  for New NISCO  stock,  were the result of arms'  length  negotiations  between  representatives  of AMDI  and  NISCO, neither the terms of the merger nor the exchange  ratios were determined on the basis of an independent appraisal,  or a third-party opinion concerning the relative values of business and assets of AMDI or NISCO.

The New NISCO  Charter  Documents  And  Delaware Law May Inhibit A Takeover
That Stockholders May Consider Favorable.

Provisions in the Certificate of  Incorporation  of New NISCO and Bylaws of
New NISCO and  Delaware  law could  delay or prevent a change of control or change in management that would provide  stockholders with a premium to the market  price of  their  New  NISCO  common  stock.  The  authorization  of undesignated  preferred stock,  for example,  will give the New NISCO board of  directors  the  ability to issue  preferred  stock with voting or other rights or  preferences  that  could  impede the  success of any  attempt to change  control  of  New  NISCO.  If a  change  of  control  or  change  in management  is delayed or  prevented,  this  premium may not be realized or the market price of the New NISCO common stock could decline.

No Dividends.

NISCO has never paid any  dividends and there are no plans to pay dividends by New NISCO in the future.  New NISCO  anticipates  that any profits  from operations  will  be  used to  further  the  growth  of New  NISCO  for the foreseeable future.

Risks Relating to New NISCO's Business

NISCO has a limited operating history and has not achieved profitability.

NISCO  commenced  operations  in January  1999 and,  therefore,  has only a limited  operating  history upon which its business  and  prospects  can be evaluated.  Moreover,  although NISCO has experienced rapid revenue growth, it has yet to operate  profitably.  NISCO  expects  its  revenue  growth to continue.  However,  NISCO's limited operating history makes the prediction of future operating  results  difficult,  and its business may not generate sufficient cash from operations in future periods.

NISCO May Need Additional Financing, The Availability Of Which Is Unknown

The  cash  resources  of  AMDI  and  NISCO  are  limited.  A  condition  to completion  of the  merger is that AMDI  have cash  assets of a minimum  of
$100,000.   Although  NISCO's  revenues  have  increased  substantially  in recent periods, it has not operated  profitably,  and there is no assurance it  will  be  able  to do so.  NISCO  intends  to  expand  its  operations, including  operations  outside  the United  States.  NISCO also  intends to pursue acquisition opportunities.  Accordingly,  it is difficult to predict with certainty  NISCO's future cash  requirements.  NISCO  anticipates that it may need or that it will be desirable to raise  additional  funds during the next 12  months.  NISCO  may not be able to raise  additional  funds in the future  or, if  available,  additional  funds may not be  available  on terms that are acceptable to management.  Further,  if additional funds are raised through the issuance of equity or convertible debt  securities,  the percentage  ownership  of the New NISCO  stockholders  would be reduced and these  securities might have rights,  preferences and privileges  senior to those  of  the  persons  who  will  become  stockholders  of New  NISCO  in connection  with  the  merger.  If  adequate  funds  are not  available  on acceptable  terms,  operations  may not be expanded  and the  business  and financial condition of New NISCO may be adversely affected.

The   Telecommunications   Infrastructure   Service   Industry   Is  Highly
Competitive and Potential  Competitors Face Few Barriers To Entry.  NISCO's
Inability To Compete  Successfully  Could  Adversely  Affect Its Results Of
Operations.

The  telecommunications  industry in highly  competitive and NISCO competes with other  companies  in most of the markets in which it  operates.  NISCO may also face  competition  from  existing  or  prospective  customers  who employ in-house  personnel to perform some of the same types of services as
NISCO  provides.  There are  relatively few  significant  barriers to entry into the markets NISCO serves,  and as a result,  any organization that has adequate financial  resources and access to technical expertise may compete with NISCO.

NISCO Generates Revenue From A Concentrated  Group Of Customers,  Including
NCR  Corporation.  If NISCO Loses  These  Customers,  Its  Revenue  Will Be
Negatively Affected.

NISCO's  customer  base is highly  concentrated  and its key  customers may change  from  year to  year.  It  receives,  and  expects  to  continue  to receive,  a substantial  portion of its total revenues and operating income from a concentrated  group of customers,  including NCR Corporation.  If it loses  NCR,  or any other of its key  customers,  and is unable to  replace them, its business,  financial  condition and results of operations will be materially adversely affected.

To  Successfully  Operate  Its  Business,  NISCO  Must  Keep Up With  Rapid
Technological Changes In The Telecommunications Industry.

The   telecommunications   industry   is  subject   to  rapid   changes  in
technology.  Wireline  systems used for the  transmission  of video,  voice and data are subject to  potential  displacement  by various  technologies,
including   wireless   technologies.   Other   companies  may  develop  new
technologies that allow users to enhance their telecommunications  services
without  significantly   upgrading  their  existing  networks.   These  new
technologies  could  reduce  the  need  for  wireline  services,  undermine
NISCO's  ability  to  compete  in  the   telecommunications   business  and
otherwise harm its business, financial condition and results of operations.

Reductions In Customer Orders Could Adversely Affect Operating Results.

Although NISCO is developing long term  relationships with major customers, no customer has  committed to provide any  specified  number of projects to
NISCO.  Instead,  NISCO's  workflow  tends  to  be  short-lived  and  on  a project-by-project  basis.  Accordingly,  NISCO's business can be adversely affected by customer  defections or by a general business  downturn or poor business  conditions  experienced  by  one  or  more  major  customers.  In addition,  because  NISCO's  expenses  are based on  revenue  forecasts,  a substantial  reduction  or delay  in  sales or the loss of any  significant customer could harm its business.

If NISCO Fails to Meet Performance  Deadlines Under Its Service  Contracts,
It Could Be Subject To Monetary Penalties And Termination Of The Contracts.

NISCO's  contracts  contain  performance  schedules  and  deadlines for the completion  phases of a project and the project as a whole.  The failure to meet such a deadline could result in the imposition of penalty  payments on
NISCO  and/or  termination  of the  contract,  either of which would impair
NISCO's financial results.

Rapid  Growth In NISCO's  Business  Could Strain  Managerial,  Operational,
Financial,  Accounting And Information Systems,  Customer Service Staff And
Office Resources.

The  demands  on  NISCO's  infrastructure,  technical  staff and  technical resources  have grown  rapidly.  From  January 1, 2000 to January 15, 2001, the number of  full-time  employees of NISCO grew from  approximately  5 to approximately  43.  NISCO will need to  continually  improve its  financial
and  managerial   controls,   billing  systems,   reporting  systems,   and
procedures,  as well as  continuing  to  expand,  train and manage its work force. If NISCO is unable to manage its growth  effectively,  the business,
financial   condition  and  results  of  operations   could  be  materially
adversely affected.

The  Success Of New NISCO Will  Depend On Its Ability To Attract And Retain
Highly Qualified Management And Technical Personnel.

The  success  of NISCO  depends in large  part on the  contribution  of its senior  management team,  development of its technology,  and its sales and marketing  personnel.  In particular,  Anthony J. DeBella, the Chairman and
Chief Executive  Officer of NISCO,  has been  instrumental in the growth of
NISCO.  It is a condition  to the merger  closing  that NISCO enter into an employment  agreement  with  Mr.  DeBella.  New  NISCO  will  face  intense competition  in hiring and  retaining  personnel  from a number of sectors, including  telecommunications,  technology and internet companies.  Many of these companies have greater  financial  resources than New NISCO will have to attract and retain  qualified  personnel.  If New NISCO fails to attract new  personnel or retain and  motivate the current  personnel of New NISCO, the  business,  financial  condition and results of operations of New NISCO could be expected to be materially adversely affected.

Expansion  Into Foreign  Markets  Could Expose New NISCO To Risks Not Faced
In Business Conducted In The United States.

NISCO has been  performing  some  international  projects and expanding its network of customer service  representatives  to accommodate these demands.
NISCO intends to operate a subsidiary  corporation  in the United  Kingdom, and to pursue opportunities in other countries.  Significant  international business  operations  will expose New NISCO to a number of risks that NISCO has not  had to  address  in its  United  States  operations.  These  risks include challenges and costs inherent in managing geographically  dispersed
operations,   difficulties  in  finding  and  managing   customer   service
representatives  as well as protectionist  laws and business practices that favor local competitors.  In addition,  New NISCO may encounter economic or political  instability in some international  markets. New NISCO can expect to encounter  substantial  additional expense in complying with diverse and changing  governmental  laws and regulations  outside the United States. If
New NISCO is  unsuccessful  in addressing  these risks,  its  international business will not achieve the revenue or profits expected.

NISCO Intends To Explore  Acquisition  Opportunities  Which Could  Distract
Management, Increase Expenses And Adversely Affect New NISCO's Business.

New NISCO  intends to consider  acquisitions  of  complimentary  companies, including  companies which serve as customer  service  representatives  for
NISCO.  Although NISCO  believes that an acquisition  strategy would enable it to improve its  financial  results,  there can be no assurance  that the strategy will be successful,  that the anticipated benefits of the strategy will be realized,  that management  would be able to implement the strategy on a timely  basis,  or that  losses  would not be  incurred in the future.
There  can  be  no  assurance  that  New  NISCO's   management   team  will
effectively  be able to  oversee  the  combined  entity and  implement  New
NISCO's business  strategy.  The cost of integration  could have an adverse
effect  on  short-term   operating   results.   Such  costs  could  include
severance payments,  restructuring charges associated with the acquisitions and  expenses  associated  with the  change  in  control.  There  can be no assurance  that  New  NISCO  will be able to  anticipate  all the  changing
demands  the  acquisitions   will  impose  on  its  management   personnel,
operational and management  information systems and financial systems.  The integration  of newly  acquired  companies  may also lead to  diversion  of management  attention from other ongoing business  concerns.  Any or all of these  factors  could  have  a  material  adverse  effect  on  New  NISCO's business, financial condition and results of operations.

Risks Related To Acquisition Financing; Leverage.

The timing,  size and success of New  NISCO's  acquisition  efforts and any associated  capital  commitments  cannot be  readily  predicted.  New NISCO currently  intends to finance  future  acquisitions  by using shares of its stock, cash,  borrowed funds (including the issuance of promissory notes to the sellers of the companies to be acquired) or a combination  thereof.  If
New  NISCO's  stock does not  maintain a  sufficient  market  value,  or if potential  acquisition  candidates are otherwise  unwilling to accept stock as part of the consideration  for the sale of their  businesses,  New NISCO may be required to use more of its cash  resources or more borrowed  funds, in each case if available,  in order to acquire  companies  targeted in the
future  for   acquisition  by  New  NISCO.  If  New  NISCO  does  not  have sufficient  cash  resources,  its growth could be limited unless it is able to obtain additional  capital through debt or equity  financing.  There can be no  assurance  that New  NISCO  will be able to  obtain  any  additional financing  that it may need for future  acquisitions  on the terms that New
NISCO deems acceptable.

                        Forward-Looking Information

This  proxy  statement  contains  certain  forward-looking  statements  and information  relating  to AMDI,  NISCO and New NISCO  that are based on the beliefs  of  management,  as well as  assumptions  made by and  information currently  available to  management.  Such  forward-looking  statements are principally  contained in and include,  without  limitation,  plans for the business of New NISCO,  including expansion into new markets and pursuit of acquisition  opportunities.  In  addition,  in those and other  portions of the proxy  statement,  the words  "anticipates,"  "believes,"  "estimates,"
"expects,"  "plans," "intends" and similar  expressions,  as they relate to
New  NISCO  or  its  management,  are  intended  to  specifically  identify forward-looking  statements.  Such statements  reflect the current views of management  with respect to future events and are subject to certain risks, uncertainties,  and  assumptions,  including the risk factors  described in this proxy statement.  In addition to factors  described  elsewhere in this proxy statement,  the factors listed under the caption "Risk Factors" could cause  actual  results to differ  materially  from those  expressed  in any
forward-looking   statement.   Should  one  or  more  of  these   risks  or
uncertainties  materialize,  or should  any  underlying  assumptions  prove incorrect,  actual results may vary materially from those described  herein as anticipated, believed, estimated or expected.

AMDI  shareholders  are  cautioned  not to place  undue  reliance  on these forward  looking  statements,  which  speak  only  as of the  date  of this document.  All  subsequent  written  and oral  forward  looking  statements attributable  to AMDI or NISCO,  or any person  acting on their  behalf are
expressly  qualified  in  their  entirety  by  the  cautionary   statements
contained  or  referred  to in this  section.  Neither  AMDI,  NISCO or New
NISCO  undertakes any obligation to release publicly any revisions to these forward  looking  statements to reflect events or  circumstances  after the date of this document or to reflect the occurrence of unanticipated events.

                            The Special Meeting

Date, Time And Place

A special  meeting of AMDI  shareholders  will be held at 2:00 P.M.,  local time,  on March 20,  2001,  at 1660  Lincoln  Street,  Suite 1900,  Denver,
Colorado  80264.  We are sending this proxy  statement to you in connection with the  solicitation  of  proxies  by the AMDI  Board for use at the AMDI special meeting and any adjournments of the AMDI special meeting.

Purpose

The  purpose of the AMDI  special  meeting is to  consider  and vote on the proposal to approve the  proposed  merger  pursuant to which AMDI and NISCO would be merged into Applied  Medical  Merger Corp.,  a  corporation  newly formed  by  AMDI  to be  the  surviving  corporation  in the  merger.  Upon completion  of the merger,  the name of the surviving  corporation  will be changed to NISCO Systems, Inc. ("New NISCO").

AMDI Board Recommendation

The AMDI Board has  concluded  that the  proposal is  advisable  and in the best interest of AMDI and its  shareholders  and has  unanimously  approved
and  adopted  the  proposal.   Accordingly,   the  AMDI  Board  unanimously
recommends that all AMDI shareholders vote "FOR" approval of the proposal.

Record Date, Outstanding Shares And Voting Rights

The AMDI Board has fixed the close of  business  on February 6, 2001 as the record date for the AMDI  special  meeting.  Only holders of shares of AMDI common  stock on the record  date are  entitled to notice of and to vote at the AMDI special meeting.  There are 65,977,800  outstanding shares of AMDI common stock held by  approximately  9,670  holders of record.  At the AMDI special  meeting,  each share of AMDI common  stock will be entitled to one vote on all  matters.  Votes  may be cast at the AMDI  special  meeting  in person or by proxy.

Vote Required; Quorum

The representation, in person or by proxy, of the holders of a one-third of the  shares  of AMDI  common  stock  entitled  to vote at the AMDI  special meeting is  necessary to  constitute a quorum at the AMDI special  meeting.
Shares  represented  by a proxy  marked  "abstain"  on any  matter  will be considered  present for purposes of  determining  a quorum and for purposes of calculating  the vote, but will not be considered to have voted in favor of the  proposal.  Therefore,  any  proxy  marked  "abstain"  will have the effect of a vote against the matter. The affirmative vote of the holders of the  majority  of the  outstanding  shares  of AMDI  common  stock  will be required to approve the proposal.

If a broker or nominee  holding  shares of record for a customer  indicates that it does not have  discretionary  authority  to vote as to a particular matter,  those shares,  which are referred to as broker non-votes,  will be considered  present at the special  meeting for purposes of  determining  a quorum and for  purposes  of  calculating  the vote.  Brokers  or  nominees holding  shares of record for customers will not be entitled to vote on the proposal  unless they receive  voting  instructions  from their  customers.
Accordingly,  broker  non-votes  will not be voted in favor of  approval of the proposal,  meaning that shares  constituting broker non-votes will have the same effect as shares voted against approval of the proposal.

Voting Of Proxies

All  shares  of AMDI  common  stock  that  are  entitled  to  vote  and are represented  at the AMDI  special  meeting  by  properly  executed  proxies received  prior to or at the  special  meeting,  and not  revoked,  will be voted in accordance with your  instructions.  If you sign your proxy but do not give voting  instructions  , the shares  represented by that proxy will be voted as recommended by the AMDI Board.  Accordingly,  such proxies will be voted "FOR" approval of the proposal.

The AMDI Board does not know of any matters  other than those  described in the  notice  of the  AMDI  special  meeting  that  are to come  before  the meeting.  If any other  matters are properly  presented at the AMDI special meeting for consideration,  including, among other things, consideration of a motion to adjourn or postpone  the meeting to another  time and/or  place for the purposes of soliciting  additional  proxies or allowing  additional time for the  satisfaction  of conditions to the merger,  the persons named in the proxy  will have  discretion  to vote on such  matter in  accordance with their best judgment.

How You May Revoke Or Change Your Vote

You may  revoke  your proxy at any time  before it is voted at the  special meeting by:

o     Sending written notice of revocation to the secretary of AMDI;

o     Submitting a later dated proxy; or

o     Attending the special meeting and voting in person.

You should send any written  notice of revocation  or  subsequent  proxy to
Applied  Medical  Devices,  Inc.,  7315 East  Peakview  Avenue,  Englewood,
Colorado  80111,   Attention:   Secretary,   or  hand  deliver  it  to  the
secretary  of AMDI at or before the taking of the vote at the AMDI  special meeting.  If you have  instructed  a broker to vote your  shares,  you must follow directions  received from the broker in order to change your vote or to vote at the AMDI special meeting.

Costs of Solicitation

AMDI will pay for  preparing,  printing and mailing  this proxy  statement.
Proxies may be  solicited  personally  or by telephone or by other means of
communication   by  directors,   officers  and  employees  of  AMDI.  These
directors,  officers and employees  will not be  additionally  compensated, but may be reimbursed for reasonable  out-of-pocket  expenses in connection with the solicitation.  AMDI intends to reimburse banks,  brokers and other custodians,  nominees and  fiduciaries for their costs of sending the proxy materials to beneficial owners of the shares.

                                The Merger

AMDI's Reasons For The Merger

AMDI has had no business  operations for several years and has been engaged in the investigation of business  opportunities with the goal of attempting to effect a  business  combination  with  another  entity to  maximize  the return on its assets.

The  directors  of AMDI  believe that a merger with NISCO would enable AMDI to  be  actively  engaged  in  an  existing,  on-going  business  that  the directors of AMDI believe has growth potential.

Accounting Treatment

For  financial  statement  purposes,  this  business  combination  will  be
accounted  for  as  an  additional   capitalization  of  NISCO  (a  reverse
acquisition in which NISCO is the  accounting  acquirer) and the historical financial  statements  prior to the  acquisition  are those of  NISCO.  For
legal  purposes,   New  NISCO  is  considered  the  surviving  entity.  The
14,746,500  weighted average shares outstanding  reflected in the pro forma statement of  operations  reflect  only those shares of New NISCO's  common stock  outstanding  immediately after the reverse  acquisition.  The common stock  outstanding  represents  shares  issued  primarily to AMDI and NISCO shareholders at the agreed upon conversion rates.

Tax Consequences To AMDI Shareholders and AMDI

The  following  outlines  the material  United  States  federal  income tax consequences  of the  merger  and is not a  complete  analysis  of all  tax effects  of the  merger.  The  discussion  does not  address  the effect of state,  local or non-U.S.  tax laws, or the effect of any U.S.  federal tax laws other than those pertaining to United States federal income tax.

This  outline is based upon  current  law and  various  other  assumptions, including representations made by AMDI and NISCO.

o     The merger is  expected  to qualify  as a  reorganization  within the meaning of Section 368(a) of the Internal Revenue Code.

o     As a  reorganization  under  Section  368(a) of the Code,  no gain or loss  will be  recognized  by AMDI  shareholders  as a result  of the merger.

o     No  gain  or  loss  will be  recognized  by  AMDI  shareholders  upon conversion  of AMDI  common  stock  into  shares of New NISCO  common stock.

o     The  aggregate tax basis of the shares of New NISCO common stock that are  received by an AMDI  stockholder  in the merger will be the same as the aggregate tax basis of the shares of AMDI common stock.

The conclusions  expressed above are based on current law and other various assumptions.  Future  legislative,  administrative  or judicial  changes or interpretations,  which can apply retroactively,  could affect the accuracy of those conclusions.  No rulings have or will be  sought from the Internal
Revenue Service concerning the tax consequences of the merger, nor will any legal opinions be obtained.

The  discussion  does not address all of the tax  consequences  that may be relevant to particular  taxpayers in light of their personal  circumstances or  to  taxpayers  subject  to  special  treatment  under  the  Code.  Such
taxpayers  include  non-U.S.  persons,   insurance  companies,   tax-exempt
entities,  retirement plans,  dealers in securities,  banks and persons who acquired AMDI stock  pursuant to the exercise of employee  stock options or otherwise as compensation.

Because  of  the   complexity  of  the  tax  laws,   and  because  the  tax
consequences to any particular AMDI  stockholder may be affected by matters not discussed  above,  each AMDI stockholder is urged to consult a personal tax advisor with respect to the specific tax  consequences of the merger to him taking into account his own  particular  circumstances,  including  the applicability and effect of state, local and non-U.S.  tax laws, as well as federal tax laws.

No Appraisal Rights

Under  Colorado  law,  a  stockholder  of a  corporation  participating  in certain major corporate transactions may, under varying  circumstances,  be entitled  to  appraisal  rights  pursuant  to which  such  stockholder  may receive  cash in the amount of the fair market  value of the  stockholder's shares  in  lieu  of the  consideration  the  stockholder  would  otherwise receive in the transaction.

However,  it is provided under  Colorado law that appraisal  rights are not available  with respect to a merger by a  corporation  (such as AMDI) whose shares are held by more than 2,000  stockholders,  if  stockholders of such corporation  receive  only  shares  of  the  surviving  corporation  in the merger.  As a result,  the AMDI  stockholders  have no appraisal  rights in connection with the merger.

Interests of AMDI Executive Officers and Directors and Others

Allan K. Lager,  Gary  Brunner and Kenneth E.  Shearer,  the  officers  and directors  of AMDI,  will  each  receive  14,  757  shares  of New NISCO at closing  for their  services  rendered to New NISCO.  None of the  officers and  directors  of  AMDI  will  serve  as an  officer  or on the  board  of
directors  of  New  NISCO,   nor  will  they  enter  into  any   employment
arrangements  with New NISCO.  Gregory  Pusey,  a consultant to AMDI,  will receive  88,546  shares  of New  NISCO  and four  persons  who aided in the introduction of the companies will receive an aggregate of 14,757 shares.

AMDI Officer and Director Compensation

Allan K. Lager receives  compensation in the amount of $200 per month.  The other officers and directors of AMDI have received no compensation  for the past  several  years,  except  for a payment  of $1,000 to each of Allan K.
Lager,  Gary  Brunner and  Kenneth E.  Shearer in  November  2000.  Gregory
Pusey received  compensation in the amount of $52,065 for assisting AMDI in the sale of a contingent asset.

Resales Of New NISCO Common Stock

All shares of New NISCO common stock issued in  connection  with the merger have been  registered  under the Securities  Act of 1933.  These shares may be traded freely and without  restriction by those  stockholders not deemed to be affiliates  of AMDI prior to the date of the AMDI meeting,  or of New
NISCO   following  the  effective  time  of  the  merger.   Affiliates  are
generally  defined as persons who control,  are  controlled by or are under common  control  with  AMDI at the time of the AMDI  meeting  or New  NISCO following the effective time.

New NISCO has registered with the SEC, and this proxy  statement/prospectus covers the resale of New NISCO  common stock by those  officers,  directors and other  stockholders  who may be affiliates of New NISCO for purposes of
Rule 145 under the Securities  Act. Each director and executive  officer of
New NISCO may not sell,  pledge,  transfer or otherwise  dispose of any New
NISCO common stock  issued in the merger,  except  pursuant to an effective registration  statement under the Securities Act or in compliance with Rule
144 or 145 or another  exemption from the registration  requirements of the
Securities Act.

Resale  restrictions  under Rule 144 under the Securities Act will apply to all  affiliates  of New NISCO,  including the officers and directors of New
NISCO.  An  affiliate of New NISCO must notify the SEC of all sales made in
New NISCO common stock and all sales must be made in  compliance  with Rule
144's  manner of sale  requirements.  In addition,  during any  three-month period,  an affiliate may not sell more than one percent of the outstanding stock of New NISCO.

                           The Merger Agreement

The following is a brief  summary of the material  provisions of the merger agreement.  A copy of the merger  agreement,  as  amended,  is  attached as
Annex A and forms a part of this proxy  statement/prospectus.  The  summary is qualified in its entirety by reference to the merger agreement.  We urge all of the AMDI  shareholders to read the merger  agreement in its entirety for a more complete description of the terms and conditions in the merger.

It is provided in the merger  agreement  that NISCO and AMDI will be merged with and into Applied  Medical Merger Corp., a corporation  recently formed by AMDI to be the surviving  corporation on the merger.  Upon completion of the merger,  the name of Applied  Medical  Merger Corp.  will be changed to
NISCO Systems,  Inc. ("New NISCO").  The merger will become effective after all  conditions  in the  merger  agreement  are met,  including  receipt of approval  of the  shareholders  of AMDI,  and  after  AMDI and  NISCO  file
Articles of Merger with the Delaware Secretary of State.

Conversion Of Securities

At the effective time of the merger,  AMDI shareholders will receive 0.0222 shares of New NISCO  stock for each share of AMDI stock they own,  and will own  approximately  10% of New NISCO. The current NISCO  shareholders  will receive  3.2 shares of New NISCO  stock for each share of NISCO  stock they own, and will own approximately  89% of New NISCO.  Approximately 1% of the shares of New NISCO  stock will be issued to persons  who have  assisted in the  transaction,  including  current  management  of  AMDI.  Approximately
14,750,000  shares of New NISCO stock are expected to be  outstanding  upon completion of the Merger.

At the  effective  time of the merger,  all warrants  then  outstanding  to purchase AMDI stock shall remain  outstanding  following the effective time of the merger  and cease to  represent  a right to  acquire  shares of AMDI stock  and shall be  converted  automatically  into  warrants  to  purchase shares of New NISCO stock with the number of shares and  exercise  price to be  proportionately  adjusted  to  reflect  the  exchange  ratio  set forth above.  There are  currently  outstanding  warrants to  purchase  9,028,700 shares  of  AMDI  stock  at  $.40  per  share.  These  warrants  have  been outstanding  since a public  offering  was  made by AMDI in 1983.  Although the warrants were  originally set to expire in 1984, the warrants have been extended by the Board of Directors as a current registration  statement has not been in effect to permit the exercise of the  warrants.  The AMDI Board believes that the warrant  holders should have the  opportunity to exercise
the  warrants,   notwithstanding   that  the  warrant  exercise  price  has
substantially  exceeded the market price of the AMDI stock.  The  currently outstanding  AMDI warrants will be exchanged for warrants to purchase up to
200,438  shares of New  NISCO  stock at a price of $18.01  per  share.  The warrants  will be  outstanding  for a period of 30 days from the  effective date  of the  merger.  If not  exercised  within  such 30 day  period,  the warrants will expire.

NISCO has  granted  options to  purchase  up to  1,330,000  shares of NISCO stock at  exercise  prices  ranging  from $2.50 to $2.75 per share.  At the effective  time of the merger,  all options  then  outstanding  to purchase
NISCO stock shall remain  outstanding  following the effective  time of the merger and cease to represent a right to acquire  shares of NISCO stock and shall  convert  automatically  into  options to purchase the same number of shares  of New  NISCO  stock at the same  exercise  price  per share as the options to purchase  NISCO stock prior to the effective  time of the merger and shall  otherwise be subject to the same terms and  conditions  as under
NISCO's  2000 Stock  Incentive  Plan.  It is the  intention  of the parties that the options  qualify  following  the  effective  date of the merger as incentive  stock  options  as  defined  in  Section  422 of the Code to the extent  permitted  under  Section  422 of the  Code and to the  extent  the options  qualified as incentive  stock options prior to the effective  time of the merger.

Representations and Warranties

The merger agreement contains  representations  and warranties of AMDI that are  customary for a  transaction  of this nature  relating to, among other things:

o     AMDI's   capitalization  and  authority  to  enter  into  the  merger agreement;

o     The accuracy of AMDI's financial statements;

o     Material  liabilities or obligations incurred by AMDI as of September
      30, 2000, other than in the ordinary course of business; and

o     The absence of any  material  adverse  effect of the business of AMDI since September 30, 2000.

The merger agreement also includes  representations and warranties by NISCO as to:

o     NISCO's organization,  capitalization and authority to enter into the merger agreement;

o     The accuracy of NISCO's financial statements;

o     Material   liabilities  or  obligations   incurred  by  NISCO  as  of
      September 30, 2000, other than in the ordinary course of business;

o     The absence of any material  adverse  effect of the business of NISCO since September 30, 2000;

o     Permits and intangibles;

o     Environmental matters;

o     Title to NISCO's owned and leased personal property;

o     The validity of NISCO's material contracts;

o     Title to NISCO's leased real property;

o     Insurance;

o     Employee benefit and labor matters;

o     Compliance with laws;

o     The absence of litigation; and

o     Tax matters.

Conduct Of Business Prior To The Merger

AMDI has agreed that prior to the  merger,  it will  operate  its  business consistent  with past  practices  and NISCO has  agreed  that  prior to the merger,  it will operate its business  consistent  with past  practices and use reasonable  efforts to preserve  intact its business  organization  and relationships  with  suppliers  and  customers  and to keep  available  the services of key employees.

In addition,  the merger  agreement  places  specific  restrictions  on the ability of AMDI and NISCO to:

o     Amend their charter documents;

o     Declare or pay dividends;

o     Enter  into  material   contracts,   or  make   substantial   capital
      expenditures;

o     Permit additional encumbrances on assets;

o     Dispose of material properties;

o     Make material acquisitions; and

o     Enter  into  any  transaction  outside  the  ordinary  course  of its business or prohibited under the merger agreement.

It is  also  provided  in the  merger  agreement  that  each  company  will
maintain  or  reduce  present  salaries  and  commission   levels  for  all
officers, directors,  employees or agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

Limitation On Discussing Or Negotiating Other Acquisition Proposals

AMDI has agreed  that it will not  solicit,  initiate,  participate  in any discussions  pertaining to, or furnish any  information to any person other than  NISCO  or  its  authorized  agents,  concerning  any  acquisition  or purchase  of all or a  material  amount of the  assets  of,  or a  majority
equity   interest  in,  AMDI  or  a  merger,   consolidation   or  business
combination  of  AMDI.  NISCO  has  agreed  to the same  restrictions  with respect to itself.

Conditions Of The Merger

Conditions To The Obligation Of Each Party

The  obligations  of each party to  complete  the merger are subject to the following conditions:

o     The  shareholders  of AMDI shall have  approved  the proposal in this proxy statement/ prospectus;

o     No action or proceeding  shall have been  instituted or threatened to restrain or prohibit the completion of the merger;

o     All consents and  approvals in connection  with the merger  agreement shall have been obtained;

o     Anthony J. DeBella,  the President of NISCO,  shall have entered into a non-competition and employment agreement.

Conditions To The Obligations Of AMDI

o     The  representations  and  warranties of NISCO and Mr. DeBella in the merger  agreement shall be true and correct in all material  respects as of the date of the merger agreement and as of the closing date;

o     All  proceedings  taken by NISCO under the merger  agreement  and all documents,  instruments and certificates delivered by NISCO under the merger  agreement  shall  be  reasonably  satisfactory  in  form  and substance to AMDI and its counsel;

o     No material adverse effect with respect to NISCO shall have occurred.

Conditions To The Obligations Of NISCO

o     The  representations  and warranties of AMDI in the merger  agreement shall be true and correct in all material  respects as of the date of the merger agreement and as of the closing date;

o     All  proceedings  taken by AMDI  under the merger  agreement  and all documents,  instruments and certificates  delivered by AMDI under the merger  agreement  shall  be  reasonably  satisfactory  in  form  and substance to NISCO and its counsel;

o     No  material  adverse  effect  with  respect to AMDI or Merger  Corp.
      shall have occurred; and

o     As of the  closing  date,  AMDI shall have net assets of a minimum of
      $100,000.

Termination

The merger  agreement  may be terminated at any time prior to completion of the merger,  whether before or after approval by the AMDI shareholders,  by the mutual  consent of the parties to the merger  agreement or by any party if the merger has not occurred by March 30, 2001.  In addition,  the merger agreement may be terminated if a party is in material  breach of the merger agreement, and such breach has not been cured.

                 Unaudited Pro Forma Financial Statements

The  unaudited  pro forma  balance  sheet as of  September  30,  2000 gives effect to the merger among NISCO,  AMDI and New NISCO  effective  September
30, 2000.

The  unaudited  pro  forma   combined   statement  of  operations  for  the
nine-month  period  ended  September  30,  2000 gives  effect to the merger transaction among NISCO, AMDI and New NISCO effective January 1, 2000.

These  unaudited  pro forma  financial  statements  include the related pro forma adjustments  described in the notes thereto.  The transactions  among
NISCO,  AMDI  and  New  NISCO  have  been  accounted  for as an  additional capitalization  of NISCO  (similar to a reverse  acquisition in which NISCO is the  accounting  acquirer),  with  no  step up in  basis  to the  assets acquired.  In  connection  with  the  merger,  the  name  of the  surviving entity  will be  changed  to NISCO  and as such,  NISCO is  considered  the
surviving   entity.   These  pro  forma   statements  are  not  necessarily
indicative  of the  results of  operations  as they might have been had the transactions become effective on the above-mentioned dates.

AMDI's  fiscal year end is April 30,  2000.  For purposes of this pro forma balance  sheet,  AMDI's period ended October 31, 2000 will be combined with
NISCO's  period  ended  September  30,  2000 and  analyzed  as a pro  forma combined  balance sheet as of September 30, 2000.  For purposes of this pro forma statement of operations,  AMDI's  six-month  period ended October 31,
2000 will be adjusted to a  nine-month  period  ended  October 31, 2000 and combined  with  NISCO's  nine-month  period  ended  September  30, 2000 and analyzed  as a pro forma  combined  statement  of  operations  for the nine months  ended  September  30,  2000.  New  NISCO's  fiscal year will end on
December 31.

The unaudited pro forma  combined  financial  statements  should be read in conjunction  with the separate  historical  financial  statements and notes thereto of NISCO and AMDI.

                                 New NISCO
                Unaudited Pro-Forma Combined Balance Sheet

                                                          Applied
                              Applied     NISCO           Medical
                              Medical   Systems, Inc.   Devices, Inc.
                              Merger    September 30,    October 31,                                   Adjusted
                               Corp.       2000             2000          Total      Adjustments         Total
                             --------   -------------   -------------   ----------   -----------      -----------
           Assets
Current assets
  Cash                       $     10   $     279,552   $     250,348   $  529,910   $        -       $   529,910
  Accounts receivable              -        1,348,736              -     1,348,736            -         1,348,736
  Prepaid expenses                 -           40,257              -        40,257            -            40,257
  Inventory                        -           18,592              -        18,592            -            18,592
                             --------   -------------   -------------   ----------   -----------      -----------
      Total current assets         10       1,687,137         250,348    1,937,495            -         1,937,495

Property and equipment             -          171,903              -       171,903            -           171,903

Other assets
  Deposits                         -            9,878              -         9,878            -             9,878
                             --------   -------------   -------------   ----------   -----------      -----------
Total assets                 $     10   $   1,868,918   $     250,348   $2,119,276   $        -       $ 2,119,276
                             ========   =============   =============   ==========   ===========      ===========

    Liabilities and Stockholders' Equity
                 (Deficit)

Current liabilities
  Line-of-credit             $     -    $      22,074   $          -   $    22,074   $        -       $    22,074
  Accounts payable                 -          346,032              -       346,032            -           346,032
  Accrued expenses                 -           22,044          55,209       77,253            -            77,253
  Current portion of
   long-term debt                  -          126,627              -       126,627            -           126,627
  Current portion of capital
   lease obligation                -            7,357              -         7,357            -             7,357
                             --------   -------------   -------------  -----------   -----------      -----------
      Total current
       liabilities                 -          524,134          55,209      579,343            -           579,343

Long-term debt, net of
current portion                    -               -               -            -             -                -
Long-term capital lease
 obligation, net of current
 portion                           -           11,014              -        11,014            -            11,014
                             --------   -------------   -------------  -----------   -----------      -----------
      Total liabilities            -          535,148          55,209      590,357            -           590,357
                             --------   -------------   -------------  -----------   -----------      -----------

Stockholders' equity
(deficit)
  Common stock                     -           34,913         659,778      694,691      (679,944)(1)       14,747
  Additional paid in capital       10       2,565,015       4,172,128    6,737,153    (3,956,823)(1)    2,780,330
  Retained
   earnings/(accumulated           -       (1,266,158)     (4,636,767)  (5,902,925)    4,636,767 (1)   (1,266,158)
   deficit)
                             --------   -------------   -------------  -----------   -----------      -----------

      Total stockholders'
       equity (deficit)            10       1,333,770         195,139    1,528,919            -         1,528,919
                             --------   -------------   -------------  -----------   -----------      -----------

Total liabilities and
 stockholders' equity        $     10   $   1,868,918   $     250,348  $ 2,119,276   $        -       $ 2,119,276
                             ========   =============   =============  ===========   ===========      ===========

(1) To record the recapitalizations of the acquirer as a result of the merger.

                                 New NISCO
           Unaudited Pro-Forma Combined Statement of Operations

                                                           Applied
                                            NISCO          Medical
                                        Systems, Inc.   Devices, Inc.
                             Applied       Nine             Nine                                Adjusted
                             Medical    Months Ended    Months Ended
                             Merger     September 30,   October 31,
                              Corp.         2000            2000          Total      Adjustments         Total
                             --------   -------------   -------------  -----------   -----------      -----------
Sales                        $     -    $   3,181,767    $         -   $ 3,181,767   $        -       $ 3,181,767

Cost of sales                      -        2,429,172              -     2,429,172            -         2,429,172
                             --------   -------------   -------------  -----------   -----------      -----------

Gross profit                       -          752,595              -       752,595            -           752,595

Selling, general and
 administrative expenses           -       (1,493,553)        (97,017)  (1,590,570)           -        (1,590,570)

Operating loss                     -         (740,958)        (97,017)    (837,975)           -          (837,975)

Realized gain on marketable
 securities                        -               -          154,972      154,972            -           154,972

Interest (expense) income          -          (10,757)          4,424       (6,333)           -            (6,333)
                             --------   -------------   -------------  -----------   -----------      -----------

Net loss                     $     -    $    (751,715)  $      62,379  $  (689,336)  $        -       $  (689,336)
                             ========   =============   =============  ===========   ===========      ===========

Loss per share, basic and
diluted                            -               -               *            -             -              (.05)
                             ========   =============   =============  ===========   ===========      ===========
Weighted average shares
 outstanding                      100              -       65,977,800           -             -        14,746,500
                             ========   =============   =============  ===========   ===========      ===========

* Less than $(.01)

                             Business Of AMDI

AMDI,  which  originally   operated  in  the  medical  products   industry,
discontinued  operations in that industry in 1986 due to continued  losses.
Since that time,  AMDI has been  engaged in the  investigation  of business opportunities with the goal of attempting to effect a business  combination with another entity.

AMDI  has  no  trademarks,   licenses,  franchises,   concessions,  royalty
agreements  or labor  contracts.  AMDI  produces  no  products,  has no key suppliers and has no backlog.  AMDI has no contracts with the United States
Government.  AMDI  has no  dependence  upon  a  single  customer,  or a few customers.  AMDI has not engaged in any research and development activities during the past two fiscal  years.  AMDI has not incurred  expenditures  in connection  with compliance with  governmental  provisions  relating to the environment.  At present, AMDI employs one person, on a part-time basis.

                             Business Of NISCO

Introduction

NISCO  was  incorporated  in  Delaware  on  January  6,  1999  as  National
Integration Specialists Corporation,  Inc. and began operations on March 1,
1999.  On  March 7,  1999,  the name was  changed  to NISCO  Systems,  Inc.
NISCO  maintains its  principal  executive  offices at 1665 Lakes  Parkway,
Suite 101,  Lawrenceville,  Georgia  30043,  where its telephone  number is
(678) 442-6778 and its facsimile number is (678) 376-0682.

NISCO  is in the  "broadband"  industry  and  is  engaged  in  the  design, engineering,  integration, installation and management of high speed voice,
video  and  data  communications  infrastructures.   The  term  "broadband"
refers to the increased capacity and higher  transmission speeds of today's convergence  networks as compared to the prior  telephone  wire systems.  A broadband  infrastructure  is a system which normally  includes fiber optic cable,  copper wiring,  interconnectivity  components and a cabinet or rack
containing  the  various  switches,   routers,   broadband   communications
equipment.   A  "quality  of  service"  hardware  interface  (equipment  to multiplex the voice transmissions,  which require higher fidelity than from the data  transmissions),  as well as other  control  equipment,  generally referred  to  as  "black  boxes" are  also  part  of a  more  sophisticated application.

NISCO obtains the  substantial portion of its business from companies which sell either  hardware or  software  where their  customers  must  have  the necessary  broadband  infrastructure  to support the hardware  or software.
NISCO will make  a site  inspection,  determine  the  site  layout  and the placement of the hardware to be connected to the system, and determine  the required capacity of the infrastructure, including the probable  variations
in demand for access to  the  system.   NISCO's engineers  then  design  an
infrastructure   which  matches  the  building  structure  and layout.  The infrastructure design is then engineered to produce the necessary  capacity and the transmission speeds. The necessary equipment (black boxes) are then integrated with the engineered infrastructure to assure  compatibility  and maintenance of the required capacity and  transmission  speeds,  as well as the  allocation  of broadband  capacity  to meet  variations in demand from different parts of the system. This infrastructure may then be pre-built at
NISCO's Lawrenceville, Georgia  site, with a complete  system  check of the cabling, wiring and equipment, or it may be built at the installation site.

While the  broadband  infrastructure  design and  installation  business is highly fragmented,  with many small, local designers and installers,  NISCO has  developed a nationwide  network of  installers  which are certified by the cable and wire  manufacturers so as to pass through the  manufacturers'
warranties  to the end  customer.  The  network  permits  NISCO to  perform multi-site projects,  across the country,  accepting the risk management of the design and  installation  so that the  customer  does not have to find,
negotiate   and  contract   with,   and  supervise   multiple   independent
installers.  For example,  a  point-of-sale  equipment  seller may contract with a chain of stores which is  multi-regional or even nationwide and then subcontract all of the design and  installation  work to NISCO.  NISCO then allocates the individual sites among its network members.

An  important   factor  in  NISCO's  risk  management  of  the  design  and installation  phase is its "Network  Operations  Center" or "NOC"  concept.
NISCO has  developed  a  proprietary  software  program  which  enables its
Project  Coordinators  to  control,  in  real  time,  from  a  NOC  at  the
Lawrenceville  site, all on-going projects.  The software,  through the use of  job-specific  codes,  permits  access to any given  project to the site owner, the site tenant, the installer,  the company selling the hardware or software requiring the installation,  NISCO's Project Coordinator,  and any others  requiring  access.  The  software  permits the  various  parties to communicate  with one another via e-mail,  suggest or authorize  additions, deletions  or other  changes to a project in process,  respond to questions from a party and  generally  be  apprised of the  progress of the  project.
This  monitoring  tool  permits  NISCO to  maintain  control  of  multiple, widely-scattered  projects  at one time and permits  NISCO to become  aware of, and react rapidly to, any problems which may develop.

Installer Network

The  installer  network  which NISCO has  assembled  currently  consists of
approximately   452  installers,   which  NISCO  calls  "Customer   Service
Representatives"  or  "CSR's.  These  CSR's are,  for the most part,  local within their own geographical  areas,  but in some cases are regional.  All of such  installers  have been  certified by the primary  manufacturers  of fiber optic  cable and copper  wiring  which  NISCO  uses.  The fiber optic cable  is  manufactured  by  Corning  Cabling  Systems  (formerly  known as
Siecor)  and the  copper  wiring is  manufactured  by  NORDX/CDT.  By using certified  installers NISCO is able to pass through to the end customer the warranty  of the  cable  or  wiring  provided  by the  manufacturer.  NISCO assigns a project to the  closest  CSR which will be able to  complete  the job within the customer's time requirements.

NISCO  has  contracts  with  each  of  its  CSR's.   NISCO   considers  its
relationship with its CSR network members to be good.

Project Management Software and Network Operations Center

NISCO employs  approximately  32 Project  Coordinators to maintain,  manage
and  monitor   NISCO's   projects   under  their   control.   Each  Project
Coordinator  is  assigned  all  sites  from a given  master  contract.  For example,  NISCO may obtain a contract from a point-of-sale hardware company which is equipping a  nationwide  restaurant  chain.  The chain may consist of  approximately  several  hundred  sites.  All sites  under  this  master contract would be assigned to a single Project  Coordinator  who is able to know all contacts and provide better service with  continuity  from site to site.  The NOC  operates  three  shifts from 8 A.M. to 5 P.M.,  9 A.M. to 6
P.M.  and 10 A.M. to 7 P.M. so as to cover the three  primary time zones in
North, Central and South America.

The Project  Management  Software was  developed by a contractor to NISCO's
specifications   and  is   proprietary   to  NISCO.   It  is  a  customized
user-oriented  software  package.  Each Project  Coordinator  is assigned a personal  access  code  which  is used to enter  the site for the  projects being  monitored  by  that  person.  Each  person  requiring  access  to  a particular  project,  or site  within  a  larger  project,  is  assigned  a personal code which  permits  access and allows for checking the status and progress of a job and communicating,  via e-mail, giving any criticisms and suggestions and making any additions, deletions or other changes.

Sources of Business and Customers

NISCO's projects come primarily from two sources:

      1.    Building  or  facility  owners   (approximately  40%  of  gross
revenues)

      2.    Sellers of hardware  or software  whose  buyers'  buildings  or facilities  require  a high  speed  system  in order  for the  hardware  or software  being sold to properly and  effectively  function  (approximately
60% of gross revenues)

In some cases,  owners of  commercial  buildings,  such as high rise office buildings,  may need the building upgraded with a high speed communications system  in  order  to  attract  and/or  retain  tenants  which  require  an infrastructure  which  supports  their high speed voice,  video and/or data communications.  In other  cases,  an  owner-tenant  wants to  upgrade  its facility to meet its own communications requirements.

NISCO obtains a larger amount of business as either a subcontractor  to, or as a referral  from,  a seller of hardware or software to a customer  which requires an upgraded communications  infrastructure.  For example, a seller of  software  for the  medical  industry  sells its  products to a chain of nursing  homes.  The  homes  all  require  installation  of  a  high  speed communications  infrastructure in order for the patient monitoring software to  function  and in order for the homes to  transmit  data to the  central database.  The seller adds the costs of such  installation  to the cost for its software and then contracts with NISCO to make the installation.

Sources of Cable, Wire and Electronic Hardware

Although  NISCO  purchases  from  selected  vendors of fiber  optic  cable,
copper  wiring,  the  necessary   interconnections  and  jacks,   cabinets,
switches,  routers,  "quality-of-service"  hardware, and the "black boxes", there are generally a number of vendors in each  category.  The  exceptions to this are for  (1) scalable  electronic  multiplexers  and (2)  voice and data switching  systems,  for each of which there is only one manufacturer,
but  for  those  NISCO  is  an  original  equipment   manufacturer   (OEM);
otherwise,  there are sufficient numbers of alternative  vendors to provide
NISCO with necessary installation components.

Employees

As of January 8, 2001 NISCO has 43  employees,  consisting of seven persons in administration  and accounting,  four persons in sales and marketing and
32 persons in operations.

Competition

There are many  businesses  in the United  States  which  offer  design and installation  services  similar  to  NISCO's.  The  majority  of these  are local, and in some cases, regional,  similar to those which make up NISCO's
CSR network,  except that they are not necessarily  certified by any of the manufacturers  and depend upon their own  resources in obtaining  customers in their local areas.

However,  there are a few major  businesses which provide these services on a nationwide  basis:  Pomeroy Computer  Resources,  Inc.  including Comtech
Telecommunications  Corp.;  Volt  Information  Sciences,  Inc.;  Black  Box
Corp.;  and  Mastec,  Inc.  All  of  these  competitors  are  substantially larger,  are  longer-established  with  better  name  recognition,  and are better financed.  All of them are reporting  companies under the Securities
Exchange Act of 1934 and  information  can be obtained  from their  filings which can be accessed from the EDGAR database at www.sec.gov.

Expansion

NISCO  has  recently  expanded  its  operation  to  include   international
projects.  International  expansion is subject to special considerations as set forth in "Risk  Factors".  NISCO also  believes  that,  in  addition to growth from  additional  sales it can grow through  selected  acquisitions.
NISCO intends to examine the synergistic  benefits of acquiring one or more of its existing  CSR's,  To date,  NISCO has no agreements,  understandings or  arrangements  to  acquire  any CSR or any other  company.  New  NISCO's willingness or ability to complete any  acquisition  will be dependent upon many factors,  including New NISCO's financial condition,  the availability of additional financing and other factors as noted in "Risk Factors".

                   Management And Principal Shareholders

Officers and Directors of New NISCO

Set forth below is  information as to the persons who are expected to serve as officers and directors of New NISCO following the merger:

        Name                   Age              Position

      Anthony J. DeBella        53        President/CEO, Director
      Steven B. Lucas           48        Vice-President of Operations,
                                           Secretary, Director
      Wayne D. Anderson         44        Vice-President of Sales &
                                           Marketing, Director
      Douglas N. Raines         43        CFO/Controller
      Robert G. Gendron         54        Director
      George F. Noeth           59        Director
      Joseph T. Pagani          63        Director
      Richard T. Siemiatkowski  61        Director

There are no family relationships between any of NISCO's directors or officers.  Biographies for the directors and officers are as follows:

Anthony J. DeBella is NISCO's  founder and has served as its  President/CEO and Chairman of our Board of Directors  since our  organization in January,
1999.  Mr. DeBella has been engaged in the  engineering  and sales sides of the  telecommunications  industry  for  about 27 years.  Following  related formal  education in  electrical  and  electronics  engineering  as well as several years of military  technical  schooling in communications  systems, he began in 1973 as the Manager of field  operations  personnel  engaged in the installation and support of multi-terminal  communications  systems and networks at General  Computer  Systems from 1973 -to 1976,  and then became the Manager of product  support  engineering  at Data  General  Corporation from 1976 -to 1982. He served as  Engineering  Manager for  development  of hardware and software for  supporting IBM BYSYNC,  SDLC,  HDLC protocols on
high  speed   communications   links  and   workstations   for   Documation
Incorporated  from 1982 -to  1983.  From 1983 to 1986,  he was  Manager  of
product  support  engineering  involved  in the  design  and  qualification analysis  of data and  telecommunications  products  such as modems,  local area networks (LANs) and wide area networks (WANs) for Harris  Corporation.
In 1983  Tony  founded  DeBella  Associates  Incorporated,  a consultant to the  industry,  and in March,  1986 Tony  founded and was the  president of
American  Fiberoptics  Incorporated  which was engaged in the  engineering, design  and  construction  of  voice,  video  and  data  systems.  He  sold
American  Fiberoptics  Incorporated in 1991 and from 1991 to 1998,  through
DeBella  Associates,  was an independent  manufacturer's  agent for Optical
Cable Corporation,  selling their premise network indoor/outdoor fiberoptic product  components.  Also  during  1997  - 1998  he  served  as  Southeast
Regional Sales Director for Draka USA  responsible  for the management of 8 states and 10 outside  sales  engineers.  From July 1998 to the founding of
NISCO,  again  through  DeBella  Associates,  he served as the  Director of
Sales/Marketing  for  Able  Integrated   Systems.   Tony  is  a  Registered
Communications  Distribution  Designer with BICSI,  the  telecommunications industry's  standards  organization,  and is both Siecor certified in Fiber
Optic  Design  for LAN's and  certified  by  NORDX/CDT  in  premise  wiring systems  integration.  He has served on  numerous  committees  for BICSI as well.

Steven B.  Lucas  joined  NISCO  shortly  after its  incorporation  as Vice
President of  Operations.  Mr. Lucas  has over 27 years  experience  in the voice/data  telecommunications industry, with substantial experience in the engineering and installation of infrastructure;  he is certified by leading
providers  of  infrastructure  components:  NORDX/CDT,   Superior/BrandRex,
Thomas  &  Betts,  and  Belden/Krone.  From  1973 to June  1991 he was with
ALLTEL  Corporation  where  he  had  increasing   responsibilities  in  the
installation  of  telecommunications  systems.  From  1988  to  1991 he was engaged in systems  sales.  From July,  1991 to December,  1992 Steve was a consultant  to the industry,  based in Atlanta.  From December 1992 to 1995 he was a  Manager  with Data  Connection  Worldwide  and its  subsidiaries,
Mayflex  Cables,  Inc.  and  Universal  Data  Networks.  In 1995 he  joined
Burnup & Sims Comm Services  (now MasTec  Comtec) as Director of Operations
and remained with the company  until August 1997 when he became  Manager of the Southeastern Division (Georgia,  Alabama,  Florida,  North Carolina and
South Carolina) for Staley Data Services.

Wayne D.  Anderson  joined  NISCO on October 2, 2000 as Vice  President  of
Sales &  Marketing,  having been a director  since July,  2000.  Trained in chemical  engineering,  Wayne  entered the  telecommunications  industry in
1985 as a Technical  Lab  Assistant/Engineering  Assistant for AT&T Network
Systems   where  he   assisted  in   qualitative/quantitative   testing  of
manufacturing  materials  used in the  production of copper and fiber optic cabling  and  related  hardware.  From  1987  to  1992  he was  an  Account
Representative  for AT&T Network  Systems with  responsibility  for selling copper and fiber  optic  products  and  systems.  In 1992 Wayne  joined the
Nortel  Cabling  Division,  now  NORDX/CDT,  as a  Regional  Sales  Manager
responsible for selling cabling  products and systems.  In 1998,  NORDX/CDT
appointed  him  as  Vice   President  -  Eastern   Regional   Sales,   with
responsibilities  to  oversee,  manage  and direct  the  overall  sales and marketing operations for the Eastern United States.

Douglas  N.  Raines  joined  NISCO on  October  2, 2000 as Chief  Financial
Officer.  Mr.  Raines  has  substantial  accounting  experience  in  varied
industries,   as  well  as  a  substantial  computer  background.   He  was
graduated  with  a  B.S.  in  Business   Administration  with  a  Major  in
Accounting  from West Virginia  University  in 1978.  From 1985 to 1987, he
was the Accounting Manager for Norcom,  Inc., a notebook and back-to-school
supplies   company.   From  1988  to  1995  he  was  the   Controller   and
Administrative  Manager of Trindel  America  Corporation,  a distributor of computerized parking revenue control systems.  From 1995 to 1999 he was the
Controller and General Manager of Associated Imports Corporation,  a marble importer and  distributor of commercial  construction  supplies.  From 1999 to joining  NISCO,  he was  Controller  of Atlanta  Fixture  and Sales Co.,
Inc., a distributor of restaurant equipment and supplies.

Robert G. Gendron, was with  Northern  Telecom  Canada  Limited from 1964 to
1990 with steadily  increasing  responsibilities;  from 1987 to 1990 he was
National  Sales  Director of the Cable Group.  From 1990 to 1994 he was the
Vice-President  of Sales for the Cable Group of Northern  Telecom Inc. From
1995 to 1996 he was Vice  President  of  Sales  IBDN/DynaTrax  for  Western
North America,  first for Northern  Telecom,  Inc. and then, for its Nortel
Division.  When  Nortel's  Cabling  Systems  Division  was  spun  off  to a subsidiary of Cabling  Design  Technologies,  Inc. in 1996 , he stayed with the Division as an employee of NORDX/CDT  where he serves as Vice President
Sales for Western  North  America.  Over the years,  and  especially  while serving with the Cable Groups and Cabling  Systems  Division,  Mr.  Gendron
has had  substantial  experience with fiber optic  products,  systems,  and applications.

Joseph T. Pagani was with the Internal  Revenue Service for 24 years,  from
1964 to 1988.  During that period,  he held numerous  positions of steadily increasing importance in the Criminal Investigation Division,  specializing in  the  investigation  and  management  of  white-collar  crimes  such  as political  corruption,  organized crime,  complex corporate fraud,  illegal tax shelters,  money  laundering and tax fraud.  When he retired in 1988 he was the Deputy Assistant Commissioner,  Criminal Investigation,  the second highest  ranking  position  in the  Criminal  Investigation  Division  with
responsibility   for  the   nationwide   program  and  budget.   Since  his
retirement,  he has been a financial  consultant  specializing  in forensic
accounting   and  private   investigations;   he  is  a  licensed   private
investigator  in the State of Georgia.  From January to October 1994 he was
the Managing Director for Forensic and Investigative  Services Practice for
Southeast  and  Mid-Atlantic  Regions  of KPMG Peat  Marwick,  based in the
Atlanta  office.  In 1992 he served as  President  of the  Certified  Fraud
Examiner  Association.  Mr.  Pagani was  graduated  by Central  Connecticut
State  University  in 1963 with a B.S. in  Accounting  and he completed the course  requirements  for an MBA at the  University  of Bridgeport in 1969.
He has been a frequent lecturer to law schools,  law  associations,  police departments,  CPA groups, and investigative and prosecutorial  agencies. In
1987 he was nominated for the  Presidential  Merit Award,  the highest form of recognition for civil service employees.

George F. Noeth was employed by NCR Corp.  from 1965 to his  retirement  in
July 2000. At the time of his  retirement he was based in the Dayton,  Ohio office,  where  he was  Area  Vice-President  with  responsibility  for the staging,  deployment  and  premise  installation  of all  installations  of hardware.  He started  his career in Customer  Services as a Field  Service
Technician  with   responsibilities  for  repair  and  maintenance  of  NCR
electronic  accounting  machines and small computers.  From 1973 to 1982 he was a Zone Manager,  supervising  Field Service  Technicians.  From 1982 to
1992 he was a District Manager with  responsibilities for services delivery in  progressively  larger  NCR  districts.  From  1992  to  1997 he was the
Regional  Director  of  the  Charlotte  Region,   with  responsibility  for
services  delivery for the ten NCR District  Offices covering the states of
North and South Carolina and portions of the states of Tennessee,  Virginia and Georgia.

Richard T.  Siemiatkowski  is an engineer  with  substantial  experience in engineering  sales in the  electronics  industry.  Since  September 2000 he has been  President of e*ECAD Inc.,  which offers a Web site which provides pay-per-use  and  pay-per-hour  access  to a  wide  range  of  chip  design software.  From 1999 until he joined  e*ECAD Inc.,  Mr.  Siemiatkowski  was
Sr.  Director of Sales for RealChip,  Inc.,  where he was  responsible  for development of the sales  operation.  From 1994 to 1999 he was the Regional
Sales Director for Phillips  Semiconductors  where he was  responsible  for
sales  of  standard  and  proprietary   integrated  circuits  to  OEMs  and
Distributors,  with a worldwide  budget  exceeding  $150  million  dollars.
From  1984  to  1994  he was the  founder,  President  and  CEO of  Silicon
Development  Corporation and Silicon  Controls which was an ASIC and system level design center in conjunction with Fujitsu,  Exar, NEC, UMC,  Plessey,
Sierra  Semiconductor  and others.  Prior to 1994, Mr.  Siemiatkowski  held various  sales  and  marketing  positions  in the  industry.  He filed  for personal bankruptcy in the Northern District of California in 1997.

Executive Compensation

NISCO  compensates  directors  by the  issuance  of 12,000  shares of NISCO common stock as a "signing  bonus" for the agreement to serve as a director and the  issuance of 1,000  shares of NISCO  common stock for each month of service as a director.  In addition,  NISCO will  reimburse  directors  for reasonable  expenses  incurred for  attendance at a meeting of the board or of a committee of the board.

During  both 1999 and  2000,  Anthony  DeBella,  the  President  and CEO of
NISCO,  has been paid  $67,500  per year.  Effective  January 1, 2001,  Mr.
DeBella's   annual  salary   increased  to  $150,000  as  provided  in  his
employment  agreement with NISCO . Mr.  DeBella's  salary will be increased
for   cost-of-living   adjustments  during  the  three  year  term  of  the
employment  agreement.  He  will  also  be  entitled  to  annual  incentive compensation  based upon an earnings per share  formula  which can increase his  base  salary  by up to an  additional  150%.  During  1999,  no  other executive  received  compensation in excess of $55,000.  During 2000, NISCO hired Wayne D.  Anderson as Vice  President  of Sales and  Marketing  at an
annual  compensation rate of $130,000.  No other executive officers receive compensation at a rate in excess of $100,000.

On September  28, 2000,  NISCO's  board  adopted an incentive  stock option plan and authorized options to various employees, including:

      Key Employee           Number of Shares         Exercise Price

      Anthony J. DeBella         500,000                  $2.75
      Steven B. Lucas            250,000                   2.75
      Wayne D. Anderson          230,000                   2.75
      Douglas N. Raines          100,000                   2.75
      Mickey Pietrocola          100,000                   2.50
      Gayle Boerrigter            50,000                   2.50
      Adam Dreyer                100,000                   2.50

Principal Shareholders

The  following   table  sets  forth  certain   information   regarding  the
anticipated  beneficial  interest of New NISCO stock by (i) each person who is  anticipated  to own  beneficially  more than 5% of the New NISCO  stock upon  completion  of the  merger,  (ii) each person who is  anticipated  to become an officer or director,  and (iii) all  officers and  directors as a group.

Name And Address Of             Number               Percentage Of
 Beneficial Owners            Of Shares(1)             Ownership

D.J. Christiansen             1,034,352                   7.01
202 Travis Street
Houston, TX  77002

Anthony J. DeBella            2,850,285                  19.32
2645 The Terrace Way
Dacula, GA  30019

Fox Law Offices, P.A.           847,600                   5.75
c/o P.O. Box 1097
Pecos, NM 87552

Helm M&A Fund, LLC            1,871,776                  12.69
c/o P.O. Box 140487
Coral Gables, FL 33114
---------------------------------------------------------------------------

Steve Jones                     766,922                   5.20
1680 Laurel Creek Dr.
Lawrenceville, GA  30043

Philip Salice                 1,034,352                   7.01
1 South Court, Bay Shore
New York 11706
---------------------------------------------------------------------------

Steven B. Lucas                 834,448                   5.66
3677 Rogers Cove
Duluth, GA  30096

Wayne D. Anderson                38,400                    .26
3854 Sentry Ridge Court
Suwanee, GA 30024

Douglas N. Raines                  ---                    ---
2680 Deer Isle Cove
Lawrenceville, GA 30044

Joseph T. Pagani                142,432                    .97
421 Oakleaf Trail
Suwanee, GA  30024

Richard Gendron                  38,400                    .26
1115 East Lakeshore Drive
Lake Stevens, WA  98258

George Noeth                     38,400                    .26
378 Timberleaf Drive
Dayton, OH  45430

Richard T. Siemiatkowski         38,400                    .26
1040-7 Continentals Way
Belmont, CA 94002

All Officers and Directors
As a Group (8 persons)        3,184,717                  21.59
---------------------------------------------------------------------------
 (1)  The number of shares  does not include  shares  which may be acquired upon exercise of options  pursuant  to options  which  may not be exercised within 60 days of  the date  of this  proxy  statement/prospectus.  Details regarding  stock  options are set forth in "New NISCO Stock Option Plan."

                      Description Of New NISCO Stock

The authorized  capital stock of New NISCO consists of 50,000,000 shares of common  stock,  $.001  par  value,  of which  100  shares  are  issued  and outstanding and 10,000,000  shares of preferred stock,  $.001 par value, of which no  shares  are  issued  and  outstanding  and of which  none will be issued  and  outstanding  at  the  effective  time  of  the  merger.  It is expected  that  approximately  14,750,000  shares of New NISCO common stock will be issued and outstanding upon the closing of the merger.

Common Stock

Each  holder of common  stock  will  have one vote for each  share  held of record,  except that in the election of directors,  he or she will have the right to vote  such  number  of  shares  for as many  persons  as there are directors to be elected.  Stockholders  are entitled to receive  dividends, if any,  declared by the board of directors out of funds legally  available therefor.  The holders of common stock have no  preemptive  or other rights to subscribe for, or to purchase,  additional  shares of common stock. Olde
Monmouth  Stock  Transfer  Co.,  Inc.  will be  appointed  to  serve as the transfer agent and registrar for the New NISCO common stock.

Preferred Stock

The board of directors is authorized by resolution to provide, out of the unissued shares of preferred stock, for the issuance of one or more series of preferred stock which may include specific terms, including:

o     The number of shares of preferred stock offered and the stated value of those shares, if different from the par value thereof;

o     The dividend rate, if any, and period and/or payment date or method of calculation thereof applicable to the preferred stock;

o     The provision for redemption, if applicable, of the preferred stock;

o     The terms and conditions, if applicable, upon which the preferred stock will be convertible into shares of stock of any other class;

o     The amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation; and

o     Any limitations of series of preferred stock.

                        New NISCO Stock Option Plan

NISCO has  granted  options to  purchase  up to  1,330,000  shares of NISCO stock at  exercise  prices  ranging  from  $2.50 to $2.75  per  share.  All options  outstanding  to  purchase  NISCO stock  shall  remain  outstanding following  the merger and cease to  represent a right to acquire  shares of
NISCO stock and shall  convert  automatically  into options to purchase the same  number of shares of New NISCO  stock at the same  exercise  price per share as the options to purchase  NISCO stock prior to the merger and shall otherwise  be  subject to the same terms and  conditions  as under  NISCO's
2000 Stock  Incentive  Plan.  It is the  intention  of the parties that the options qualify  following the merger as incentive stock options as defined in Section  422 of the Code to the extent  permitted  under  Section 422 of the Code  and to the  extent  the  options  qualified  as  incentive  stock options prior to the merger.  The options  previously  granted by NISCO and additional  options  to be granted  by New NISCO  after the merger  will be subject to the 2000 Stock Incentive Plan of New NISCO (the "Plan").

Purpose

The  purpose of the Plan is to promote the  interests  of New NISCO and its stockholders by:

>>    Attracting and retaining key employees;

>>    Providing  participants a significant stake in the performance of New
      NISCO;

>>    Providing an opportunity for  participants to increase their holdings of the common stock.

The Plan would also permit the New NISCO  Board to grant  stock  options to individual directors, if the Board decides to do so.

Administration

The Plan is  administered  by the option  committee.  The option  committee consists  of the  Board or a  committee  of the Board as the Board may from time to time designate  composed of not less than two members of the Board, each of whom  shall be a director  who is not  employed  by New NISCO.  The
option  committee   currently  consists  of  the  full  Board.  The  option
committee has the authority to select  employees and consultants to receive awards,  to determine the type of awards and the number of shares of common stock  covered by awards,  and to set the terms and  conditions  of awards.
The  option  committee  has  the  authority  to  establish  rules  for  the administration of the Plan, and its determinations and  interpretations are binding.

Eligible Participants

>>    Any employee or officer (including  executive  officers) of New NISCO or any of its subsidiaries  will be eligible for a stock option grant under  the  Plan if  selected  by the  option  committee.  There  are currently  approximately  43 employees of NISCO and its  subsidiaries who would be eligible for option grants under the Plan.

>>    Any consultant to New NISCO, including non-employee  directors,  will also  be  eligible  to  receive  option  grants  under  the  Plan  if authorized by the option committee.

Shares Authorized

The number of shares of the common stock which may be issued upon  exercise of  options  under the Plan is  currently  2,000,000,  of which  options to purchase  1,330,000  shares  will be  outstanding  upon  completion  of the merger.

Types Of Options

The option  committee  may grant stock  options that qualify as  "incentive stock  options"  under  Section 422 of the Code ("ISOs") or options that do not so qualify ("Non-ISOs").

All options granted will be subject to the following:

>>    The  exercise  price must be paid at the time the option is exercised in either cash or other shares of common stock.

>>    The  exercise  price cannot be less than the fair market value of the common stock on the grant date.

>>    The option  committee will determine the vesting  schedule of options granted under the Plan and may also impose  additional  conditions on exercise, including performance goals.

>>    Options will not be exercisable  for at least one year after they are granted,  and they  cannot be  exercised  more  than ten years  after grant.

Federal Income Tax Consequences

The  following  is a summary  of the  principal  U.S.  federal  income  tax consequences generally applicable to option grants under the Plan:

>>    The  grant of an  option is not  expected  to  result in any  taxable income for the recipient.

>>    The  holder of an ISO  generally  will have no  taxable  income  upon exercising  the ISO if certain  requirements  are met (except  that a liability may arise for  alternative  minimum tax) and New NISCO will not be entitled to a tax deduction when an ISO is exercised.

>>    Upon  exercise  of a Non-ISO,  the  holder  will  recognize  ordinary income  equal to the  difference  between  the fair  market  value of shares of common stock  acquired and the  exercise  price.  New NISCO will be entitled to a tax deduction for the same amount.

>>    The tax  consequences  upon a sale of shares  acquired in an exercise of an option  will  depend on how long the shares  were held prior to sale,  and upon whether such shares were  acquired in the exercise of an ISO or a Non-ISO.

>>    If shares  acquired upon exercise of an ISO are held for at least one year  after  exercise  and two  years  from the date that the ISO was granted,  the holder will recognize long-term capital gain or loss in an amount equal to the difference  between the option  exercise price and the sale  price of the  shares.  If the  shares  are not held for that  period,  gain  on the  sale of the  shares  may be  treated  as ordinary income.

>>    Any gain  realized  upon the sale of shares  acquired in the exercise of a Non-ISO for an amount  greater  than their fair market  value on the date of  exercise,  will be  capital  gain  and any loss  will be capital loss.  Generally,  there will be no tax  consequences  to New
      NISCO in connection  with the  disposition of shares  acquired in the exercise  of an option,  except  that New NISCO may be  entitled to a tax  deduction in the case of a sale of ISO shares before the holding periods described above have been satisfied.

Adjustments

Certain   corporate   transactions   or  events   such  as  stock   splits,
recapitalizations,  spin-offs, mergers, etc. may directly affect the number of  outstanding  shares and/or the value of the  outstanding  common stock.
If such  transactions  occur, the option committee may adjust the number of shares  which  may be  granted  under the  Plan,  as well as the  limits on individual  option  grants.  The option  committee may adjust the number of shares and the  exercise  price  under  outstanding  options,  and may make other  adjustments  which are thought  appropriate  to protect the value of the award to the recipient.

Transferability

Options granted under the Plan may not be transferred except:

>>    By will or the laws of descent and distribution; or

>>    Pursuant  to a qualified  domestic  relations  order or the  Employee
      Retirement Income Security Act.

Amendments

The Board  may  amend or  terminate  the Plan at any  time.  No  amendment, however, may:

>>    Increase  the number of shares  reserved  for option  grants  without shareholder approval;

>>    Impair  the  right of a holder  under an  option  previously  granted except to qualify under SEC rules, or

>>    Disqualify the plan from the exemption provided by SEC Rule 16b-3.

Term

The Plan will  continue  until  November  16,  2010,  unless  abandoned  or terminated at an earlier time.

                     Comparison of Stockholder Rights

If the merger is  effected,  the  stockholders  of AMDI,  whose  rights are presently  governed  by  the  laws  of  Colorado  and by  the  Articles  of
Incorporation and Bylaws of that company,  will become  stockholders of New
NISCO, a Delaware corporation.  Accordingly,  their rights will be governed by the  Delaware  General  Corporation  Law (the  "Delaware  Code") and the
Certificate of Incorporation and Bylaws of New NISCO.  Set forth below is a summary  comparison  of  stockholder  rights  in the laws of  Colorado  and
Delaware.

Stockholder Vote For Certain Matters

Both the  Colorado  Business  Corporation  Act (the  "Colorado  Code")  and
Delaware Code require an affirmative  vote of the  stockholders  of each of the  constituent  corporations  in order to approve a merger  (other than a parent-subsidiary  merger as  described in the next  paragraph).  Under the
Colorado Code and Delaware  Code,  these  transactions  must be approved by the holders of a majority of the shares  entitled to vote unless  otherwise provided in a corporation's  certificate of incorporation.  Neither the New
NISCO  Certificate, Delaware  Articles nor the AMDI  Articles  address this provision.

Both  the  Colorado   Code  and  the  Delaware  Code  permit  a  subsidiary
corporation which is 90% or more owned by another,  "parent" corporation to merge into the parent  corporation  without first  obtaining  approval by a
vote  of  the   shareholders  of  either   corporation,   provided  certain
requirements  are  met.  A  parent   corporation  may  also  merge  into  a
subsidiary   corporation   under   either  code,   with   approval  of  the
shareholders of the parent corporation.

Shareholder Meetings

The New NISCO Bylaws  provide that an annual meeting of  stockholders  will be held on a date and at a time and place  determined by the Board and that a majority of the outstanding  shares of New NISCO represented in person or by proxy  constitute  a quorum at  stockholder  meetings.  The AMDI  Bylaws provide  that the annual  meeting  will be held on the first day of May, if not a legal holiday,  and if a legal holiday,  then on the next secular day following,  at  10:00  a.m.,  or at such  other  date  and time as shall be designated  by the Board.  Additionally,  under the AMDI Bylaws,  one-third of the outstanding  shares  represented in person or by proxy  constitute a quorum at stockholder meetings.

Under the Delaware Code,  special meetings of shareholders may be called by the  board of  directors  or by such  other  person  or  persons  as may be authorized by the  certificate of  incorporation  or bylaws.  Under the New
NISCO Bylaws,  a special  meeting of shareholders  for any purpose,  unless otherwise  prescribed  by statute,  may be called by the president or board of directors.

Under the Colorado Code,  special meetings of shareholders may be called by the board of directors,  or the person or persons  authorized by the bylaws or  resolution  of the board of  directors to call such a meeting or if the corporation  receives one or more written demands for the meeting,  stating the purpose for which it is to be held,  signed and dated by the holders of shares  representing  at least 10% of all the votes  entitled to be cast on any issue proposed to be considered at the meeting.

Shareholder Action By Written Consent

Pursuant to the Delaware  Code, a company can take action with respect to a matter if written consents are executed by those  shareholders  owning that number  of  shares  that  would be  required  to take the same  action at a meeting of shareholders at which all shareholders  were present.  Under the
Colorado  Code,   unless  prohibited  by  the  articles  of  incorporation,
shareholder  action  may be taken  without  a meeting  if all  shareholders entitled  to vote on the matter  consent in writing to the action  proposed to be taken.

Cumulative Voting

The  Delaware  Code  permits a  corporation  to specify in its  articles of
incorporation   whether   cumulative  voting  exists.   The  Colorado  Code
mandates  cumulative  voting  in  the  election  of  directors  unless  the corporation's  articles of incorporation  state otherwise.  Neither the New
NISCO Certificate nor the AMDI Articles allow cumulative voting.

Removal Of Directors

Under  the  Colorado  Code,  the   shareholders  may  remove  one  or  more
directors,  with or without  cause,  unless the  articles of  incorporation provide that  directors  may be removed  only for cause.  A director may be removed  only if the number of votes cast in favor of removal  exceeds  the number of votes cast against removal,  except that if cumulative  voting is in effect, a director may not be  removed if the number of votes sufficient to elect the director under cumulative voting is voted against such removal.
The vote for removal must be conducted  at a meeting  called  expressly for that purpose.

In the case of a corporation whose board is classified  (divided into 1, 2, or 3 classes and elected to staggered  terms of office),  the Delaware Code provides  that  directors  may be removed only for cause unless the charter documents  provide  otherwise.  The New  NISCO  Certificate  provides  that directors  may be  removed,  with or  without  cause,  by the  holders of a majority of shares then entitled to vote at a meeting of  stockholders.  If a  corporation's  board is not classified and the charter  documents do not provide  otherwise,  the  Delaware  Code  provides  that  directors  may be removed,  with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Under the Delaware Code, if cumulative  voting is allowed and less than the entire  board of  directors  is to be removed,  no director  may be removed without  cause if the votes cast against such  director's  removal would be sufficient  to  elect  such  director  if  then  cumulatively  voted  at an election of the entire  board of  directors,  or, if there is more than one class of directors,  at an election of the class of directors of which such director is a part.

Elimination  Or Limitation Of Certain  Personal  Liability Of Directors And
Officers

The  New  NISCO  Certificate  and  Bylaws  contain  provisions   concerning
personal liability of directors.  The AMDI charter documents do not.

Under the Colorado  Code, if so provided in the articles of  incorporation, the  corporation  may  eliminate  or  limit  the  personal  liability  of a director to the  corporation or to its  shareholders  for monetary  damages for breach of fiduciary duty as a director;  except that any such provision
shall  not   eliminate  or  limit  the  liability  of  a  director  to  the corporation or to its  shareholders  for monetary damages for any breach of the directors duty of loyalty to the  corporation  or to its  shareholders,
acts  or  omissions  not  in  good  faith  or  which  involve   intentional
misconduct  or a  knowing  violation  of law,  acts  specified  in  section
7-108-403 of the Colorado  Code  (dealing  with  liability of directors for unlawful  distributions),  or  any  transaction  from  which  the  director derived an improper personal benefit.

The New NISCO Certificate  eliminates and limits the personal  liability of each  director of New NISCO to the full extent  permitted  by the  Delaware
Code,  including  without  limitation  as  permitted by the  provisions  of
Section  102(b)(7) of the Delaware  Code and any  successor  provision,  as amended.  Thus,  New NISCO's  directors  are not liable for  certain  money damages as a director.  However,  pursuant to Section 102(b)(7),  liability of  directors  is not  eliminated  or  limited  (i)  for  any  breach  of a director's  duty of loyalty to the  corporation or its  stockholders,  (ii)
for  acts or  omissions  not in good  faith or  which  involve  intentional misconduct  or knowing  violation  of law,  (iii) under  Section 174 of the
Delaware  Code  (dealing  with  willful or  negligent  violation of certain
statutory   provisions   concerning   dividends  and  stock   purchases  or
redemptions),  and (iv) for any transaction from which the director derived
an  improper   personal   benefit.   The  Delaware  Code  does  not  permit
limitation of officers' personal liability.

Indemnification Of Directors And Officers

The Colorado Code and Delaware Code specify  certain  circumstances  when a corporation  must,  and  other  circumstances  when it may,  indemnify  its officers,  directors,  employees  and agents  against  legal  expenses  and liabilities.  Generally,  the person being  indemnified  must have acted in good faith and in a manner he  reasonably  believed to be in or not opposed to the best  interests of the  corporation  and, in a criminal  proceeding, must have had no reasonable  cause to believe his conduct was  unlawful.  A director  may  be  reimbursed  in  advance  of  a  final  disposition  of a proceeding  if he undertakes to repay any such advances if it is determined he did not meet the  required  standards  of  conduct.  A  corporation  may purchase insurance on behalf of directors,  officers,  employees and agents for liability  asserted  against them in their capacity as such  regardless of whether the corporation would have the power to indemnify them.

The Delaware  Articles provide that the corporation will indemnify,  to the fullest  extent  permitted by law, any person made or threatened to be made a party to an action because he is or was an officer,  director or employee of the corporation.

The Colorado  Articles  provide that the  corporation  will  indemnify  any director  or  officer or former  director  or officer or any person who may have served at its request as a director or officer of another  corporation in which it owns  shares  of  capital  stock or of which it is a  creditor, against  expenses  actually and necessarily  incurred by them in connection with the defense of any action,  suit or  proceeding in which they are made a party,  by reason of being or having  been a  director  or  officer  or a director  or  officer  of the  corporation,  or of such  other  corporation except in  relation  to  matters to which any such  director  or officer or former  director  or  person  shall be  adjudged  in such  action,  suit or proceeding to be liable for gross  negligence or willful  misconduct in the performance of duty.

Dividends

The Delaware  Code  permits the payment of dividends  out of surplus or, if there is no  surplus,  out of net  profits  for the  current  or  preceding fiscal year,  provided that an amount equal to the par value represented by all shares of the  corporation's  common and preferred stock remains in the stated capital account.

The Colorado  Code  provides  that a  corporation  may pay dividends to its shareholders  subject to any restrictions in the articles of incorporation;
however,  no dividend or other  distribution  may be made if,  after giving effect to the  distribution  (i) the  corporation  would not be able to pay its debts as they became due in the usual course of  business,  or (ii) the corporation's  total assets would be less than the sum of the corporation's total liabilities plus amounts payable to shareholders  having preferential rights to assets in the event of dissolution of the corporation.

Neither the AMDI  charter  documents  nor the New NISCO  charter  documents modify the respective code provisions concerning this matter.

Inspection Of Books And Records

Under the  Colorado  Code,  any  shareholder  may inspect and copy,  during usual business hours, the corporation's articles of incorporation,  bylaws, minutes of the proceedings of shareholders,  names and addresses of current officers and directors,  most recent  periodic  report,  and all annual and published  financial  statements prepared for periods ending the last three years on file at the  corporation's  principal  office.  Additionally,  any person  who has been a holder of record  for a minimum  of three  months or who owns at least five percent of the corporation's  outstanding shares has a right to  inspect  (i) the  corporation's  accounting  records,  (ii) the record of  shareholders,  and (iii)  minutes  from  board of  directors  or shareholder  meetings and records of action taken by the board of directors or shareholders without a meeting.

Under the Delaware  Code,  any  stockholder  may submit a written demand to
inspect  and  copy  the   corporation's   stock  ledger,   a  list  of  its
stockholders  and its other  books and  records.  The  written  demand must state a purpose  for the  inspection  which is  reasonably  related  to the demanding stockholder's interest as a stockholder.

Appraisal Rights

Under the Delaware  Code and the Colorado  Code,  stockholders,  in certain
circumstances,   have  the  right  to  dissent   from   certain   corporate
reorganizations  and  mergers,   provided  that  statutory  procedures  are
followed.

In cases where appraisal  rights are available,  both the Delaware Code and the  Colorado  Code  provide  that a  stockholder  exercising  his right to dissent  may  demand  payment  in cash for his  shares  equal to their fair value,  excluding any  appreciation  or depreciation in anticipation of the
transaction   (although  under  the  Colorado  Code  such  appreciation  or depreciation  may be included in  determining  fair value if its  exclusion would be  inequitable).  Under the Delaware Code,  fair value is determined by  the  Court  of  Chancery.  Under  the  Colorado  Code,  fair  value  is determined by agreement with the corporation or, if an agreement  cannot be reached,  by an  appropriate  court  upon  the  petition  of the  surviving corporation.

Under the Delaware  Code,  there are no appraisal  rights for shares which, at the record  date for the meeting at which a merger or  consolidation  is to be approved,  are listed on a national  securities  exchange or are held of record by more than  2,000  stockholders,  unless  stockholders  receive anything  other than: (i) shares of stock of the  corporation  surviving or resulting  from such merger or  consolidation;  (ii) shares of stock of any
other   corporation   which  at  the  effective   date  of  the  merger  or
consolidation  will be either listed on a national  securities  exchange or held of record  by more  than  2,000  stockholders;  (iii)  cash in lieu of fractional  shares of the corporations  described in the foregoing  clauses
(i) and (ii); or (iv) any combination of (i), (ii) and (iii).

Under the Colorado  Code,  there are no  appraisal  rights for shares which either were listed on a national  securities  exchange registered under the
Securities  Exchange Act of 1934,  as amended,  or on the  national  market system of Nasdaq,  or were held of record by more than 2,000  stockholders, at the time of: (a) the record  date fixed to  determine  the  shareholders entitled  to  receive  notice  of the  shareholders'  meeting  at which the corporate  action  is  submitted  to vote;  (b) the  record  date  fixed to
determine   shareholders  entitled  to  sign  writings  consenting  to  the corporate  action; or (c) the effective date of the corporate action if the corporate  action  is  authorized  other  than by a vote  of  shareholders, unless  shareholders  receive anything except (a) shares of the corporation surviving the  consummation  of the plan of merger or share  exchange;  (b)
shares of any other  corporation which at the effective date of the plan of merger of share  exchange  either  will be listed on a national  securities exchange  registered under the Securities Exchange Act of 1934, as amended, or on the national  marker  system of Nasdaq,  or will be held of record by more than 2,000  shareholders;  (c) cash in lieu of fractional  shares;  or
(d) any  combination of the foregoing  described  shares or cash in lieu of fractional shares.

                          Independent Accountants

It is expected that representatives of AJ. Robbins, LLC, and Ehrhardt Keefe
Steiner  & Hottman  PC  will  be  present  at the  special  meeting of AMDI stockholders to  respond to  appropriate questions from stockholders and to make a statement if they so desire.

                               Legal Matters

The validity of the  securities to be issued in connection  with the merger has been  passed upon for New NISCO by Patton  Boggs,  LLP.  Certain  legal matters in  connection  with the merger  have been passed upon for NISCO by
Richard C. Fox, Esq.

                                  Experts

The fiscal year 2000 financial  statements of AMDI have been audited by AJ.
Robbins, LLC, independent public accountants,  as indicated in their report with  respect  thereto,  and are  presented  herein  in  reliance  upon the authority of said firm as experts in giving said reports.

The December 31, 1999 financial  statements of  NISCO and  the fiscal  year
1999 AMDI financial statements in this proxy statement/prospectus have been audited by Ehrhardt Keefe  Steiner & Hottman PC,  independent  accountants, given on the authority of said firm as experts in auditing and accounting.

                    Where You Can Find More Information

AMDI files annual,  quarterly and special  reports,  proxy  statements  and other  information  with the SEC. You may read and copy any  document  that
AMDI files at the SEC's public  reference  rooms in  Washington,  D.C., New
York,   New  York  and   Chicago,   Illinois.   Please   call  the  SEC  at
1-800-SEC-0330  for  further  information  on the public  reference  rooms.
AMDI's  SEC  filings  are also  available  to the  public  from  commercial document  retrieval  services and at the web site  maintained by the SEC at
http://www.sec.gov.

New NISCO has filed a Form S-4 registration  statement to register with the
SEC the  offering and sale of the New NISCO common stock and warrants to be issued  to the  NISCO  stockholders,  AMDI  stockholders,  consultants  and warrant holders in the merger. This proxy statement/prospectus is a part of that registration  statement and contains a  prospectus  of New NISCO and a proxy  statement of AMDI for the special meeting of stockholders.

As allowed by SEC rules, this proxy  statement/prospectus  does not contain all  the  information  that  stockholders  can  find  in  the  registration statement or the exhibits to the registration statement.

The SEC allows New NISCO and AMDI to incorporate  information in this proxy statement/prospectus  "by  reference,"  which means that the  companies can disclose important  information to you by referring you to another document filed  separately  with the SEC. New NISCO and AMDI hereby  incorporate  by reference  additional  documents  that New  NISCO or AMDI may file with the
SEC  between  the date of this proxy  statement/prospectus  and the date of the special meeting.  These, among other things,  include periodic reports, such as quarterly  reports on Form 10-Q and current reports on Form 8-K, as well  as  proxy  statements.  If you are a  stockholder  of  AMDI,  you may obtain any of those  documents  from AMDI or the SEC, or the SEC's web site described  above.  Documents  incorporated  by reference are available from
AMDI  without   charge,   excluding  all  exhibits,   unless   specifically
incorporated    by    reference    as   an    exhibit    in   this    proxy
statement/prospectus.  Stockholders  may obtain  documents  incorporated by reference in this proxy  statement/prospectus by requesting them in writing or by  telephone  from  AMDI  at  7315  East  Peakview  Avenue,  Englewood,
Colorado  80111;  telephone  (720)  529-3550.  If you would like to request documents,  please do so by March  13,  2001 to  receive  them  before  the special meeting.

YOU  SHOULD  RELY ONLY ON THE  INFORMATION  CONTAINED  OR  INCORPORATED  BY
REFERENCE  IN THIS PROXY  STATEMENT/PROSPECTUS  TO VOTE YOUR  SHARES AT THE
SPECIAL   MEETING.   NO  ONE  HAS  BEEN  AUTHORIZED  TO  PROVIDE  YOU  WITH
INFORMATION    THAT   DIFFERS   FROM   THAT   CONTAINED   IN   THIS   PROXY
STATEMENT/PROSPECTUS.    THIS   PROXY    STATEMENT/PROSPECTUS    IS   DATED
_________________,  2001.  YOU  SHOULD  NOT  ASSUME  THAT  THE  INFORMATION
CONTAINED  IN THIS PROXY  STATEMENT/PROSPECTUS  IS  ACCURATE AS OF ANY DATE
OTHER   THAN  THAT   DATE,   AND   NEITHER   THE   MAILING  OF  THIS  PROXY
STATEMENT/PROSPECTUS  TO  STOCKHOLDERS  NOR THE  ISSUANCE  OF SHARES OF NEW
NISCO STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                      Index To Financial Information

Financial Statements of NISCO Systems, Inc.

      Unaudited Financial Statements, September 30, 2000

      Financial Statements, December 31, 1999

NISCO Management's Discussion and Analysis
      or Plan of Operation

Financial Statements of Applied Medical Devices, Inc.

      Unaudited Financial Statements as of October 31, 2000

      Financial Statements, April 30, 2000

AMDI Management's Discussion and Analysis of Financial Condition and
Results of Operation

Discussion of New NISCO's Financial Statements

                            NISCO SYSTEMS, INC.

                              Balance Sheets

                                                            September 30,    December 31,
                                                                2000            1999
                                                           --------------   -------------
                                                            (Unaudited)
                                         Assets
Current assets
   Cash                                                    $    279,552     $        -
   Accounts receivable                                        1,348,736         232,952
   Prepaid expenses                                              40,257              -
   Inventory                                                     18,592          18,389
      Total current assets                                    1,687,137         251,341
                                                           ------------     -----------
Property and equipment, net                                     171,903          36,938

Other assets
   Deposits                                                       9,878           5,200
                                                           ------------     -----------

Total assets                                               $  1,868,918     $   293,479

                     Liabilities and Stockholders' Equity (Deficit)
Current liabilities
   Checks written in excess of bank balance                $         -      $    11,486
   Line-of-credit                                                22,074          23,107
   Accounts payable                                             346,032         359,109
   Accrued expenses                                              22,044          81,752
   Financing agreement payable                                       -           72,607
   Current portion of long-term debt                            126,627         121,104
   Current portion of capital lease obligation                    7,357           7,100
                                                           ------------     -----------
      Total current liabilities                                 524,134         676,265

Long-term debt, net of current portion                               -           48,123
Long-term capital lease obligation, net of current portion       11,014          15,414
                                                           ------------     -----------
      Total liabilities                                         535,148         739,802

Commitments and contingencies

Stockholders' equity (deficit)
   Common stock, $0.01 par value, 5,000,000 shares
    authorized, 3,491,256 unaudited (2000) and
    1,473,150 (1999) shares issued and outstanding               34,913          14,732
   Additional paid in capital                                 2,565,015          53,388
   Accumulated deficit                                       (1,266,158)       (514,443)
                                                           ------------     -----------
      Total stockholders' equity (deficit)                    1,333,770        (446,323)
                                                           ------------     -----------

Total liabilities and stockholders' equity (deficit)       $  1,868,918     $   293,479
                                                           ============     ===========

                            NISCO SYSTEMS, INC.

                         Statements of Operations

                                                                        For the Period
                                                                        from January 7,
                                                 Nine Months Ended    1999 (Inception) to
                                                 September 30, 2000   September 30, 1999
                                                 ------------------   -------------------
                                                    (Unaudited)           (Unaudited)

Sales                                             $      3,181,767     $        456,078

Cost of sales                                            2,429,172              328,376
                                                  ----------------     ----------------

Gross profit                                               752,595              127,702

Selling, general and
administrative expenses                                 (1,493,553)            (231,427)
                                                  ----------------     ----------------

Operating loss                                            (740,958)            (103,725)

Interest expense                                            10,757               10,250
                                                  ----------------     ----------------

Net loss                                                  (751,715)            (113,975)
                                                  ================     ================

Net loss per share - basic and diluted            $           (.26)    $           (.13)
                                                  ================     ================

Weighted average shares outstanding                      2,849,965              865,500
                                                  ================     ================

                            NISCO SYSTEMS, INC.

                    Statement of Stockholders' Deficit
              For the Period from January 7, 1999 (Inception)
                           to September 30, 2000

                                   Common Stock         Additional                    Total
                               ---------------------     Paid-In     Accumulated   Stockholders'
                                Shares       Amount      Capital       Deficit       Deficit
                               ---------    --------    ----------   -----------   -------------
Issuance of common stock
 to founding shareholders      1,160,000    $ 11,600    $      -     $        -    $      11,600
 for cash

Issuance of common stock
 for cash at $2.50 per
 share, net of offering
 costs of $11,850                 26,200         262       53,388             -           53,650

Issuance of common stock
 for consulting services         236,950       2,370           -              -            2,370

Issuance of common stock
 in connection with
 issuance of debt                 50,000         500           -              -              500

Net loss                              -           -            -        (514,443)       (514,443)
                               ---------    --------    ----------   -----------   -------------

Balance, December 31, 1999     1,473,150    $ 14,732    $  53,388    $  (514,443)  $    (446,323)

Issuance of common stock
 for cash with prices
 ranging from $2.00 to
 $2.50 per share, net of
 related costs of $171,064
 per share (unaudited)         1,196,983      11,970    2,305,983             -        2,317,953

Issuance of common stock
 for services (unaudited)        821,123       8,211      205,644             -          213,855

Net loss (unaudited)                  -           -            -        (751,715)       (751,715)
                               ---------    --------    ----------   -----------   -------------

September 30, 2000
 (unaudited)                   3,491,256    $ 34,913   $2,565,015    $(1,266,158)  $   1,333,770
                               =========    ========   ===========   ===========   ============-

                            NISCO SYSTEMS, INC.

                         Statements of Cash Flows

                                                                                 For the
                                                               For the Nine    Period from
                                                               Months Ended    Inception to
                                                               September 30,   September 30,
                                                                   2000            1999
                                                               -------------   -------------
                                                                (Unaudited)
Cash flows from operating activities
  Net loss                                                     $    (751,715)  $   (113,975)
                                                               -------------   ------------
  Adjustments to reconcile net loss to net
   cash provided by used in operating
   activities
  Stock issued for services                                          213,855            100
  Depreciation and amortization                                       59,837           5654
  Changes in assets and liabilities
     Accounts receivable, net                                     (1,204,699)      (151,741)
     Inventory                                                        88,712       (181,597)
     Prepaid expenses                                                (40,257)            -
     Accounts payable                                                (13,071)       198,112
     Accrued expenses                                                (59,708)         6,716
                                                               -------------   ------------
                                                                    (955,331)      (122,756)
                                                               -------------   ------------
      Net cash used in operating activities                       (1,707,046)      (236,731)
                                                               -------------   ------------

Cash flows from investing activities
  Purchase of property and equipment                                (194,802)        (7,431)
  Deposits                                                            (4,678)        (5,200)
                                                               -------------   ------------
      Net cash used in investing activities                         (199,480)       (12,631)
                                                               -------------   ------------

Cash flows from financing activities
  Checks in excess of bank balance                                   (11,486)         6,909
  Net repayments on line-of-credit                                    (1,033)        29,650
  Net advances under financing arrangement                           (72,607)            -
  Proceeds from issuance of long-term debt                                -         169,227
  Payments on long-term debt                                         (46,749)            -
  Issuance of common stock                                         2,317,953         43,576
                                                               -------------   ------------
      Net cash provided by financing
       activities                                                  2,186,078        249,362
                                                               -------------   ------------

Increase in cash                                                     279,552             -

Cash, beginning of period                                                 -              -
                                                               -------------   ------------

Cash, end of period                                            $     279,552   $         -
                                                               =============   ============

Supplemental disclosure of cash flow information:
      Cash paid for interest was $21,993 for the period January 7, 1999
      (inception) to December 31, 1999 and $10,757 and $10,250 for the
      nine months ended September 30, 2000 and 1999, respectively.

Supplemental disclosure of non-cash investing and financing activity:
      The  Company  entered  into  capital  lease  obligations  to purchase equipment for $37,402 during 1999.

                              NISCO SYSTEMS, INC.

                        Notes to Financial Statements

Note 1 - Organization and Summary of Significant Accounting Policies

Organization and Business

National  Integration  Specialists Corp., Inc. was incorporated in Delaware in January 1999. National  Integration  Specialists,  Inc. changed its name to NISCO  Systems,  Inc.  (the  Company)  in March  1999.  The  Company  is
represented in all 50 states by its network of certified  customer  service representatives.  Its staff includes  Certified  Engineers and Technicians,
as  well  as  Building  Industry  Consulting  Service   Infrastructure  and
Registered Communications Distribution Designers.

The   Company's    business   is   to   design   and   install   high-speed
telecommunications  infrastructure  solutions.  The Company  specializes in
the  design,  installation,   certification,   and  project  management  of
inter-building and  intra-building  networking systems for local area, wide area, and global  networks.  The Company  currently  holds numerous  master contracts  with several  major  fortune 500 companies for which it provides full service nationwide support for all of their telecommunication needs.

Interim Financial Statements (Unaudited)

In  the  opinion  of  management,   the  accompanying  unaudited  financial
statements  contain all  adjustments  (consisting of only normal  recurring accruals)  necessary  to  present  fairly  the  financial  position  of the
Company at September 30, 2000 and 1999.  The results of operations  for the nine  months  ended  September  30,  2000  and  1999  are  not  necessarily indicative of the results to be expected for a full year.

The notes to the audited  financial  statements for the year ended December
31,  1999 and  included  herein  should be read in  conjunction  with these interim statements.

Concentration of Credit Risk

The Company grants credit in the ordinary  course of business and generally does  not  require  collateral.  At  September  30,  2000  (unaudited)  and
December 31, 1999, one customer  accounted for approximately 84% and 17% of accounts  receivable,  respectively.  For the nine months  ended  September
30, 2000  (unaudited)  one customer  accounted for  approximately  80%. For
the  year  ended   December  31,  1999,   two   customers   accounted   for
approximately  11% and  34% of  sales.  The  Company  has  not  experienced significant  losses related to  receivables  from  individual  customers or groups of customers in any particular industry or geographical area.

Advertising Costs

The Company expenses advertising costs as incurred.

Use of Estimates

The  preparation  of financial  statements  in  conformity  with  generally accepted  accounting  principles  requires management to make estimates and assumptions  that affect the reported amounts of assets and liabilities and disclosure  of  contingent  assets  and  liabilities  at  the  date  of the financial  statements  and the  reported  amounts of revenues  and expenses during  the  reporting  period.  Actual  results  could  differ  from those estimates.

Property and Equipment

Property and  equipment are stated at cost;  equipment  under capital lease is stated at the lower of fair market value or net present  value of future
minimum  lease  payments  at  inception  of  the  lease.   Depreciation  is
computed using the straight-line  method over the estimated useful lives or lease terms of the related assets of two to five years.

Revenue Recognition

Revenues from  contracts are recognized on the completed  contract  method.
This  method is used  because  the typical  contract  is  completed  in two months or less and  financial  position  and results of  operations  do not
vary   significantly  from  those  which  would  result  from  use  of  the percentage-of-completion  method.  A contract is  considered  complete when
all  costs  except   insignificant   items  have  been   incurred  and  the
installation is operating  according to specifications or has been accepted by the customer.

Contract  costs  include  all  direct  material  and labor  costs and those indirect  costs related to contract  performance,  such as indirect  labor,
supplies,    tools,   repairs   and   depreciation   costs.   General   and
administrative  costs are charged to expense as  incurred.  Provisions  for estimated  losses on uncompleted  contracts are made in the period in which such losses are determined.  Claims are included in revenues when received.

Costs in  excess of  amounts  billed  are  classified  as a current  asset.
Billings  in  excess  of  costs  are  classified  as a  current  liability.
Contract retentions are included in accounts receivable.

Fair Value of Financial Instruments

The  carrying  amounts  of  financial   instruments   including,   accounts
receivable,  accounts  payable  and accrued  expenses  and  long-term  debt approximate  fair value as of September 30, 2000  (unaudited)  and December
31,  1999,  as  a  result  of  the  relatively   short  maturity  of  these
instruments.

Long-Lived Assets

The Company  reviews its long-lived  assets for impairment  whenever events or changes in circumstances  indicate that the carrying amount of the asset may not be  recovered.  The Company  looks  primarily  to the  undiscounted future cash flows in its  assessment  of whether or not  long-lived  assets have been  impaired.  At September  30, 2000  (unaudited)  and December 31,
1999, the Company determined no impairment was appropriate.

Income Taxes

The  Company  recognizes  deferred  tax  liabilities  and  assets  for  the expected  future tax  consequences of events that have been included in the financial  statements or tax returns.  Deferred tax  liabilities and assets are determined based on the difference between the financial  statement and tax basis of assets and  liabilities  using enacted tax rates in effect for
the  year  in  which  the   differences   are  expected  to  reverse.   The
measurement of deferred tax assets is reduced, if necessary,  by the amount of any tax benefits that, based on available evidence,  are not expected to be  realized.  The  principal  temporary  differences  that will  result in deferred  tax  assets  and  liabilities  are  certain  expenses  and losses accrued for financial  reporting  purposes not  deductible for tax purposes until paid.

Basic and Diluted Net Loss Per Share

The Company  computes net loss per share in accordance  with the provisions of  Statement of  Financial  Accounting  Standards  No. 128  "Earnings  Per
Share" and SEC Staff  Accounting  Bulletin No. 98. Under these  provisions, basic earnings per share is calculated by dividing net income  attributable to common  shareholders  by the weighted  average  number of common  shares outstanding.  Dilutive  earnings  per common  share is computed  similarly, but also gives  effect to the impact that stock  options and  warrants,  if dilutive,  would have on net income and average  common shares  outstanding if  converted  at the  beginning  of the year.  There  were no  outstanding stock  options or  warrants  as of  September  30,  2000,  (unaudited)  and
December 31, 1999. As such,  basic and dilutive  earnings per share are the same for each period presented.

Reclassifications

Certain amounts in the 1999 financial  statements have been reclassified to conform to the 2000 presentation.

Recently Issued Accounting Pronouncements

In June 1998, the Financial  Accounting  Standards  Board issued  Statement
No. 133,  "Accounting for Derivative  Instruments and Hedging  Activities",
which is effective for financial  statements issued for all fiscal quarters of fiscal years  beginning  after June 15, 1999.  This  statement  requires companies  to  recognize  all  derivative  contracts  at  either  assets or liabilities  in the balance  sheet and to measure  them at fair  value.  If certain  conditions are not a derivative may be specifically  designated as a hedge,  the  objective  of which is to match  the  timing of gain or loss recognition on the hedging  derivative with the recognition (i) the changes in the fair value of the hedged  asset or liability  that are  attributable to the hedged  risk or (ii) the  earnings  effect of the hedged  forecasted transaction.  For a derivative not designated as a hedging instrument,  the
gain  or  loss  is   recognized   in  income  in  the   period  of  change.
Historically, the Company

Note 2 - Line-of-Credit

The Company  has a  line-of-credit  from a bank of $30,000.  The line bears interest  at prime plus 6% (14.50% at  December  31,  1999),  which is paid monthly.  The Company had an outstanding  balance of $22,074 and $23,107 as
of  September   30,  2000   (unaudited)   and   December   31,  1999.   The
line-of-credit  is  due  June  2001  and  is  personally  guaranteed  by  a
Stockholder of the Company.

Note 3 - Long-Term Debt

Long-term debt consists of the following:

                                                   September 30, 2000   December 31, 1999
                                                   ------------------   -----------------
                                                       (Unaudited)
Note  payable  to a related  party,  interest  at
 12%,    due   in   monthly    installments    of
 approximately   $7,500,    including   interest,
 commencing in February 2000 through  maturity in
 June  2001.  This  note is  secured  by  400,000
 shares of the Company's common stock.              $     126,627        $       113,227

Note payable to a related party,  paid in full in
 2000 (unaudited)                                              -                  56,000

Capital leases with monthly  installments ranging
 from $135 to  $1,798,  including  interest  from
 8.5% to 74.30%,  maturing  from February 2000 to
 February  2004.  Collateralized  by the  related          18,371                 22,514
 equipment.
                                                    -------------        ---------------

                                                    $     144,998        $       191,741
                                                    =============        ===============

Maturities of long-term debt as of December 31, 1999 are as follows:

                                                   Long-Term      Capital
Year Ending December 31,                              Debt        Leases        Total
------------------------                           ----------    ----------   ----------

        2000                                       $  121,104    $    9,391   $  130,495
        2001                                           48,123         5,796       53,919
        2002                                               -          5,796        5,796
        2003                                               -          5,796        5,796
        2004                                               -          1,023        1,023
                                                   ----------    ----------   ----------
                                                      169,227        27,802      197,029
        Less amount representing interest                  -         (5,288)      (5,288)
                                                   ----------    ----------   ----------
                                                      169,227        22,514      191,741
        Less current maturities                      (121,104)       (7,100)    (128,204)
                                                   ----------    ----------   ----------

                                                   $   48,123    $   15,414   $   63,537
                                                   ==========    ==========   ==========

The net book value of assets under capital lease was approximately  $30,774 as of December 31, 1999.

Note 4 - Financing Agreement Payable

During  1999,  the Company  entered into an agreement to transfer a portion of its accounts  receivable with recourse to a finance company.  Inventory, equipment,  accounts  receivables and intangible assets  collateralized the agreement.  The finance  company  advances  80% of the  account  receivable balance upon  submission  and remits the  remaining  20% less  interest and fees when the account is paid by the  customer.  Proceeds  from the finance company for the period from  January 7, 1999  (inception)  to December  31,
1999 were  $333,168.  Fees and  interest  paid were  $13,473 for the period from January 7, 1999  (inception) to December 31, 1999. As of  December 31,
1999, the Company has a liability to the finance  company of  approximately
$73,000 for advances made on uncollected  receivables,  unpaid interest and
fees.  During  2000,  the  Company   transferred   approximately   $215,000
(unaudited)  of  accounts  receivable  to the finance  company.  No amounts were due the finance company as of September 30, 2000 (unaudited).

Note 5 - Stockholders' Equity

Upon  incorporation,  the Company issued  1,160,000  shares of common stock for $11,600 to the founders.

Private Placement

During 1999,  the Company issued 26,200 shares of common stock in a private placement  for cash at $2.50 per share.  The Company  received  proceeds of
$53,650 net of related costs of $11,850.

During the nine months ended  September 30, 2000  (unaudited),  the Company issued  1,196,983  shares of common  stock for cash at prices  ranging from
$2.00 to  $2.50.  The  Company  received  $2,317,953,  net of  $171,064  of offering costs.  These  issuances  occurred mainly in connection with stock sales after March 1, 2000.

Stock for Debt Acquisition

During  1999,  the Company  borrowed  $150,000  from  related  parties.  In connection  with these loans,  the Company  issued  50,000 shares of common stock.  The fair  value of the shares  issued was based on the fair  market value of the stock on the date of issuance or $500.

Stock for Services

During 1999,  the Company  issued  236,950 shares of stock to employees and consultants  in exchange for services  rendered  during the year.  The fair value of the shares  issued was based on the fair market value of the stock on the date of issuance at $.01 per share or $2,370.

During the nine months ended  September 30, 2000  (unaudited),  the Company issued  821,123  shares of stock to  employees  and  consultants.  The fair value of the shares  issued was based on the fair market value of the stock on the date of issuance  or  $213,855.  The fair market  value of the stock was deemed to be $.01 per share  through  February 28, 2000 and $2.50 after
March 1, 2000.

                       INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
NISCO Systems, Inc.
Lawrenceville, Georgia

We have audited the  accompanying  balance sheet of NISCO Systems,  Inc. as
of   December 31,   1999,   and  the  related   statements  of  operations,
stockholders'  deficit and cash flows for the period  from  January 7, 1999
(inception)  to December  31,  1999.  These  financial  statements  are the responsibility  of  the  Company's  management.  Our  responsibility  is to express an opinion on these financial statements based on our audit.

We conducted  our audit in  accordance  with  generally  accepted  auditing standards.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about whether the financial  statements  are free of  material  misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also  includes  assessing the  accounting  principles used and  significant  estimates made by management,  as well as evaluating the overall  financial  statement  presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion,  the financial statements referred to above present fairly, in all material respects,  the financial position of NISCO Systems, Inc. as of December 31, 1999 and the results of its  operations  and its cash flows for the period from January 7, 1999  (inception)  to December 31, 1999,  in conformity with generally accepted accounting principles.

                                             /s/Ehrhardt Keefe Steiner & Hottman PC
                                                Ehrhardt Keefe Steiner & Hottman PC
April 20, 2000
Denver, Colorado

                             NISCO SYSTEMS, INC.

                               Balance Sheet
                             December 31, 1999

                                        Assets
Current assets
   Cash                                                               $         -
   Accounts receivable, including unbilled
    receivables of $88,915, net of allowance of                            232,952
    $12,579
   Inventory                                                                18,389
                                                                      ------------
      Total current assets                                                 251,341

Property and equipment, net                                                 36,938

Other assets
   Deposits                                                                  5,200
                                                                      ------------

Total assets                                                           $   293,479
                                                                      ============

                        Liabilities and Stockholders' Deficit

Current liabilities
   Checks written in excess of bank balance                            $    11,486
   Line-of-credit                                                           23,107
   Accounts payable                                                        359,109
   Accrued expenses                                                         81,752
   Financing agreement payable                                              72,607
   Current portion of long-term debt                                       121,104
   Current portion of capital lease obligation                               7,100
                                                                      ------------
      Total current liabilities                                            676,265

Long-term debt, net of current portion                                      48,123
Long-term capital lease obligation, net of
 current portion                                                            15,414
                                                                      ------------
      Total liabilities                                                    739,802

Commitments and contingencies

Stockholders' deficit
   Common stock, $0.01 par value, 5,000,000
    shares authorized,  1,473,150 shares issued
    and outstanding                                                         14,732
   Additional paid in capital                                               53,388
   Accumulated deficit                                                    (514,443)
                                                                      ------------
      Total stockholders' deficit                                         (446,323)
                                                                      ------------

Total liabilities and stockholders' deficit                            $   293,479
                                                                      ============

                    See notes to financial statements.

                            NISCO SYSTEMS, INC.

                         Statements of Operations
              For the Period from January 7, 1999 (Inception)
                           To December 31, 1999

Sales                                                                     $  866,508

Cost of sales                                                                623,249
                                                                          ----------
Gross profit                                                                 243,259

Selling, general and administrative
expenses                                                                     728,989
                                                                          ----------

Operating loss                                                              (485,730)

Interest expense                                                             (28,713)
                                                                          ----------

Net loss                                                                  $ (514,443)
                                                                          ==========

Net loss per share - basic and diluted                                    $     (.36)
                                                                          ==========

Weighted average shares outstanding                                        1,435,050
                                                                          ==========

                   See notes to financial statements.

                            NISCO SYSTEMS, INC.

                    Statement of Stockholders' Deficit
              For the Period from January 7, 1999 (Inception)
                           to December 31, 1999

                                    Common Stock        Additional                    Total
                               ---------------------     Paid-In     Accumulated   Stockholders'
                                Shares       Amount      Capital       Deficit       Deficit
                               ---------    --------    ----------   -----------   -------------
Issuance of common stock
 to founding shareholders
 for cash                      1,160,000      11,600    $       -    $        -    $      11,600

Issuance of common stock
 for cash at $2.50 per
 share, net of offering
 costs of $11,850                 26,200         262        53,388            -           53,650

Issuance of common stock
 for consulting services         236,950       2,370            -             -            2,370

Issuance of common stock
 in connection with
 issuance of debt                 50,000         500            -             -              500

Net loss                              -           -             -       (514,443)       (514,443)
                               ---------    --------    ----------   -----------   -------------

Balance, December 31, 1999     1,473,150    $ 14,732    $   53,388   $  (514,443)  $    (446,323)
                               =========    ========    ==========   ===========   =============

                    See notes to financial statements.

                            NISCO SYSTEMS, INC.

                          Statement of Cash Flows
              For the Period from January 7, 1999 (Inception)
                           to December 31, 1999

Cash flows from operating activities
  Net loss                                                                 $  (514,443)
                                                                           -----------
  Adjustments to reconcile net loss to net cash
   provided by used in operating activities
  Stock issued for consulting services in connection
   with issuance of debt                                                         2,870
  Depreciation and amortization                                                  7,894
  Changes in assets and liabilities
     Accounts receivable, net                                                 (232,952)
     Inventory                                                                 (18,389)
     Accounts payable                                                          359,109
     Accrued expenses                                                           81,752
                                                                           -----------
                                                                               200,284
                                                                           -----------
      Net cash used in operating activities                                   (314,159)
                                                                           -----------

Cash flows from investing activities
  Purchase of property and equipment                                            (7,430)
  Deposits                                                                      (5,200)
                                                                           -----------
      Net cash used in investing activities                                    (12,630)
                                                                           -----------

Cash flows from financing activities
  Checks in excess of bank balance                                              11,486
  Net advances on line-of-credit                                                23,107
  Net advances under financing arrangement                                      72,607
  Proceeds from issuance of long-term debt                                     169,227
  Payments on long-term debt                                                   (14,888)
  Issuance of common stock                                                      65,250
                                                                           -----------
      Net cash provided by financing activities                                326,789
                                                                           -----------

Increase in cash                                                                    -

Cash, beginning of year                                                             -
                                                                           -----------

Cash, end of year                                                          $        -
                                                                           ===========

Supplemental disclosure of cash flow information:
      Cash paid for  interest  was $21,993  for the period  January 7, 1999
       (inception) to December 31, 1999.

Supplemental disclosure of non-cash investing and financing activity:
      The Company  entered into capital lease  obligations to purchase  equipment for $37,402 during 1999.

                    See notes to financial statements.

                            NISCO SYSTEMS, INC.

                       Notes to Financial Statements

Note 1 - Organization and Summary of Significant Accounting Policies

Organization and Business

National  Integration  Specialists Corp., Inc. was incorporated in Delaware in January 1999. National  Integration  Specialists,  Inc. changed its name to NISCO  Systems,  Inc.  (the  Company)  in March  1999.  The  Company  is
represented in all 50 states by its network of certified  customer  service representatives.  Its staff includes  Certified  Engineers and Technicians,
as  well  as  Building  Industry  Consulting  Service   Infrastructure  and
Registered Communications Distribution Designers.

The   Company's    business   is   to   design   and   install   high-speed
telecommunications  infrastructure  solutions.  The Company  specializes in
the  design,  installation,   certification,   and  project  management  of
inter-building and  intra-building  networking systems for local area, wide area, and global  networks.  The Company  currently  holds numerous  master contracts  with several  major  fortune 500 companies for which it provides full service nationwide support for all of their telecommunication needs.

Concentration of Credit Risk

The Company grants credit in the ordinary  course of business and generally does not require  collateral.  At December 31, 1999, one customer accounted for  approximately 17% of accounts  receivable and two customers  accounted for approximately 11% and 34% of sales,  respectively.  The Company has not experienced  significant  losses  related to  receivables  from  individual
customers   or  groups  of  customers   in  any   particular   industry  or
geographical area.

Advertising Costs

The Company expenses advertising costs as incurred.

Use of Estimates

The  preparation  of financial  statements  in  conformity  with  generally accepted  accounting  principles  requires management to make estimates and assumptions  that affect the reported amounts of assets and liabilities and disclosure  of  contingent  assets  and  liabilities  at  the  date  of the financial  statements  and the  reported  amounts of revenues  and expenses during  the  reporting  period.  Actual  results  could  differ  from those estimates.

Property and Equipment

Property and  equipment are stated at cost;  equipment  under capital lease is stated at the lower of fair market value or net present  value of future
minimum  lease  payments  at  inception  of  the  lease.   Depreciation  is
computed using the straight-line  method over the estimated useful lives or lease terms of the related assets of two to five years.

Revenue Recognition

Revenues from  contracts are recognized on the completed  contract  method.
This  method is used  because  the typical  contract  is  completed  in two months or less and  financial  position  and results of  operations  do not vary  significantly  from  those,  which  would  result  from  use  of  the percentage-of-completion  method.  A contract is  considered  complete when
all  costs  except   insignificant   items  have  been   incurred  and  the
installation is operating  according to specifications or has been accepted by the customer.

Contract  costs  include  all  direct  material  and labor  costs and those indirect  costs related to contract  performance,  such as indirect  labor,
supplies,    tools,   repairs   and   depreciation   costs.   General   and
administrative  costs are charged to expense as  incurred.  Provisions  for estimated  losses on uncompleted  contracts are made in the period in which such losses are determined.  Claims are included in revenues when received.

Costs in  excess of  amounts  billed  are  classified  as a current  asset.
Billings  in  excess  of  costs  are  classified  as a  current  liability.
Contract retentions are included in accounts receivable.

Fair Value of Financial Instruments

The  carrying  amounts  of  financial   instruments   including,   accounts
receivable,  accounts  payable  and accrued  expenses  and  long-term  debt approximate  fair  value  as of  December  31,  1999,  as a  result  of the relatively short maturity of these instruments.

Long-Lived Assets

The Company  reviews its long-lived  assets for impairment  whenever events or changes in circumstances  indicate that the carrying amount of the asset may not be  recovered.  The Company  looks  primarily  to the  undiscounted future cash flows in its  assessment  of whether or not  long-lived  assets have been  impaired.  At  December  31,  1999,  the Company  determined  no impairment was appropriate.

Income Taxes

The  Company  recognizes  deferred  tax  liabilities  and  assets  for  the expected  future tax  consequences of events that have been included in the financial  statements or tax returns.  Deferred tax  liabilities and assets are determined based on the difference between the financial  statement and tax basis of assets and  liabilities  using enacted tax rates in effect for
the  year  in  which  the   differences   are  expected  to  reverse.   The
measurement of deferred tax assets is reduced, if necessary,  by the amount of any tax benefits that, based on available evidence,  are not expected to be  realized.  The  principal  temporary  differences  that will  result in deferred  tax  assets  and  liabilities  are  certain  expenses  and losses accrued for financial  reporting  purposes not  deductible for tax purposes until paid.

Basic and Diluted Net Loss Per Share

The Company  computes net loss per share in accordance  with the provisions of Financial  Accounting  Standards  No. 128  "Earnings  per share" and SEC
Accounting  Bulletin No. 98.  Under these  provisions,  basic  earnings per
share  is  calculated  by  dividing  net  income   attributable  to  common
shareholders by the weighted  average number of common shares  outstanding.
Dilutive  earnings per common share is computed  similarly,  but also gives effect to the impact that stock  options and warrants,  if dilutive,  would have on net income and average  common shares  outstanding  if converted at the  beginning  of the year.  There were no  outstanding  stock  options or warrants as of December 31,  1999.  As such,  basic and  dilutive  earnings per share are the same for each period presented.

Recently Issued Accounting Pronouncements

In June 1998, the Financial  Accounting  Standards  Board issued  Statement
No. 133,  "Accounting for Derivative  Instruments and Hedging  Activities",
which is effective for financial  statements issued for all fiscal quarters of fiscal years  beginning  after June 15, 1999.  This  statement  requires companies  to  recognize  all  derivative  contracts  at  either  assets or liabilities  in the balance  sheet and to measure  them at fair  value.  If certain  conditions are not a derivative may be specifically  designated as a hedge,  the  objective  of which is to match  the  timing of gain or loss recognition on the hedging  derivative with the recognition (i) the changes in the fair value of the hedged  asset or liability  that are  attributable to the hedged  risk or (ii) the  earnings  effect of the hedged  forecasted transaction.  For a derivative not designated as a hedging instrument,  the
gain  or  loss  is   recognized   in  income  in  the   period  of  change.
Historically,  the Company has not entered  into  derivative  contracts  to
hedge  existing  risks  or  for  speculative  purposes.   Accordingly,  the
Company does not expect  adoption of the new  standards on January 1, 2000, to effect its financial statements.

Note 2 - Property and Equipment

Property and equipment consists of the following at December 31, 1999:

   Furniture and fixtures                                $   14,914
   Computers and equipment                                   29,919
                                                         ----------
                                                             44,833
      Less accumulated depreciation                          (7,895)
                                                         ----------

                                                         $   36,938
                                                         ==========

Note 3 - Line-of-Credit

The  Company  has a  line-of-credit  from bank of  $30,000.  The line bears interest  at prime plus 6% (14.50% at  December  31,  1999),  which is paid monthly.  The Company had an outstanding  balance of $23,107 as of December
31,  1999.  The   line-of-credit   is  due  June  2000  and  is  personally
guaranteed by a Stockholder of the Company.

Note 4 - Long-Term Debt

Long-term debt consists of the following at December 31, 1999:

Note  payable to a related  party,  interest at 12%,  due in monthly
 installments   of   approximately   $7,500,   including   interest,
 commencing  in February  2000 through  maturity in June 2001.  This
 note is secured by 400,000 shares of the Company's common stock.       $113,227

Note  payable to a related  party,  interest at 12%,  due in monthly
 installments   of   approximately   $5,750,   including   interest,
 commencing  February 2000 through  maturity in January  2001.  This
 note is secured by 500,000 shares of the Company's common stock.         56,000

Capital  leases  with  monthly  installments  ranging  from  $135 to
 $1,798,  including  interest  from 8.5% to  74.30%,  maturing  from
 February  2000 to  February  2004.  Collateralized  by the  related
 equipment.                                                               22,514
                                                                        --------

                                                                        $191,741
                                                                        ========

Maturities of long-term debt as of December 31, 1999 are as follows:

                                                   Long-Term       Capital
Year Ending December 31,                              Debt         Leases       Total
------------------------                           ----------    ----------   ----------

        2000                                       $  121,104    $    9,391   $  130,495
        2001                                           48,123         5,796       53,919
        2002                                               -          5,796        5,796
        2003                                               -          5,796        5,796
        2004                                               -          1,023        1,023
                                                   ----------    ----------   ----------
                                                      169,227        27,802      197,029
        Less amount representing interest                  -         (5,288)      (5,288)
                                                   ----------    ----------   ----------
                                                      169,227        22,514      191,741
        Less current maturities                      (121,104)       (7,100)    (128,204)
                                                   ----------    ----------   ----------

                                                   $   48,123    $   15,414   $   63,537
                                                   ==========    ==========   ==========

The net book value of assets under capital lease was approximately  $30,774 as of December 31, 1999.

Note 5 - Financing Agreement Payable

During  1999,  the Company  entered into an agreement to transfer a portion of its accounts  receivable with recourse to a finance company.  Inventory, equipment,  accounts  receivables and intangible assets  collateralized the agreement.  The finance  company  advances  80% of the  account  receivable balance upon  submission  and remits the  remaining  20% less  interest and fees when the account is paid by the  customer.  Proceeds  from the finance company for the period from  January 7, 1999  (inception)  to December  31,
1999 were  $333,168.  Fees and  interest  paid were  $13,473 for the period from January 7, 1999  (inception)  to December 31, 1999. As of December 31,
1999,  and  the  Company  has  a  liability  to  the  finance   company  of
approximately $73,000 for advances made on uncollected receivables,  unpaid interest and fees.

Late in 1999, the Company  discontinued  the transfer of  receivables.  The
Company did not experience  credit losses  associated  with the transferred receivables.

Note 6 - Commitments

The  Company  leases  office  space  and  furniture  and  equipment   under
operating leases, which expire March 2000 through March 2002.

Future minimum  obligations  under the  non-cancelable  operating leases at
December 31, 1999 are as follows:

                      Year Ending December 31,
                      ------------------------
                                2000                      $  24,090
                                2001                         16,590
                                2002                          2,665
                                                          ---------

                                                          $  43,345
                                                          =========

Rent expense under the operating leases was  approximately  $19,000 for the year ended December 31, 1999.

Employment Agreements

During the year ending  December  31,  1999,  the Company  entered into two employment  agreements with employees and stockholders of the Company.  One agreement  states a monthly  salary of $3,750 will be paid as an advance on the base  salary of 2% on booked  sales when gross  sales  exceed a base of
$100,000 per month.  The other  agreement  states a straight $5,000 monthly salary.  Both agreements also have a monthly vehicle  allowance and various other  employee  benefits.  Also,  both  agreements  have a bonus of 24,000 restricted  shares of common stock every twelve (12) period,  up to 120,000 shares over the  five-year  agreement.  Additional  bonus may be paid based on the  Company's  performance.  The Company  holds the right to cancel the agreement and the issuance of shares if the employee terminates  employment before end of the five-year  agreement or if both parties  mutually consent to the  termination.  Both  agreements  terminate in March 2006.  No shares were issued to either party in regard to this  agreement as of December 31,
1999.

Note 7 - Income Taxes

At December 31, 1999, the Company has net operating loss  carryforwards  of approximately $500,000, which expire in 2014.

The  Company  has  recorded  a  long-term  deferred  tax  asset for the net operating  loss of  approximately  $174,000 at December 31,  1999,  and has provided  a 100%  valuation  allowance  on the  deferred  tax  asset due to uncertainty  as to the  ultimate  utilization  of the  net  operating  loss carryforwards.

Note 8 - Stockholders' Equity

Upon  incorporation,  the Company issued  1,160,000  shares of common stock for $11,600 to the founders.

Private Placement

During 1999,  the Company issued 26,200 shares of common stock in a private placement  for cash at $2.50 per share.  The Company  received  proceeds of
$53,650 net of related costs of $11,850.

Stock for Debt Acquisition

During  1999,  the Company  borrowed  $150,000  from  related  parties.  In connection  with these loans,  the Company  issued  50,000 shares of common stock.  The fair  value of the shares  issued was based on the fair  market value of the stock on the date of issuance or $500.

Stock for Services

During 1999,  the Company  issued  236,950 shares of stock to employees and consultants  in exchange for services  rendered  during the year.  The fair value of the shares  issued was based on the fair market value of the stock on the date of issuance or $2,370.

      NISCO Management's Discussion And Analysis Or Plan Of Operation

Forward-Looking Statements

Certain of the  information  discussed  herein,  and in  particular in this
section  entitled   "Management's   Discussion  and  Analysis  or  Plan  of
Operation,"  contains  forward-looking  statements  that involve  risks and uncertainties  that might adversely  affect the operating  results of NISCO in the future in a material  way.  Such  risks and  uncertainties  include,
without  limitation,   NISCO's  possible  inability  to  obtain  additional
financing,  loss of key  personnel  or major  customers,  technological  or economic  changes  and  increased  competition.  Many of  these  risks  are beyond the control of NISCO .

The  following  discussion  of NISCO's  financial  condition and results of operations  for the nine  months  ended  September  30, 2000 and the period from  inception  (January  7, 1999) to  September  30, 1999  (period  ended
September  30,  1999)  should  be read in  conjunction  with the  financial statements,  the notes related  thereto and other  financial  data included elsewhere in this proxy statement/prospectus .

Overview

NISCO is engaged in the business of  designing  and  installing  high-speed
telecommunications   infrastructure   solutions.   NISCO   specializes   in
inter-building and  intra-building  networking systems for local area, wide area and  global  networks.  NISCO is  represented  in all 50 states by its network of certified customer service representatives.

NISCO was incorporated in Delaware in January 1999 as National  Integration
Specialists,  Inc.  and  changed  its name to NISCO  Systems,  Inc in March
1999.

Results of  Operations - Nine Months Ended  September  30, 2000 Compared to
the Period from Inception (January 7, 1999) to September 30, 1999

The  revenue of NISCO for the nine  months  ended  September  30,  2000 was
$3,181,767  and related costs of sales of  $2,429,172  resulting in a gross margin of  $752,595 or 24%.  The  decrease  in margin of  approximately  4%
from the  September  30,  1999  gross  margin of 28% was  primarily  due to shifts  in the  services  performed.  This  shift  was made in an effort to increase sales in the 2000 period.  Revenue  consists  primarily of revenue from short-term  design and installation  projects  accounted for under the completed  contract  method.  NISCO's costs of sales  consist  primarily of labor costs incurred in connection  with the completion of such  short-term projects.

Selling,  general and  administrative  costs were  $1,493,553  for the nine months ended  September  30, 2000 compared to $231,427 for the period ended
September 30, 1999.  This increase  corresponds to the increase in activity for the 2000 period and is  approximately  the same percentage of sales for both periods.

NISCO  incurred a loss from  operations  of  $740,958  for the nine  months ended  September  30, 2000  compared  to a loss of $103,725  for the period ended  September  30,  1999.  This  increase  in loss  from  operations  is primarily due to the increase in sales volume and activity.

For the nine months ended September 30, 2000,  NISCO incurred a net loss of
$751,715,  or $.32 loss per share,  compared to a net loss of $113,975,  or
$.34 loss per share, for the period ended September 30, 1999.

Results  of  Operations  - Initial  Period of  Operation,  January  7, 1999
(inception) to December 31, 1999:

The revenue of NISCO for the initial  period of operation  was $866,508 and related  costs  of  sales  of  $623,249  resulting  in a  gross  margin  of
$243,259 or 28%.  Revenue  consists  primarily of revenue  from  short-term
design  and  installation   projects  accounted  for  under  the  completed
contract  method.  NISCO's costs of sales consist  primarily of labor costs incurred in connection with the completion of such short-term projects.

Selling,  general and  administrative  costs were $728,989.  This consisted primarily  of salary  expense  and other  employee  costs of  approximately
$329,000,   professional  fees  of  approximately   $125,000,  and  selling
expenses of  approximately  $85,000.  The remainder of the costs  primarily related to rent expense and miscellaneous office expenses.

For the period of inception  through  December 31, 1999,  NISCO  incurred a net loss of $514,443, or $.78 loss per share.

NISCO has funded its  operations in the initial  period  primarily from the issuance of long-term  debt,  advances under the line of credit,  financing the accounts  receivable and through the sale of common stock.  At December
31,  1999,  NISCO  had cash and cash  equivalents  of $3,247  and  negative working capital of $424,924.

Cash used by NISCO for  operating  activities  during  the  initial  period ended  December 31, 1999 was  $314,159.  A primary  component of the use of
cash  during  the  initial   period  was  NISCO's  net  loss  of  $514,443.
Additional uses of operating cash for the initial period include  increases in NISCO's  accounts  receivable of $232,952 and inventory of $18,389.  The uses of operating cash were partially offset by $359,109,  of cash provided from accounts payable and $81,752 of accrued expenses.

Cash used for  investing  activities  includes  $7,430 for the  purchase of property and equipment, and $5,200 for deposits.

Cash   provided  by  financing   activities   of  $330,036  was   primarily
attributable  to $169,227 of proceeds  from  long-term  debt,  net advances from  line-of-credit  and financing  arrangements  totaling $95,714 and the sale of common stock for $65,250.

Liquidity and Capital Resources:

NISCO has funded its operations  during 2000 primarily from $2.3 million of proceeds  from the sale of common stock.  At September 30, 2000,  NISCO had cash and cash equivalents of $279,552 and working capital of $1,163,003.

Cash used by NISCO for  operating  activities  during the nine months ended
September 30, 2000 was $1,707,046.  A primary  component of the use of cash was NISCO's net loss of $751,715.  Additional  uses of  operating  cash for the nine months  ended  September  30, 2000  include  increases  in NISCO's accounts  receivable  of  $1,204,699.  The  uses  of  operating  cash  were partially  offset  by the  non-cash  item of stock  based  compensation  of
$213,855.

Cash used for  investing  activities  includes  $194,802 of the purchase of property and equipment.

Cash  provided  by  financing   activities   of   $2,186,078   was  primary
attributable  to $2.3  million of  proceeds  from the sale of common  stock offset by net  payments  of $119,356  under  long-term  debt and  financing agreements.

Cash generated from  operations was not sufficient to meet NISCO's  working capital  requirements for the nine months ended September 30, 2000, and may not be  sufficient to meet NISCO's  working  capital  requirements  for the foreseeable  future.  As a result,  NISCO is  exploring  various  financing and/or additional  equity financing to meet current operating  requirements
until  operations  can  generate   sufficient  cash  for  NISCO  to  become
self-sustaining.  There  can be no  assurance  that  NISCO  will be able to secure  additional debt or equity financing or that operations will produce adequate  cash flows to allow  NISCO to meet all of its future  operations.
However,   management  believes  NISCO  will  be  successful  in  producing sufficient cash flows from all collective  sources to continue for the next twelve months.

NISCO has no commitment for significant capital  expenditures  covering the next twelve  months.  However,  if NISCO's  growth  continues  it is likely that NISCO will make  improvements  to a portion of its leased space at its
Georgia  headquarters  and will open an office in  England.  NISCO does not expect the capital  costs to exceed  $200,000 for these  projects and plans to use internally  guaranteed funds or to attempt to secure a lease line or debt financing.

                       Applied Medical Devices, Inc.

                             October 31, 2000

The accompanying  unaudited  financial  statements  include the accounts of
Applied Medical  Devices,  Inc. (the "Company").  The financial  statements have  been  prepared  in  accordance  with  generally  accepted  accounting principles  for interim  financial  information.  Accordingly,  they do not include  all  of  the  information  and  footnotes  required  by  generally accepted accounting principles.

In the opinion of management,  the unaudited interim  financial  statements for the period ended  October 31,  2000 are presented on a basis consistent
with  the  audited  financial   statements  and  reflect  all  adjustments,
consisting  only  of  normal   recurring   accruals,   necessary  for  fair
presentation of the results of such period.

The results for the six months ended  October 31, 2000 are not  necessarily
indicative  of  the  results  of  operations  for  the  full  year.   These
financial  statements and related  footnotes  should be read in conjunction with  the  financial  statements  and  footnotes  thereto  included  in the
Company's financial statements of the period ended April 30, 2000.

                       Applied Medical Devices, Inc.
                       (A Development Stage Company)

                                Balance Sheets

                                                        October 31,       April 30,
                                                           2000             2000
                                                        -----------     ------------
                                                        (Unaudited)
                                       Assets
Current
  Cash and cash equivalents                             $    250,348    $    129,680
                                                        ------------    ------------

                                                        $    250,348    $    129,680
                                                        ============    ============

                        Liabilities and Stockholders' Equity

Current liabilities
  Accrued expenses                                      $     55,209    $      4,660
                                                        ------------    ------------

Stockholders' equity
  Common  stock - $.01 par value,  75,000,000  shares
   authorized;  issued and outstanding  65,977,800 as
   of October 31, 2000 and April 30, 2000                    659,778         659,778
  Additional paid-in capital                               4,172,128       4,172,128
  Accumulated deficit                                     (4,451,999)     (4,451,999)
  Deficit accumulated during the development stage          (184,768)       (254,887)
                                                        ------------     -----------

Total stockholders' equity                                   195,139         125,020
                                                        ------------    ------------

                                                        $    250,348    $    129,680
                                                        ============    ============

                       Applied Medical Devices, Inc.
                       (A Development Stage Company)
                         Statements of Operations
                                (Unaudited)

                                      Three Months  Three Months    Six Months    Six Months
                                         Ended          Ended         Ended          Ended       Since Being
                                      October 31,    October 31,   October 31,    October 31,   a Development
                                          2000          1999           2000          1999       Stage Company
                                      ------------  ------------   -----------    -----------   -------------
Expenses
General and administrative            $    82,962    $     7,117   $    88,129    $    10,649   $   539,009
                                      -----------   ------------   -----------    -----------   -----------
Other income
  Interest income                           1,528          1,612         3,276          3,241       135,680
  Other                                        -              -             -              -         32,536
Gain from sale of marketable
securities                                154,972             -        154,972             -        186,025
                                      ------------  ------------   -----------    -----------   ------------
      Total other income                  156,500          1,612       158,248          3,241       354,241
                                      ------------  ------------   -----------    -----------   ------------

Net income (loss)                     $    73,538    $    (5,505)  $    70,119    $    (7,408)  $  (184,768)
                                      ============  ============   ===========    ===========   ===========
Basic and diluted income (loss) per
share                                          *              *             *              *
                                      ============  ============   ===========    ===========
Weighted average number of common
 and common equivalent shares
 outstanding                           65,977,800     65,977,800    65,977,800     65,977,800
                                      ============  ============   ===========    ===========
*Less than $.01 per share

                See accompanying notes to financial statements.

                          Applied Medical Devices, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows
                                   (Unaudited)

                                               Six Months   Six Months
                                                 Ended         Ended       Since Being
                                              October 31,   October 31,   a Development
                                                  2000         1999       Stage Company
                                              -----------   -----------   -------------
Operating activities
  Net income (loss)                            $   70,119   $   (7,408)   $ (184,768)
  Adjustments  to reconcile net income (loss)
   to cash used in operating activities
   Gain from sale of marketable securities       (154,972)          -       (186,025)
   Issuance of common stock for services               -            -          7,565
   Changes    in    operating    assets   and
liabilities
     Accounts receivable                               -            -           4903
     Accrued expenses                              50,549         (250)       12,099
     Other                                             -            -             10
                                              -----------   ----------    ----------

Net cash used in operating activities             (34,304)      (7,658)     (346,216)
Investing activities
  Proceeds from sale of marketable securities     154,972           -        202,012
                                              -----------   ----------    ----------
Net cash provided by investing activities         154,972                    202,012
                                              -----------   ----------    ----------

Financing activities
  Proceeds from issuance of common stock               -            -        139,368
  Proceeds from exercise of stock warrants             -            -         98,000
                                              -----------   ----------    ----------

Net cash provided by financing activities              -            -        237,368
                                              -----------   ----------    ----------

Decrease in cash and cash equivalents             120,668       (7,658)       93,164

Cash and cash equivalents, beginning of
period                                            129,680      146,121       157,184
                                              -----------   ----------    ----------

Cash and cash equivalents, end of period       $  250,348   $  138,463    $  250,348
                                              ===========   ==========    ==========

                       INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
Applied Medical Devices, Inc.
Vail, Colorado

We have audited the accompanying  consolidated  balance sheet of Applied Medical
Devices,  Inc. and subsidiary (a development stage company) as of April 30, 2000 and the related consolidated statements of operations, stockholders' equity, and cash flows the year ended April 30, 2000.  These  financial  statements  are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally acepted auditing standards.
Those standards  require that we plan and perform the audit to obtain reasonable
assurance   about  whether  the  financial   statements  are  free  of  material
misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the  accounting  principles  used and  significant  estimates  made by management,  as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly,  in all material  respects,  the financial  position of Applied  Medical
Devices,  Inc.  and  subsidiary  at  April  30,  2000 and the  results  of their operations and their cash flows for the year ended April 30, 2000, in conformity with generally accepted accounting principles.

                                                      /s/A.J. Robbins, P.C.
                                                         A.J. Robbins, P.C.

Denver, Colorado
June 30, 2000

                       INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
Applied Medical Devices, Inc.
Vail, Colorado

We  have  audited  the  accompanying   consolidated   statement  of  operations,
stockholders'  equity,  and cash  flows of Applied  Medical  Devices,  Inc.  and subsidiary (a  development  stage company) for the year ended April 30, 1999 and the amount for the year ended April 30, 1999 included in the  cumulative  period from inception (May 1, 1987) to April 30, 2000.  These financial  statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We  conducted  our  audits  in  accordance  with  generally   accepted  auditing
standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the  accounting  principles  used and  significant  estimates  made by management,  as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly,  in all material  respects,  the results of operations and cash flows of
Applied Medical  Devices,  Inc. and subsidiary for the year ended April 30, 1999 and the amount for the year ended  April 30,  1999  included  in the  cumulative period  from  inception  (May 1,  1987) to April  30,  2000 in  conformity  with generally accepted accounting principles.

                                          /s/Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keeft Steiner & Hottman PC

Denver, Colorado
January 31, 2001

               APPLIED MEDICAL DEVICES, INC. AND SUBSIDIARY
                       (A Development Stage Company)

                        Consolidated Balance Sheet
                              April 30, 2000

                                  ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                      $    129,680
                                                                  ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accrued expenses                                               $      4,660
                                                                  ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock, $.01 par value; 75,000,000
shares      authorized, 65,977,800 issued and
outstanding                                                            659,778
   Additional paid-in capital                                        4,172,128
   Accumulated deficit                                              (4,451,999)
   Deficit accumulated during the development stage                   (254,887)
                                                                  ------------

            Total Stockholders' Equity                                 125,020
                                                                  ------------

                                                                  $    129,680
                                                                  ============

      See accompanying notes to consolidated financial statements.

               APPLIED MEDICAL DEVICES, INC. AND SUBSIDIARY
                       (A Development Stage Company)

                   Consolidated Statements of Operations

                                                                      For the
                                                                       Period
                                                                     from May 1,
                                                                        1987
                                                                     (Inception
                                                                       of the
                                                                     development
                                    For the Years Ended April 30,     stage) to
                                    -----------------------------     April 30,
                                         2000           1999             2000
                                    ------------   ------------     ------------
EXPENSES:
  General and administrative        $     27,667   $     20,791     $    450,879
                                    ------------   ------------     ------------

OTHER INCOME:
  Interest income                          6,876          7,029          132,403
  Gain from sale of marketable                -              -            31,053
securities
  Other                                       -              -            32,536
                                    ------------   ------------     ------------
      Total Other Income                   6,876          7,029          195,992
                                    ------------   ------------     ------------

NET LOSS                            $    (20,791)  $    (13,762)    $   (254,887)
                                    ============   ============     ============

NET LOSS PER COMMON SHARE -
BASIS AND DILUTED                   $          *   $          *
                                    ============   ============

Weighted Average Number of
Common Shares Outstanding             65,977,800     65,977,800
                                    ============   ============

*Less than $(.01)

        See accompanying notes to consolidated financial statements

               APPLIED MEDICAL DEVICES, INC. AND SUBSIDIARY
                       (A Development Stage Company)
        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
            YEARS ENDED APRIL 30, 2000 AND 1999 AND PERIOD FROM
    MAY 1, 1987 (Inception of the Development Stage) TO APRIL 30, 1998

                                                                             Deficit
                                                                           Accumulated
                           Common Stock         Additional                 During the                      Total
                     -----------------------     Paid-in    Accumulated    Development     Treasury     Stockholders'
                       Shares        Amount      Capital      Deficit         Stage         Stock          Equity
                     ----------    ---------    ----------  ------------   -----------    ----------    ------------
Balance, May 1,
1987                 43,256,994    $ 432,570    $4,389,342  $ (4,451,999)  $       -      $  234,949    $    604,862

  Common stock
issued
for services          1,357,473       13,575        (6,000)           -            -             -             7,575

  Retirement of
treasury
stock                (3,136,667)     (31,367)     (203,582)           -            -        (234,949)       (469,898)

  Issuance of
common
stock and
warrants
pursuant to
public
offering             14,700,000      147,000        (7,632)           -            -             -           139,368

  Exercise of
stock
purchase warrant      9,800,000       98,000            -             -            -             -            98,000

  Net loss for               -            -             -             -       (220,334)          -          (220,334)
the periods
                    -----------     --------     ---------    ----------      --------     --------         --------

Balance, April
30, 1998             65,977,800      659,778     4,172,128    (4,451,999)     (220,334)          -           159,573

  Net loss for               -            -             -             -        (13,762)          -           (13,762)
the year
                    -----------     --------     ---------    ----------      --------     --------         --------

Balance, April
30, 1999             65,977,800      659,778     4,172,128    (4,451,999)     (234,096)          -           145,811

  Net loss for               -            -             -             -        (20,791)          -           (20,791)
the year
                    -----------     --------     ---------    ----------      --------     --------         --------

Balance, April
30, 2000             65,977,800      659,778     4,172,128    (4,451,999)     (254,887)          -           125,020
                    ===========     ========     =========    ==========      ========     ========        =========

               APPLIED MEDICAL DEVICES, INC. AND SUBSIDIARY
                       (A Development Stage Company)
                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      For the
                                                                       Period
                                                                     from May 1,
                                                                        1987
                                                                     (Inception
                                                                       of the
                                                                     development
                                    For the Years Ended April 30,     stage) to
                                    -----------------------------     April 30,
                                        2000           1999             2000
                                    ------------   ------------     ------------
CASH FLOWS USED BY OPERATING
ACTIVITIES:
  Net loss                          $    (20,791)  $    (13,762)    $   (254,887)
  Adjustments to reconcile net
loss to net cash used
by operations:
   Gain from sale of marketable               -              -           (31,053)
securities
   Issuance of common stock for               -              -             7,565
services
   Changes in:
     Accounts receivable                      -              -             4,903
     Accrued expenses                      4,350           (220)         (38,450)
     Other                                    -              -                10

      Cash Flows (Used) by               (16,441)       (13,982)        (311,912)
Operating Activities

CASH FLOWS PROVIDED BY INVESTING
ACTIVITIES:
  Proceeds from sale of                       -              -            47,040
marketable securities

      Cash Flows Provided by                  -              -            47,040
Investing
   Activities

CASH FLOWS PROVIDED BY FINANCING
ACTIVITIES:
  Proceeds from issuance of
common stock                                  -              -           139,368
  Proceeds from exercise of                   -              -            98,000
stock warrants

      Cash Flows Provided by                  -              -           237,368
Financing Activities

NET CHANGE IN CASH AND CASH
EQUIVALENTS                              (16,441)       (13,982)         (27,504)

CASH AND CASH EQUIVALENTS,               146,121        160,103          157,184
beginning of      period

CASH AND CASH EQUIVALENTS, end      $    129,680   $    146,121     $    129,680
of   period

               APPLIED MEDICAL DEVICES, INC. AND SUBSIDIARY
                       (A Development Stage Company)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

Applied  Medical  Devices,   Inc.  (the  "Company")  (a  development  stage
company) was  incorporated  on February 5, 1979 under the laws of the State of Colorado to engage in the  development  and sale of medical  devices and medical  technology.  In July 1986, the Company  decided to discontinue its business  operations and commenced  disposing of its business assets. As of
May 1, 1987,  the Company had  completed  the  disposition  of its business operations.  Since that time,  the Company's  operations  have consisted of efforts  to  pursue  other  business  opportunities  and  funding  sources.
Accordingly, the Company is considered to be in the development stage.

The  financial  statements  include  the  accounts  of the  Company and its inactive  wholly owned  subsidiary,  Applied  Medical,  Inc.  ("AMI").  All inter-company accounts and transactions have been eliminated.

Financial Instruments and Concentrations of Credit Risk

The Company's  financial  instruments that are exposed to concentrations of credit risk consist primarily of cash equivalents.

The  Company's  cash  equivalents  are  invested in money  market  accounts placed with major financial  institutions  and in United States  government
securities.   The  investment  policy  limits  the  Company's  exposure  to concentrations  of credit risk.  Money market deposit accounts at times may exceed  federally  insured  limits.  The  Company has not  experienced  any losses in such accounts.

Use of Estimates

The  preparation  of financial  statements  in  conformity  with  generally accepted  accounting  principles  requires management to make estimates and assumptions  that affect the reported amounts of assets and liabilities and disclosure  of  contingent  assets  and  liabilities  at  the  date  of the consolidated  financial statements and the reported amounts of revenues and expenses  during the  reporting  period.  Actual  results could differ from those estimates.

Fair Value of Financial Instruments

Unless  otherwise  specified,  the Company  believes the carrying  value of financial instruments approximates their fair value.

Cash Equivalents

The Company  considers  all highly  liquid  investments  purchased  with an original  maturity  of  three  months  or less to be cash  equivalents.  At
April 30, 2000 cash  equivalents  include a United States  Treasury bill of approximately $130,000.

Income Taxes

Deferred  income  taxes are  recorded  to reflect the tax  consequences  in future years of temporary  differences  between the tax basis of the assets and liabilities and their  financial  statement  amounts at the end of each reporting  period.  Valuation  allowances are established when necessary to reduce  deferred tax assets to the amount  expected to be realized.  Income tax  expense  is the tax  payable  for the  current  period  and the change during the period in deferred tax assets and liabilities.  The deferred tax assets  and  liabilities  have been  netted to  reflect  the tax  impact of temporary differences.

Net Loss Per Share

In 1997, the Financial  Accounting  Standards Board (FASB) issued Statement
No. 128,  "Earnings Per Share".  Statement 128 replaced the  calculation of primary  and fully  diluted  earnings  per  share  with  basic and  diluted earnings per share.  Unlike primary earnings per share,  basic earnings per share excludes any dilutive  effects of options,  warrants and  convertible securities.  Diluted  earnings per share is very similar to the  previously reported fully diluted  earnings per share.  All earnings per share amounts
for  all  periods  have  been  presented,   to  conform  to  Statement  128
requirements.

NOTE 2 - INCOME TAXES

As of  April  30,  2000  the  net  deferred  tax  asset  recorded  and  its approximate tax effect consists of the following:

Net operating loss carryforwards                             $   650,884
Capitalized start-up costs                                       165,809
                                                             -----------
                                                                 816,693
Less: valuation allowance                                       (816,693)
                                                             -----------

Net deferred tax asset                                       $       -
                                                             ===========

As of April 30, 2000, a valuation  allowance  equal to the net deferred tax asset  recognized  has been  recorded,  as  management  has been  unable to determine  that it is more likely than not that the deferred tax asset will be realized.

At April 30, 2000 the Company has net operating loss  carryforwards  (NOLs)
of approximately $1,745,000, which expire in the following years:

2001                                                         $  1,119,000
2002                                                              626,000
                                                             ------------
                                                             $  1,745,000
                                                             ============

A  portion  of the NOLs is  limited  on an  annual  basis  as a  result  of
Internal  Revenue Code Section 382,  which relates to the change in control that has occurred as a result of the Company's business acquisitions.

NOTE 3 - STOCKHOLDERS' EQUITY

During  fiscal 1988 and 1989,  the Company  issued a total of  1,356,473 of its common shares to certain  employees  and directors for services  valued at $7,565.

In fiscal 1989,  the Company  completed a public  offering  whereby it sold
14,700,000  shares of its common stock and  9,800,000  warrants to purchase common  shares  at $.01 per  share.  Total  proceeds,  net of  expenses  of
$7,632 were $139,368.

During  fiscal 1990,  all of the warrants  were  exercised  and the Company received proceeds of $98,000.

In  fiscal  1993,  the  Company  issued  1,000 of its  common  shares  to a stockholder for consideration received in prior years valued at $10.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company  leases  office  space from an affiliate  (Livingston  Capital,
Ltd.) for  approximately  $250 per month on a  month-to-month  basis.  Rent expense for the years ended April 30, 2000 and 1999 was $3,000 per year.

NOTE 5 - SUBSEQUENT EVENTS (UNAUDITED)

On July 7, 2000 the Company  entered  into a letter of intent to merge with
NISCO  Systems,  Inc.  The closing of the merger is subject to, among other items,  finalization of due diligence,  execution of a definitive agreement and stockholder approval.

     AMDI Management's Discussion And Analysis Of Financial Condition
                         And Results Of Operation

Management's Discussion and Analysis or Plan of Operation.

The  unaudited  financial  statements  and related notes have been prepared pursuant  to the rules  and  regulations  of the  Securities  and  Exchange
Commission.  Accordingly,  certain  information  and  footnote  disclosures normally  included in  financial  statements  prepared in  accordance  with generally  accepted  accounting  principles  have been omitted  pursuant to such rules and  regulations.  The  accompanying  financial  statements  and related  notes  should be read in  conjunction  with the audited  financial statements of the Company,  and notes thereto, for the year ended April 30,
2000.

The  following  review  concerns the  six-month  periods  ended October 31,
2000, and October 31, 1999,  which should be read in  conjunction  with the financial statements and notes thereto.

The  information  set forth in  "Management's  Discussion  and  Analysis of
Financial  Condition and Results of  Operations"  below  includes  "forward looking  statements"  within the meaning of Section  27A of the  Securities
Act,  and is subject to the safe harbor  created by that  section.  Factors that could cause actual results to differ  materially  from these contained
in  the  forward  looking   statements  are  set  forth  in   "Management's
Discussion and Analysis of Financial Condition and Results of Operations."

Plan of Operation

AMDI was  incorporated  under the laws of the State of Colorado on February
5, 1979.  Until 1986,  AMDI engaged in the  development and sale of medical devices  and medical  technology.  AMDI's  efforts in the medical  products industry were  unsuccessful,  and AMDI  accumulated  a substantial  deficit
since  inception.   In  July  1986,  AMDI  determined  to  discontinue  its
operations  in the medical  products  industry.  AMDI reduced its staff and commenced  its  present  activities,  which  consist  of the  search for an acquisition,  merger or other form of business combination with an existing business.  Subsequent  to the  fiscal  year-end  of April  30,  2000,  AMDI intensified  its  evaluation of a privately  held company,  NISCO  Systems,
Inc.  ("NISCO").  NISCO  was  organized  in  1999  to  design  and  install
high-speed    telecommunications    infrastructures    for    corporations,
specializing in complex inter-building,  intra-building,  outside plant and corporate  networks.  On November 17, 2000,  AMDI entered into an agreement to merge with NISCO (the "Merger").

The Merger is expected to be effected  through a business  combination with
Applied Medical Merger Corp., a corporation  newly formed by AMDI to be the surviving  corporation in the Merger.  Upon  completion of the Merger,  the name of the surviving corporation will be changed to NISCO Systems, Inc.

Completion of the Merger is subject to the approval of AMDI's  shareholders and customary closing conditions.

AMDI expects to incur  substantial  legal,  accounting  and filing fees, as well as  printing  and  mailing  and  other  costs in  connection  with the proposed Merger.

Results of  Operations - Six Months Ended  October 31, 2000 and October 31,
1999

During  the six  months  ended  October  31,  2000,  AMDI had net income of approximately  $70,100.  The Company's revenues consisted of gains from the sale of marketable  securities that were previously written off of $155,000 and interest on cash and other money market  instruments  of  approximately
$3,300.   The  Company  incurred  general  and   administrative   costs  of
approximately  $88,100 of which  $55,000 were bonuses paid to Board members and  consultants.  During  the six  months  ended  October  31,  1999,  the general  and  administrative  costs were  approximately  $10,600 and AMDI's revenues  consisted  solely  of  interest  on cash and other  money  market instruments of approximately  $3,200,  resulting in a loss of approximately
$7,400 for the period.  As detailed on the accompanying  statements of cash flows, there were no significant  adjustments between the net income (loss)
and net change in cash.

Results of  Operations  - Fiscal  Years  Ended April 30, 2000 and April 30,
1999.

During  the  fiscal  year  ended  April  30,  2000,  AMDI had a net loss of approximately  $20,800.  Net cash used in operating  activities  during the fiscal year 2000 was  approximately  $16,400.  The Company incurred general and administrative  costs of approximately  $27,700 in fiscal 2000 of which approximately  $8,900 were  incurred in  connection  with daily  operations and evaluation of business  opportunities.  Accounting,  legal and transfer fees were  approximately  $18,800 or 68 percent  of the total  general  and administrative  expenses.  The Company  earned  interest on temporary  cash and other  money  market  instruments  of  approximately  $6,900.  Interest income  fluctuates based upon increases and decreases with general interest rates that cannot be predicted.

During  the  fiscal  year  ended  April  30,  1999,  AMDI had a net loss of approximately  $13,800.  Net cash used in operating  activities  during the fiscal year 1999 was  approximately  $14,000.  The Company incurred general and administrative  costs of approximately  $20,800 in fiscal 1999 of which approximately  $9,300 were incurred in connection with daily operations and evaluation of business opportunities.  Accounting,  legal and transfer fees were  approximately  $11,500  or  55  percent  of  the  total  general  and administrative  expenses.  The Company  earned  interest on temporary  cash and other money market instruments in the amount of approximately $7,000.

As  stated  above in the Plan of  Operation,  due to the  nature  of AMDI's activities,  AMDI's  prospects  for the future are dependent on a number of variables  that cannot be  predicted.  AMDI could expend  substantial  sums if it is determined that a business  combination is desirable.  Thereafter, results of operations  would be expected to be  materially  affected by the business  acquired by AMDI.  If AMDI  determines to proceed with a business combination,  or incurs  significant  transaction  costs  and the  business combination is not completed,  AMDI, due to its limited capital  resources, will have its liquidity  adversely affected and its ability to proceed with other business combinations will be impaired.

Income Taxes And Net Operating Losses

As  discussed  in  Note  1  in  the  accompanying   consolidated  financial
statement,  AMDI had net  operating  loss  carry  forwards  for  income tax purposes of  approximately  $1,745,000.  The deferred tax asset of $817,000 arising  from  the  net  operating  loss  carry  forwards  and  capitalized start-up  costs  have  been  fully  offset  by  a  valuation  allowance  as management  has been unable to determine  if such tax  benefits  would more likely than not be realized.

              Discussion of New NISCO's Financial Statements

Applied  Medical Merger Corp. was  incorporated on November 16, 2000 in the
State of Delaware.  It has 50,000,000  shares of authorized $.001 par value common stock and 10,000,000  shares of authorized $.001 par value preferred stock.  100  shares of common  stock  were  issued in  exchange  for $10 to
Allan Lager as part of the  initial  capitalization.  These  shares will be cancelled if the proposed merger with AMDI and NISCO is completed.

Other than the initial  capitalization,  there has been no other  activity.
As  such,  no  financial  statements  have  been  included  in  this  proxy statement/prospectus  as their inclusion would be immaterial and not useful for readers of this document.

                                 Annex A

                                   AGREEMENT

      THIS  AGREEMENT  (the  "Agreement")  is entered  into on November  17,  2000, among Applied  Medical  Devices,  Inc., a Colorado  corporation  ("AMDI"),  Applied
Medical  Merger Corp.,  a Delaware  corporation  ("Merger  Corp."),  NISCO Systems,
Inc., a Delaware  corporation  ("NISCO")  and Anthony J.  DeBella  (the  "Principal
Shareholder").

                                     RECITALS

A.    The  Principal  Shareholder  owns an  aggregate of  approximately  20% of the outstanding capital stock of NISCO.

B.    The  respective  Boards of Directors of AMDI,  Merger Corp. and NISCO deem it advisable  and in the  best  interest  of each  corporation  and  their  respective shareholders  that NISCO and AMDI  merge with and into  Merger  Corp.  pursuant  to this Agreement.

                              STATEMENT OF AGREEMENT

      NOW,  THEREFORE,  in  consideration  of the  premises  and of the  respective covenants  and  provisions  herein  contained,  and  intending to be legally  bound hereby, the parties agree as follows:

1.      THE MERGER.

            1.1   The  Merger.  Upon the terms and  subject to the  conditions  set forth in this  Agreement,  NISCO  and AMDI  shall be  merged  with and into  Merger
Corp. (the "Merger").  Following the Merger, the separate  corporate  existences of
NISCO and AMDI shall cease and Merger Corp.  shall continue as the surviving  party
in  the  Merger   (Merger  Corp.  is  sometimes   referred  to  as  the  "Surviving
Corporation").

            1.2   Effective  Time  of the  Merger.  At  the  Closing,  AMDI,  NISCO
and Merger Corp.  shall file  Articles of Merger in such form as is required by and executed in accordance  with the  applicable  provisions  of the Colorado  Business
Corporation  Act and  the  Delaware  General  Corporation  Law.  The  Merger  shall become  effective  at such time as the  Articles  of Merger are duly filed with the
Delaware  Secretary of State or at such time as AMDI,  Merger Corp. and NISCO shall agree and as shall be specified in the Articles of Merger (the  "Effective  Time of
the Merger").

            1.3   Certificate  of  Incorporation,  Bylaws,  Board of Directors  and
Officers of the Surviving Corporation.

                  (i)   The  Certificate  of  Incorporation  of Merger Corp.  as in
effect  immediately  prior  to the  Effective  Time  of  the  Merger  shall  be the
Certificate  of  Incorporation  of  the  Surviving   Corporation  until  thereafter
changed or amended as provided  therein or by applicable  law, except that the name of the Surviving Corporation shall be changed to NISCO Systems, Inc.

                  (ii)  At the  Effective  Time of the  Merger,  the  Bylaws  as in
effect  immediately  prior to the Effective  Time of the Merger shall be the Bylaws of the  Surviving  Corporation  until  thereafter  changed or  amended as  provided therein or by applicable law.

                  (iii) Directors and officers of the Surviving  Corporation  shall be the persons listed in Schedule  1.3(iii),  and each person shall hold his or her respective  office  or  offices  from and after the  Effective  Time of the  Merger until his or her successor  shall have been elected and shall have  qualified or as otherwise provided in the Bylaws of the Surviving Corporation.

            1.4   Certain  Information  With Respect to the Capital  Stock of AMDI,
NISCO and Merger  Corp.  The  respective  designations  and numbers of  outstanding shares  of each  class of  capital  stock of AMDI and  NISCO as of the date of this
Agreement are as follows:

                  (i)   The   authorized   capital   stock  of  AMDI   consists  of
75,000,000  shares of common  stock,  of which  65,977,800  shares  are  issued and outstanding  (the "AMDI Stock").  An additional  7,330,850 shares of AMDI Stock are reserved  for  issuance  for  services,  and  there  are  warrants  outstanding  to purchase an additional 9,028,700 shares of AMDI Stock.

                  (ii)  The   authorized   capital  stock  of  NISCO   consists  of
5,000,000  shares of common stock,  $.01 par value, of which  4,104,412  shares are issued and  outstanding  (the "NISCO  Stock"),  and  1,000,000  shares of preferred stock,  $.01 par value,  of which no shares are issued and  outstanding.  NISCO has adopted a 2000 Stock  Incentive  Plan which  authorizes  2,000,000  shares of NISCO
Stock,  of which  options to  purchase up to  1,430,000  shares of NISCO Stock have been granted or are reserved for grants to employees of NISCO.

                  (iii) The  authorized  capital stock of Merger Corp.  consists of
50,000,000  shares of  common  stock,  $.001 par  value,  of which 100  shares  are issued and  outstanding  (the  "Merger  Corp.  Stock"),  and  10,000,000  shares of preferred  stock,  $.001 par value,  of which no shares are issued and  outstanding and of which  none will be issued  and  outstanding  at the  Effective  Time of the
Merger.

            1.5   Effect  of  Merger.  At the  Effective  Time  of the  Merger  the
effect of the Merger  shall be as  provided  in the  applicable  provisions  of the
Delaware  General  Corporation  Law. Except as herein  specifically  set forth, the identity,  existence,  purposes, powers, objects,  franchises,  privileges,  rights and  immunities of Merger Corp.  shall  continue  unaffected  and unimpaired by the
Merger and the corporate  franchises,  existence and rights of AMDI and NISCO shall be  merged  with  and  into  Merger  Corp.,  and  Merger  Corp.,  as the  Surviving
Corporation shall be fully vested therewith.

            1.6   Conversion of NISCO Stock.  At the  Effective  Time of the Merger
and without any action on the part of the  holders of the NISCO  Stock,  each share of NISCO  Stock  shall be  converted  into 3.2  shares of Merger  Corp.  Stock.  No fractional  shares  shall  be  issued.  If  a  holder  of  the  NISCO  Stock  would otherwise  be entitled to a fractional  share,  it shall be rounded up to one whole share.

            1.7   Conversion  of AMDI Stock.  At the  Effective  Time of the Merger
and without  any action on the part of the  holders of the AMDI  Stock,  each share of AMDI Stock  shall be  converted  into .0222  shares of Merger  Corp.  Stock.  No fractional  shares shall be issued.  If a holder of the AMDI Stock would  otherwise be entitled to a fractional  share,  it shall be rounded up to one whole share.  At the  Effective  Time of the  Merger,  Merger  Corp.  will issue  147,574  shares of
Merger Corp. Stock for the services referred to in Section 1.4(i).

            1.8   Outstanding  Merger Corp.  Stock.  At the  Effective  Time of the
Merger the 100 shares of Merger Corp.  Stock which are currently  outstanding  will be deemed cancelled.

            1.9   Exchange  Procedure;  Delivery of  Certificates of AMDI Stock and
NISCO Stock.

                  (a)   As of the  Effective  Time  of  the  Merger,  Merger  Corp.
shall  deposit,  or shall cause to be deposited,  with Olde Monmouth Stock Transfer
Co.,  Inc.  or such  other  party  reasonably  satisfactory  to NISCO and AMDI (the
"Exchange  Agent"),  for the benefit of the holders of AMDI Stock and NISCO  Stock, for exchange in  accordance  with this  Article 1,  certificates  representing  the shares of Merger  Corp.  Stock to be issued  pursuant to this Article 1 in exchange for outstanding shares of AMDI Stock and NISCO Stock.

                  (b)   Promptly  after  the  Effective  Time  of the  Merger,  the
Exchange  Agent  shall  mail to each  holder  of  record  of AMDI  Stock  and NISCO
Stock:  (i) a letter of  transmittal  (the  "Letter of  Transmittal")  which  shall
specify  that  delivery  shall  be  effected,   and  risk  of  loss  and  title  to
certificates  shall pass,  only upon delivery of certificates to the Exchange Agent and shall be in such form and have  such  other  provisions  as  Merger  Corp.  may reasonably  specify and (ii)  instructions  for use in effecting  the  surrender of the  certificates  evidencing  the AMDI  Stock  and  NISCO  Stock in  exchange  for certificates  representing  shares of  Merger  Corp.  Stock.  Upon  surrender  of a certificate  for  cancellation  to the Exchange  Agent together with such Letter of
Transmittal,  duly  executed and  completed  in  accordance  with the  instructions thereto,  the holder of such  certificate  shall be entitled to receive in exchange therefor a  certificate  representing  that number of whole  shares of Merger Corp.
Stock  surrendered  as  provided  in this  Article 1, and the  certificate  of AMDI
Stock or NISCO Stock so surrendered shall be cancelled.

                  (c)   Notwithstanding  any other  provisions  of this  Agreement, no dividends or other  distributions  declared or made after the Effective  Time of the Merger  with  respect to the Merger  Corp.  Stock with a record  date after the
Effective  Time of the Merger shall be paid with respect to the shares  represented by any  certificate  for AMDI  Stock or  NISCO  Stock  until  such  certificate  is surrendered for exchange as provided in this Article 1.

            1.10  Warrants.  At the  Effective  Time of the  Merger,  all  warrants then  outstanding  to purchase  AMDI Stock shall remain  outstanding  following the
Effective  Time of the Merger and cease to  represent a right to acquire  shares of
AMDI Stock and shall be converted  automatically  into warrants to purchase  shares of  Merger  Corp.  Stock  with  the  number  of  shares  and  exercise  price to be proportionately adjusted to reflect the exchange ratio set forth in Section 1.7.

            1.11  Options.  NISCO has  granted or  reserved  for grant,  options to purchase up to  2,000,000  shares of NISCO Stock at exercise  prices  ranging  from
$2.50 to $2.75 per share.  At the  Effective  Time of the Merger,  all options then outstanding  to  purchase  NISCO  Stock  shall  remain  outstanding  following  the
Effective  Time of the Merger and cease to  represent a right to acquire  shares of
NISCO Stock and shall  convert  automatically  into  options to  purchase  the same number  of shares of Merger  Corp.  Stock at the same  exercise  price per share as the options to purchase  NISCO Stock prior to the Effective  Time of the Merger and shall  otherwise be subject to the same terms and  conditions as under NISCO's 2000
Stock  Incentive  Plan.  It is  the  intention  of the  parties  that  the  options qualify  following the Effective  Date of the Merger as incentive  stock options as defined  in Section  422 of the  Internal  Revenue  Code of 1986,  as amended  (the
"Code") to the extent  permitted  under  Section  422 of the Code and to the extent the options  qualified as incentive  stock options  prior to the Effective  Time of the Merger.

      2.    CLOSING.

            Subject to the terms and conditions of this  Agreement,  the closing of the  transactions  contemplated  by this Agreement (the  "Closing") will take place
on  the  second  business  day  after  the   satisfaction  or  waiver  (subject  to
applicable  law) of the  conditions  set forth in Sections 8 and 9, unless  another time or date is agreed to in writing by the  parties  hereto  (the  actual time and date of the Closing being  referred to herein as the "Closing  Date").  The Closing shall be held at the offices of Patton  Boggs,  LLP,  1660  Lincoln  Street,  Suite
1900, Denver,  Colorado 80264,  unless another place is agreed to in writing by the parties hereto.

      3.    REPRESENTATIONS  AND WARRANTIES OF NISCO AND THE PRINCIPAL  SHAREHOLDER
CONCERNING NISCO.

            Except as provided in the NISCO  Disclosure  Letter (as defined  below)
to be  delivered  pursuant to Section  10.2,  NISCO and the  Principal  Shareholder
jointly and severally  represent  and warrant to AMDI and Merger Corp.  that all of the  following  representations  and  warranties  in this Section 3 are true at the date of this  Agreement  and shall be true at the time of Closing.  As used in this
Agreement,   the  "NISCO  Disclosure  Letter"  shall  mean  the  disclosure  letter delivered by NISCO and the  Shareholder  regarding NISCO pursuant to this Section 3 upon execution of this Agreement.

            3.1   Due   Organization.   NISCO  is  a  corporation  duly  organized,
validly  existing  and  in  good  standing  under  the  laws  of the  state  of its incorporation,  and has the requisite  power and authority to carry on its business as it is now being  conducted.  NISCO is duly  qualified  to do business  and is in good  standing  in each  jurisdiction  in which the nature of its  business  or the ownership or leasing of its properties makes such qualification  necessary,  except
(i) as set forth on Schedule 3.1 to the NISCO  Disclosure  Letter or (ii) where the failure to be so authorized or qualified  would not have a material  adverse effect on  the  business,  operations,  properties,  assets  or  condition  (financial  or otherwise),  of NISCO taken as a whole (as used herein  with  respect to NISCO,  or with respect to any other person,  a "Material  Adverse  Effect").  Schedule 3.1 to the  NISCO  Disclosure  Letter  sets  forth  the  jurisdiction  in  which  NISCO is
incorporated  and  contains  a  list  of  all   jurisdictions  in  which  NISCO  is
authorized or qualified to do business.  True,  complete and correct  copies of the
Articles  of  Incorporation  and  Bylaws,  each as  amended,  of NISCO (the  "NISCO
Charter  Documents")  have been made  available to AMDI and Merger Corp.  The stock records  of NISCO as  heretofore  made  available  to AMDI and  Merger  Corp.,  are correct  and  complete  in all  material  respects.  There are no  minutes or other records or  proceedings  of NISCO  which have not been made  available  to AMDI and
Merger Corp.,  and all of such minutes or other records of proceedings  are correct and complete in all respects.

            3.2   Subsidiaries.   NISCO   has  no  other   subsidiaries   than  the
subsidiaries listed in Schedule 3.2 to the NISCO Disclosure Letter.

            3.3   Capital  Structure.   The  authorized  and  outstanding   capital
stock of NISCO is as set forth in Section  1.4(ii).  All of the outstanding  shares of common stock have been duly  authorized and are validly  issued,  fully paid and non-assessable.  Except as listed in  Schedule  3.3,  NISCO has no common  stock or other shares of capital stock  reserved for or otherwise  subject to issuance.  The names of all of the  holders of the NISCO  Stock and the number of shares  owned by each holder are set forth in Schedule  3.3.  Except as listed in Schedule 3.3 or as set forth above,  there are no pre-emptive or other  outstanding  rights,  options,
warrants,   conversion  rights,  stock  appreciation  rights,   redemption  rights,
repurchase  rights,  agreements,  arrangements  or commitments to issue or sell any shares  of  capital  stock  or other  securities  of  NISCO  or any  securities  or obligations  convertible or  exchangeable  into or  exercisable  for, or giving any person a right to  subscribe  for or  acquire,  any  securities  of  NISCO,  and no securities  or  obligations  evidencing  such  rights  are  authorized,  issued  or outstanding.  NISCO  does not have  outstanding  any  bonds,  debentures,  notes or
other  debt   obligations  the  holders  of  which  have  the  right  to  vote  (or convertible  into or exercisable  for securities  having the right to vote).  There are  no  outstanding  or  authorized  stock  appreciation,  phantom  stock,  profit participation,  or  similar  rights  with  respect  to  NISCO.  There are no voting trusts,  proxies or other agreements or  understandings  with respect to the voting of the capital stock of NISCO.

            3.4   Predecessor  Status;  Etc.  Set  forth  in  Schedule  3.4  to the
NISCO  Disclosure  Letter  is an  accurate  list of all  names  of all  predecessor companies  of NISCO,  including  the names of any  entities  acquired  by NISCO (by stock  purchase,  merger  or  otherwise)  or  owned by  NISCO  or from  whom  NISCO previously  acquired  material  assets,  in any case,  from the earliest  date upon which  any  person  acquired  his or her stock in NISCO.  Except  as  disclosed  on
Schedule  3.4 to the NISCO  Disclosure  Letter,  NISCO has not  been,  within  such period of time, a  subsidiary  or division of another  corporation  or a part of an acquisition which was later rescinded.

            3.5   Spin-Off  By NISCO.  Except as set forth on  Schedule  3.5 to the
NISCO  Disclosure  Letter,  there has not been any sale,  spin-off  or  split-up of material  assets of either  NISCO or any other person or entity that  directly,  or indirectly through one or more  intermediaries,  controls,  or is controlled by, or is under common control with, NISCO ("Affiliates") since its inception.

            3.6   Financial  Statements.  Schedule  3.6  to  the  NISCO  Disclosure
Letter  includes  copies  of  the  following   financial   statements  (the  "NISCO
Financial  Statements")  of NISCO:  NISCO's  audited  Balance  Sheet as of December
31, 1999 and audited Statements of Income and Comprehensive  Income,  Stockholders'
Equity and Cash Flows for the fiscal year ended  December  31, 1999 and,  unaudited
Balance  Sheet as of  September  30, 2000 and  unaudited  Statements  of Income and
Comprehensive  Income,  Stockholders'  Equity  and Cash  Flows for each of the nine month  periods  ended  September  30,  2000  and 1999  (September  30,  2000  being hereinafter  referred  to  as  the  "Balance  Sheet  Date").  The  NISCO  Financial
Statements  have been prepared in accordance  with  generally  accepted  accounting
principles   ("GAAP")   applied  on  a  consistent  basis  throughout  the  periods indicated  (except as noted  thereon  or on  Schedule  3.6 to the NISCO  Disclosure
Letter).  Except  as set forth on  Schedule  3.6 to the  NISCO  Disclosure  Letter, such  Balance  Sheets  present  fairly  in  all  material  respects  the  financial position  of NISCO as of the  dates  indicated  thereon,  and  such  Statements  of
Income and  Comprehensive  Income,  Stockholders'  Equity  and Cash  Flows  present fairly  in all  material  respects  the  results  of  operations  for  the  periods indicated thereon,  except that the unaudited interim financial  statements were or are  subject to normal and  recurring  year-end  adjustments  which were not or are not expected to be material in amount.

            3.7   Liabilities   And   Obligations.   Schedule   3.7  to  the  NISCO
Disclosure  Letter  includes  accurate lists as of September 30, 2000 (the "Balance
Sheet Date") of (i) all material  liabilities  of NISCO which are not  reflected on the Balance  Sheet of NISCO at the Balance  Sheet Date or  otherwise  reflected  in the NISCO  Financial  Statements  at the Balance  Sheet Date which by their  nature would be required in  accordance  with GAAP to be reflected  in the Balance  Sheet, and (ii) all loan agreements,  indemnity or guaranty agreements,  bonds, mortgages, liens,  pledges or other security  agreements.  Except as set forth on Schedule 3.7 to the  NISCO  Disclosure  Letter,  since  the  Balance  Sheet  Date  NISCO has not incurred any material liabilities of any kind,  character and description,  whether accrued,  absolute,  secured or  unsecured,  contingent  or  otherwise,  other than liabilities  incurred  in the  ordinary  course of  business.  Schedule  3.7 to the
NISCO   Disclosure   Letter  also  includes,   in  the  case  of  those  contingent
liabilities  related to  pending or  threatened  litigation,  or other  liabilities which are not fixed or otherwise  accrued or reserved,  a good faith and reasonable estimate of the maximum  amount  which NISCO  reasonably  expects  will be payable.
For each such  contingent  liability or liability for which the amount is not fixed or is contested, NISCO has provided to AMDI the following information:

                  (a)   A summary  description  of the liability  together with the following:

                        (i)   copies  of  all   relevant   documentation   relating
                  thereto;

                        (ii)  amounts  claimed  and  any  other  action  or  relief sought; and

                        (iii) name  of  claimant  and  all  other  parties  to  the claim, suit or proceeding;

                  (b)   The name of each court or agency  before  which such claim, suit or proceeding is pending; and

                  (c)   The date such claim,  suit or  proceeding  was  instituted;
            and

                  (d)   A  good  faith  and  reasonable  estimate  of  the  maximum amount,  if any,  which is likely  to  become  payable  with  respect  to each such liability.  If no estimate is  provided,  the  estimate  shall for purposes of this
Agreement be deemed to be zero.

            3.8   Permits And Intangibles.

                  (i)   NISCO  holds all  licenses,  franchises,  permits and other governmental  authorizations  the  absence  of any of which  could  have a Material
Adverse  Effect on  NISCO's  business  and  Schedule  3.8 to the  NISCO  Disclosure
Letter  includes an accurate  list and summary  description  of all such  licenses, franchises,  permits and other governmental  authorizations,  including permits (it being  understood  and agreed  that a list of all  environmental  permits and other environmental  approvals  is set  forth on  Schedule  3.9 to the  NISCO  Disclosure
Letter),  titles (including motor vehicle titles and current  registrations),  fuel permits,  licenses,  franchises  and  certificates,  as well as  (a) registered  or unregistered  trademarks,  trade names, patents, patent applications and inventions and discoveries  that may be patentable,  (b) copyrights  owned or held by NISCO or any  of  its  employees  (including  interests  in  software  or  other  technology systems,  programs and intellectual property).  The licenses,  franchises,  permits and  other  governmental  authorizations  listed  on  Schedules  3.8 and 3.9 to the
NISCO  Disclosure  Letter are valid, and NISCO has not received any notice that any governmental  authority  intends  to  cancel,  terminate  or  not  renew  any  such
license,  franchise,   permit  or  other  governmental  authorization.   NISCO  has
conducted  and is  conducting  its business in  compliance  with the  requirements, standards, criteria and conditions set forth in the licenses,  franchises,  permits and  other  governmental  authorizations  listed  on  Schedules  3.8 and 3.9 of the
NISCO  Disclosure  letter and is not in  violation of any of the  foregoing  except where such  non-compliance  or violation  would not have a Material  Adverse Effect
on  NISCO.   Except  as  specifically   provided  in  Schedule  3.8  to  the  NISCO
Disclosure  Letter,  the  transactions  contemplated  by this  Agreement  will  not result in a default  under or a breach or  violation  of, or  adversely  affect the rights and benefits  afforded to NISCO by, any such licenses,  franchises,  permits or government authorizations.

                  (ii)  The  patents,  the  marks  and  copyrights,  as well as the know how,  trade  secrets,  confidential  information,  customer  lists,  software, technical  information,  data, process  technology,  plans and drawings owned, used or licensed by NISCO  (collectively,  the "Trade  Secrets") are all those necessary to enable  NISCO to conduct  and to  continue  to  conduct  its  business  as it is currently  conducted.  Schedule 3.8 of the NISCO Disclosure  Letter also contains a description  of all material  Trade Secrets  owned or used by NISCO.  Except as set forth on  Schedule  3.8 to the  NISCO  Disclosure  Letter  (a) all of the  patents, marks,  copyrights and Trade Secrets  (collectively,  the "Intellectual  Property")
are owned,  or used under valid  licenses  by NISCO,  and are free and clear of all
liens  and  other   adverse   claims;   (b)   NISCO   has  not   infringed   on  or
misappropriated,  is  not  now  infringing  on or  misappropriating,  and  has  not received  any notice  that it is  infringing  on,  misappropriating,  or  otherwise conflicting with the intellectual  property rights of any third parties;  (c) there is no claim  pending  or  threatened  against  NISCO with  respect  to the  alleged infringement  or  misappropriation  by NISCO or a conflict with,  any  intellectual property  rights of others;  (d) the operation of any aspect of the business in the manner in which it has heretofore  been operated or is presently  operated does not give  rise to any  such  infringement  or  misappropriation;  and (e)  there  is no infringement or misappropriation  of the Intellectual  Property by a third party or claim,  pending or threatened,  against any third party with respect to the alleged infringement or misappropriation of the Intellectual Property by such third party.

            3.9   Environmental  Matters.  Except as set forth on  Schedule  3.9 to the NISCO  Disclosure  Letter,  and  except  where any  failure to comply or action would not have a Material  Adverse  Effect,  (i) NISCO has complied  with and is in compliance  with  all  Federal,  state,  local  and  foreign  statutes  (civil  and criminal),  laws,  ordinances,  regulations,  rules, notices,  permits,  judgments, orders  and  decrees  applicable  to  any  of  them  or  any  of  their  respective
properties,   assets,   operations   and  businesses   relating  to   environmental
protection  (collectively  "Environmental  Laws")  including,  without  limitation,
Environmental Laws relating to air, water, land and the generation,  storage,  use, handling,  transportation,  treatment or disposal of Hazardous Wastes and Hazardous
Substances  including  petroleum and petroleum  products (as such terms are defined in any applicable  Environmental  Laws); (ii) NISCO has obtained and adhered to all necessary  permits  and  other  approvals  necessary  to treat,  transport,  store, dispose of and  otherwise  handle  Hazardous  Wastes and Hazardous  Substances,  an accurate  list of all of which  permits and  approvals is set forth on Schedule 3.9 to the NISCO Disclosure Letter,  and have reported to the appropriate  authorities, to the extent  required  by all  Environmental  Laws,  all past and  present  sites owned and operated by NISCO where  Hazardous  Wastes or Hazardous  Substances  have been treated,  stored,  disposed of or otherwise handled;  (iii) there have been no releases or threats of releases (as defined in  Environmental  Laws) at,  from,  in
or  on  any   property   owned  or  operated  by  NISCO   except  as  permitted  by
Environmental  Laws;  (iv) there is no on-site or off-site  location to which NISCO has  transported  or disposed  of  Hazardous  Wastes and  Hazardous  Substances  or
arranged for the  transportation  of  Hazardous  Wastes and  Hazardous  Substances,
which  site is the  subject of any  Federal,  state,  local or foreign  enforcement action or any other  investigation  which is reasonably likely to lead to any claim against NISCO for any clean-up cost,  remedial work,  damage to natural  resources, property  damage or  personal  injury,  including,  but not  limited  to, any claim under the Comprehensive  Environmental Response,  Compensation and Liability Act of
1980,  as amended;  and (v)  NISCO has no contingent  liability in connection  with any release of any Hazardous Waste or Hazardous Substance into the environment.

            3.10  Personal   Property.   Schedule  3.10  to  the  NISCO  Disclosure
Letter includes an accurate list of (i) all  personal  property owned by NISCO with an  individual  value in excess of $25,000  acquired  since  September 30, 2000 and
(ii) all leases and agreements in respect of personal property,  including,  in the case of each of (i) and (ii),  (1) true,  complete  and correct  copies of all such leases and (2) an  indication  as to which  assets  are  currently  owned,  or were formerly  owned,  by  shareholders,  relatives of  shareholders,  or  Affiliates of
NISCO.  Except as set forth on Schedule 3.10 to the NISCO  Disclosure  Letter,  (x)
all  material  personal  property  used by NISCO in its business is either owned by
NISCO or leased by NISCO  pursuant  to a lease  included  on  Schedule  3.10 to the
NISCO Disclosure  Letter,  (y) all of the personal property listed on Schedule 3.10 to the NISCO  Disclosure  Letter is in good working order and  condition,  ordinary wear and tear  excepted  and (z) all leases and  agreements  included  on  Schedule
3.10 to the NISCO  Disclosure  Letter are in full  force and effect and  constitute valid and binding  agreements  of the  parties  (and their  successors)  thereto in accordance with their respective terms.

            3.11  Material  Contracts and  Commitments.  Schedule 3.11 to the NISCO
Disclosure  Letter  includes an accurate  list as of or on the date hereof,  of all material  written or oral leases,  agreements or other contracts or legally binding contractual rights or contractual  obligations or contractual  commitments relating to or in any way  affecting  the  operation  or  ownership of the business of NISCO
(the "Material  Contracts"),  including but not limited,  those of a type described below:

                  (i)   Any    consulting    agreement,    employment    agreement,
change-in-control  agreement,  and  collective  bargaining  arrangements  with  any labor union and any such agreements currently in negotiation or proposed;

                  (ii)  Any contract for capital  expenditures or  acquisition,  or construction of fixed assets in excess of $25,000.

                  (iii) Any   contract   for   the   purchase,    maintenance    or
acquisition,  or the  sale or  furnishing,  of  materials,  supplies,  merchandise, products,  machinery,  equipment,  parts or other  property or services  (except if such  contract is made in the ordinary  course of business  and requires  aggregate future payments of less than $25,000);

                  (iv)  Any  contract  other than trade  payables  in the  ordinary course of business  relating to the borrowing of money,  or the guaranty of another person's borrowing of money, including,  without limitation,  any notes, mortgages, indentures  and  other  obligations,  guarantees  of  performance,  agreements  and instruments  for or  relating  to  any  lending  or  borrowing,  including  assumed indebtedness;

                  (v)   Any  contract  granting  any  person  a lien  on all or any part of the assets of NISCO;

                  (vi)  Any contract for the  cleanup,  abatement or other  actions in connection  with hazardous  materials as defined under any  Environmental  Laws, the  remediation  of any  existing  environmental  liabilities  or  relating to the performance of any environmental audit or study;

                  (vii) Any  contract  granting  to any person an option or a first refusal,  first-offer  or similar  preferential  right to  purchase  or acquire any material assets of NISCO;

                  (viii)      Any   contract   with  any  agent,   distributor   or
representative  which is not  terminable  by NISCO upon  thirty  calendar  days' or less notice without penalty;

                  (ix)  Any  contract   under  which  NISCO  is  (1)  a  lessee  or
sublessee  of  any  machinery,   equipment,  vehicle  or  other  tangible  personal
property,  or (2) a lessor of any tangible  personal  property  owned by NISCO,  in either case having an original value in excess of $25,000;

                  (x)   Any  contract  under  which NISCO has granted or received a license or  sublicense  or under which it is  obligated  to pay or has the right to receive a royalty, license fee or similar payment;

                  (xi)  Any contract concerning any Affiliates;

                  (xii) Any contract  providing for the  indemnification or holding harmless  of any  officer,  director,  employee  or  other  person,  other  than as provided in the by-laws of NISCO;

                  (xiii)      Any  contract  for  purchase  or sale by NISCO or the
granting of any options with respect to, or  providing  for any labor,  services or
materials   (including   brokerage  or  management  services)  involving  any  real property on which NISCO  conducts  any aspect of its business  involving  aggregate future payments of more than $25,000;

                  (xiv) Any contract  limiting,  restricting or  prohibiting  NISCO from conducting business anywhere in the United States or elsewhere in the world;

                  (xv)  Any joint venture or partnership agreement;

                  (xvi) Any lease,  sublease or associated  agreements  relating to the property leased by NISCO;

                  (xvii)      Any  material   contract   requiring   prior  notice,
consent or other  approval  upon a change of control  in the  equity  ownership  of
NISCO,  which  contracts  shall be  separately  identified  on Schedule 3.11 to the
NISCO Disclosure Letter;

                  (xviii)     Any  contract  with a  customer  of  NISCO  involving
work to be  performed  or  product  to be  delivered,  in each case  subsequent  to
September 30, 2000, in excess of $25,000;

                  (xix) Any other  contract,  whether  or not made in the  ordinary course of business, which involves future payments by NISCO in excess of $25,000.

NISCO has provided  AMDI and Merger Corp. a true and complete  copy of each written
Material  Contract and a true and complete summary of each oral Material  Contract, in each case including all  amendments or other  modifications  thereto.  Except as set forth on Schedule 3.11 to the NISCO Disclosure  Letter,  each Material Contract is a valid and  binding  obligation  of, and  enforceable  in  accordance  with its terms  against,  NISCO,  and the other  parties  thereto,  and is in full force and effect,  subject only to bankruptcy,  reorganization,  receivership  and other laws affecting  creditors'  rights  generally.  Except as set forth on Schedule  3.11 of the NISCO  Disclosure  Letter,  NISCO has performed all obligations  required to be performed  by it as of the date  hereof  and will have  performed  all  obligations required  to be  performed  by it  as of  the  Closing  Date  under  each  Material
Contract  and neither  NISCO,  nor any other party to any  Material  Contract is in breach or default  thereunder,  and there exists no condition which would,  with or without  the lapse of time or the giving of notice,  or both,  constitute  a breach or  default  thereunder.  NISCO  has  not  been  notified  that  any  party  to any
Material  Contract intends to cancel,  terminate,  not renew, or exercise an option
under  any  Material   Contract,   whether  in  connection  with  the  transactions
contemplated hereby or otherwise.

            3.12  Real Property.  Schedule 3.12 to the NISCO  Disclosure  Letter is
a correct and complete  list, and a brief  description of all real property  leased by NISCO (the  "Leased  Real  Property"),  and all  facilities  thereon.  Except as lessee of Leased Real  Property,  NISCO is not a lessee  under or otherwise a party to any lease,  sublease,  license,  concession or other agreement,  whether written or oral,  pursuant  to which  another  person or entity  has  granted  to NISCO the right to use or occupy  all or any  portion  of any real  property.  NISCO does not have an ownership interest in any real property.

                  NISCO  has a valid  leasehold  interest  in the  Leased  Property free and  clear of all  liens,  assessments  or  restrictions  (including,  without limitation,  inchoate  liens  arising out of the  provision  of labor,  services or materials to any such Real  Property)  other than (a) mortgages  shown on the NISCO
Financial  Statements  as  securing  specified  liabilities  or  obligations,  with respect to which no default (or event  that,  with notice or lapse of time or both, would  constitute a default)  exists,  (b) liens for current taxes not yet due, and
(c) minor  imperfections  of title,  such as utility and access  easements  that do not impair the intended use of the Real  Property,  none of which is substantial in amount,  materially  detracts  from the value or  impairs  the use of the  property subject  thereto,  or impairs the  operations  of NISCO,  and zoning laws and other land use  restrictions or restrictive  covenants that do not materially  impair the present use of the property  subject  thereto.  The Real Property  constitutes  all the  real  properties  reflected  on the  NISCO  Financial  Statements  or  used or occupied by NISCO in connection with its business or otherwise.

            With  respect to the  Leased  Real  Property,  except as  reflected  on
Schedule 3.12 to the NISCO Disclosure Letter:

                  (i)   NISCO   is  in   exclusive   possession   thereof   and  no
easements,  licenses  or rights  are  necessary  to  conduct  business  thereon  in addition to those which exist as of the date hereof;

                  (ii)   No   portion   thereof   is   subject   to   any   pending
condemnation  proceeding  or  proceeding  by any public or  quasi-public  authority materially  adverse  to  the  Leased  Real  Property  and  there  is no  threatened condemnation or proceeding with respect thereto;

                  (iii) (a) the  buildings,  plants,  improvements,  structures and fixtures at the Leased  Real  Property,  including,  without  limitation,  heating, ventilation and air conditioning  systems,  roofs,  foundations and floors,  are in good  operating  condition  and  repair;  (b) the Leased  Real  Property  is not in violation of any health,  safety,  building,  or  environmental  ordinances,  laws, codes or  regulations;  nor has any  notice of any  claimed  violation  of any such ordinances, laws, codes or regulations been served on NISCO;

                  (iv)  The Leased Real  Property is supplied  with  utilities  and other third-party  services,  such as water, sewer,  electricity,  gas, roads, rail service  and  garbage  collection,  necessary  for  the  current  operation  of the business and such Leased Real Property is  maintained  in all material  respects in accordance with all laws applicable to NISCO or the Leased Real Property;

                  (v)   NISCO is not a party to any  written or oral  agreement  or undertaking  with  owners  or users  of  properties  adjacent  to the  Leased  Real
Property  relating to the use,  operation or  maintenance  of such  facility or any adjacent real property;

                  (vi)  NISCO  is not a  party  to any  lease,  sublease,  license, concession or other  agreement,  whether  written or oral,  pursuant to which NISCO has  granted to any party or parties  the right to use or occupy all or any portion of the Leased Real Property;

                  (vii) To the  extent  that  NISCO  has  responsibility  under the lease(s) for the Leased Real  Property for  compliance  with the  provisions of the
ADA, all alterations,  rehabilitations,  structures,  or improvements in the Leased
Property comply with the ADA;

                  (viii)      (a)   There   are   no   material   defects   in  any
improvements  on or to the Leased Real  Property;  (b) the Leased Real  Property is
free from  regulated  quantities  of asbestos;  and (c) the Leased Real Property is free from flooding and leaks.

            3.13  Insurance.   Schedule  3.13  to  the  NISCO   Disclosure   Letter
includes  (i) an accurate  list of all  insurance  policies  carried by NISCO since its  inception,  and (ii) an accurate list of all insurance  loss claims or workers compensation  claims  received  since  its  inception  and  complete  copies of the foregoing  items  have been  delivered  to AMDI and  Merger  Corp.  Such  insurance policies  evidence  all of the  insurance  that  NISCO has been  required  to carry pursuant  to all  of  its  contracts  and  other  agreements  and  pursuant  to all applicable  laws.  All  insurance  policies for the current  policy  periods are in full  force and  effect  and shall  remain in full  force and  effect  through  the
Closing  Date.  Since  its  inception,  no  insurance  carried  by  NISCO  has been canceled by the insurer and NISCO has not been denied coverage.

            3.14  Compensation;  Employment  Agreements;  Organized  Labor Matters.
Schedule 3.14 to the NISCO  Disclosure  Letter includes an accurate list of (i) all officers,  directors and key  employees of NISCO,  (ii) all  employment  agreements with such officers,  directors and key employees and the rate of compensation  (and the  portions  thereof  attributable  to  salary,  bonus  and  other  compensation, respectively)  of each of such  persons as of the  Balance  Sheet Date and the date hereof.  NISCO has  provided to AMDI and Merger  Corp.  true,  complete and correct copies of any  employment  agreements  for persons  listed on Schedule  3.14 to the
NISCO  Disclosure  Letter.  Since  the  Balance  Sheet  Date,  there  have  been no increases  in the  compensation  payable or any  special  bonuses  to any  officer, director,  key  employee  or  other  employee,  except  ordinary  salary  increases implemented  on a basis  consistent  with  past  practices.  Except as set forth on
Schedule  3.14 to the  NISCO  Disclosure  Letter,  (i)  NISCO  is not  bound  by or subject to (and none of its  assets or  properties  is bound by or subject  to) any arrangement  with any labor union,  (ii) no employees of NISCO are  represented  by any  labor  union or  covered  by any  collective  bargaining  agreement,  (iii) no campaign to  establish  such  representation  is in  progress  and (iv) there is no pending  or  threatened  labor  dispute  involving  NISCO  and  any  group  of  its employees nor has NISCO  experienced  any labor  interruptions  over the past three years.  NISCO believes its relationship with its employees to be good.

            3.15  Employee  Benefit  Plans.  Schedule 3.15 to the NISCO  Disclosure
Letter sets forth all employee  benefit plans of NISCO,  including  all  employment agreements and other agreements or arrangements  containing  "golden  parachute" or
other  similar  provisions,   and  deferred  compensation  agreements.   NISCO  has
delivered  to AMDI and Merger  Corp.  true,  complete  and  correct  copies of such
plans,   agreements  and  any  trusts  related  thereto,   and  classifications  of
employees  covered  thereby as of the Balance  Sheet Date.  Except for the employee benefit plans, if any,  described on Schedule 3.15 to the NISCO Disclosure  Letter,
NISCO  does not  sponsor,  maintain  or  contribute  to any plan  program,  fund or arrangement  that  constitutes  an "employee  pension  benefit plan," nor has NISCO any  obligation to  contribute to or accrue or pay any benefits  under any deferred compensation  or  retirement  funding  arrangement  on  behalf of any  employee  or
employees  (such  as,  for  example,   and  without   limitation,   any  individual
retirement  account or annuity,  any "excess  benefit  plan" (within the meaning of
Section 3(36) of the Employee  Retirement  Income  Security Act of 1974, as amended
("ERISA"),  or  any  non-qualified  deferred  compensation  arrangement).  For  the purposes of this  Agreement,  the term "employee  pension  benefit plan" shall have the same  meaning  as is given that term in  Section  3(2) of ERISA.  NISCO has not sponsored,  maintained or  contributed to any employee  pension  benefit plan other than the plans set forth on Schedule 3.15 to the NISCO  Disclosure  Letter,  nor is
NISCO required to contribute to any  retirement  plan pursuant to the provisions of any  collective  bargaining  agreement  establishing  the terms and  conditions  or employment  of any  employees of NISCO.  All accrued  contribution  obligations  of
NISCO with  respect to any plan  listed on  Schedule  3.15 to the NISCO  Disclosure
Letter have either been fulfilled in their  entirety or are fully  reflected on the balance sheet of the NISCO as of the Balance Sheet Date.

            3.16  Compliance  With  ERISA.  All plans  listed on  Schedule  3.15 to the NISCO  Disclosure  Letter that are intended to qualify (the "Qualified  Plans")
under  Section  401(a) of the Code are,  and have been so  qualified  and have been determined by the Internal  Revenue Service to be so qualified,  and copies of such determination  letters  are  included  as  part  of  Schedule  3.15  to  the  NISCO
Disclosure  Letter.  Except as disclosed on Schedule  3.16 to the NISCO  Disclosure
Letter,   all  reports  and  other   documents   required  to  be  filed  with  any
governmental   agency  or  distributed  to  plan   participants  or   beneficiaries
(including,  but not limited to,  actuarial  reports,  audits or tax returns)  have been  timely  filed or  distributed,  and copies  thereof  are  included as part of
Schedule 3.15 to the NISCO Disclosure  Letter.  None of the NISCO  stockholders has engaged in any transaction  prohibited  under the provisions of Section 4975 of the
Code or  Section  406 of  ERISA.  No plan  listed  in  Schedule  3.15 to the  NISCO
Disclosure  Letter has incurred an accumulated  funding  deficiency,  as defined in
Section  412(a)  of the Code  and  Section  302(1)  of  ERISA;  and  NISCO  has not
incurred  any  liability  for  excise tax or penalty  due to the  Internal  Revenue
Service nor any liability to the Pension Benefit Guaranty Corporation.

            (i)   There  have  been  no  terminations,   partial   terminations  or
discontinuance  of  contributions  to any such  Qualified  Plan intended to qualify under  Section  401(a) of the Code  without  notice to and approval by the Internal
Revenue Service;

            (ii)  No plan listed in Schedule 3.15 to the NISCO  Disclosure  Letter, subject to the provisions of Title IV of ERISA, has been terminated;

            (iii) There  have  been no  "reportable  events"  (as  that  phrase  is defined  in  Section  4043 of  ERISA)  with  respect  to any such  plan  listed  in
Schedule 3.15 to the NISCO Disclosure Letter;

            (iv)  NISCO has not  incurred  liability  under  Section 4062 of ERISA;
and

            (v)   No  circumstances  exist  pursuant  to which NISCO could have any direct or  indirect  liability  whatsoever  (including,  but not  limited  to,  any liability to any  multiemployer  plan or the PBGC under Title IV of ERISA or to the
Internal  Revenue  Service for any excise tax or penalty,  or being  subject to any statutory  lien to secure payment of any such  liability)  with respect to any plan now or  heretofore  maintained  or  contributed  to by any entity  other than NISCO that is, or at any time was,  a member  of a  "controlled  group"  (as  defined  in
Section 412(n)(6)(B) of the Code) that includes NISCO.

            3.17  Conformity With Law; Litigation.

                  (i)   Except  to the  extent  set forth on  Schedule  3.17 to the
NISCO  Disclosure  Letter,  NISCO is not in violation of any law or  regulation  or any  order  of any  court  or  Federal,  state,  municipal  or  other  governmental
department,   commission,   board,   bureau,   agency  or  instrumentality   having
jurisdiction over it which would have a Material Adverse Effect.

                  (ii)  Except  as  set  forth  on  Schedule   3.17  to  the  NISCO
Disclosure  Letter  (which  shall  disclose  the parties  to,  nature of and relief sought for each matter to be disclosed),  other than  collection  actions by NISCO, in the  ordinary  course of business  on its own  behalf,  none of which is greater than $25,000 and which in the aggregate do not exceed $50,000:

                        (a)   There    is    no    suit,    action,     proceeding,
investigation,  claim  or  order  pending  or  threatened  against  NISCO,  or with respect to any  Employee  Plan,  or any  fiduciary  of any such plan (or pending or threatened  against  any of the  officers,  directors  or  employees  of NISCO with respect to the business or currently  proposed business  activities of NISCO, or to which  NISCO is  otherwise  a  party,  or which  may  have or is  likely  to have a
Material Adverse Effect,  before any court, or before any  governmental  authority,
department,   commission,  bureau,  agency  or  other  governmental  department  or arbitrator (collectively, "Claims"), nor is there any basis for any such Claims.

                        (b)   NISCO  is  not   subject   to  any   unsatisfied   or
continuing judgment,  order or decree of any court or governmental  authority,  and
NISCO is not  otherwise  exposed,  from a legal  standpoint,  to any  liability  or disadvantage  which  could have a Material  Adverse  Effect.  Schedule  3.17 to the
NISCO  Disclosure  Letter sets forth all closed  litigation  matters to which NISCO was a party  during  the  preceding  five  years,  the dates  such  litigation  was commenced  and  concluded,  and the  nature of the  resolution  thereof  (including amounts paid in settlement or judgment).

            3.18  Taxes.  NISCO has timely filed all requisite  federal,  state and other tax returns or extension  requests for all fiscal  periods ended on or before the  Balance  Sheet  Date;  and except as set forth on  Schedule  3.18 to the NISCO
Disclosure  Letter,  there are no examinations in progress or claims against any of them for federal,  state and other Taxes  (including  penalties  and  interest) for any period or periods  prior to and  including the Balance Sheet Date and no notice of any claim for taxes,  whether  pending or  threatened,  has been  received.  All
Taxes,  including  interest and penalties  (whether or not shown on any tax return)
owed by NISCO,  any member of an affiliated or  consolidated  group which  includes or included  NISCO,  or with  respect to any  payment  made or deemed made by NISCO herein  have  been  paid.  The  amounts  shown as  accruals  for Taxes on the NISCO
Financial  Statements  are  sufficient  for the  payment  of all Taxes of the kinds indicated  (including  penalties and  interest) for all fiscal  periods ended on or
before  that  date.  Copies  of  (i)  any  tax  examinations,   (ii) extensions  of
statutory  limitations  and (iii) the  federal  and local  income tax  returns  and franchise  tax returns of NISCO for the last three  fiscal  years,  are attached as
Schedule 3.18 to the NISCO Disclosure Letter.

            3.19  No  Violations.  NISCO is not in  violation of any of its Charter
Documents.  NISCO  is  not in  default  under  any  lease,  instrument,  agreement, license,  or permit set forth on the Schedules to the NISCO Disclosure  Letter,  or any other  material  agreement  to which it is a party or by which  its  properties are bound (the  "Material  Documents");  and,  except as set forth in Schedule 3.19 to the NISCO  Disclosure  Letter,  (a) the rights and  benefits  of NISCO under the
Material   Documents   will  not  be   adversely   affected  by  the   transactions
contemplated  hereby and (b) the execution of this  Agreement  and the  performance
of  the   obligations   hereunder  and  the   consummation   of  the   transactions
contemplated  hereby  will not  result  in any  violation  of,  or  breach  of,  or constitute  a  default  under,  any of the  terms  or  provisions  of the  Material
Documents  or the Charter  Documents.  Except as set forth on Schedule  3.19 to the
NISCO  Disclosure  Letter,  none of the Material  Documents  requires notice to, or the  consent or  approval  of, any  governmental  agency or other  third party with respect to any of the transactions  contemplated  hereby in order to remain in full force and effect and  consummation  of the  transactions  contemplated  hereby will not give rise to any right to  termination,  cancellation  or  acceleration or loss of any  right or  benefit.  Except  as set  forth  on  Schedule  3.19 to the  NISCO
Disclosure  Letter,   none  of  the  Material   Documents   prohibits  the  use  or
publication  by NISCO of the name of any  other  party to such  Material  Document, and none of the  Material  Documents  prohibits  or  restricts  NISCO  from  freely providing services to any other customer or potential customer of NISCO.

            3.20  Government  Contracts.  Except as set forth on  Schedule  3.20 to the  NISCO  Disclosure  Letter,  NISCO  is not  now a  party  to  any  governmental contract subject to price redetermination or renegotiation.

            3.21  Absence Of  Changes.  Since  September  30,  2000,  except as set forth on Schedule 3.21 to the NISCO Disclosure Letter, there has not been:

                  (i)   Any material  adverse  change in the  financial  condition, assets, liabilities (contingent or otherwise), income or business of NISCO;

                  (ii)  Any  damage,  destruction  or loss  (whether or not covered by insurance) materially adversely affecting the properties or business of NISCO;

                  (iii) Any  change  in the  authorized  capital  of  NISCO  or its outstanding  securities  or any change in its  ownership  interests or any grant of any options, warrants, calls, conversion rights or commitments;

                  (iv)  Any   declaration   or   payment   of   any   dividend   or
distribution   in  respect  of  the  capital   stock  or  any  direct  or  indirect
redemption, purchase or other Merger Corp. of any of the capital stock of NISCO;

                  (v)   Any   increase   in   the   compensation,    bonus,   sales
commissions  or fee  arrangement  payable  or to become  payable by NISCO to any of their  respective  officers,  directors,  stockholders,  employees,  consultants or agents,  except  for  ordinary  and  customary  bonuses  and salary  increases  for employees in accordance with past practice;

                  (vi)  Any work  interruptions,  labor grievances or claims filed, or any event or condition of any  character,  materially  adversely  affecting  the business of NISCO;

                  (vii) Any  sale  or  transfer,   or  any  agreement  to  sell  or
transfer,  any  material  assets,  property  or  rights  of  NISCO  to any  person, including, without limitation, any of the stockholders and their affiliates;

                  (viii)      Any  cancellation,   or  agreement  to  cancel,   any
indebtedness or other obligation owing to NISCO,  including without  limitation any indebtedness or obligation of any stockholder or any affiliate thereof;

                  (ix)  Any   plan,   agreement   or   arrangement   granting   any
preferential  rights to  purchase  or acquire  any  interest  in any of the assets, property or rights of NISCO or  requiring  consent of any party to the transfer and assignment of any such assets, property or rights;

                  (x)   Any  purchase  or  acquisition  of, or  agreement,  plan or arrangement to purchase or acquire,  any property,  rights or assets outside of the ordinary course of business of NISCO;

                  (xi)  Any waiver of any material rights or claims of NISCO;

                  (xii) Any amendment or termination  of any Material  Documents or other right to which NISCO is a party;

                  (xiii)      Any   transaction   by  NISCO  outside  the  ordinary
course of its business;

                  (xiv) Any  cancellation  or  termination  of a Material  Contract with a customer or client prior to the scheduled termination date; or

                  (xv)  Any  other  distribution  of  property  or  assets by NISCO other than in the ordinary course of business.

            3.22  Deposit  Accounts;  Powers  Of  Attorney.  Schedule  3.22  to the
NISCO  Disclosure  Letter includes an accurate list as of the date of the Agreement of: (i) the name of each  financial  institution  in which  NISCO has  accounts  or safe  deposit  boxes;  (ii) the  names in which  the  accounts  or boxes  are held;
(iii) the type of account  and  account  number;  and (iv) the name of each  person authorized  to draw  thereon or have  access  thereto.  Schedule  3.22 to the NISCO
Disclosure  Letter also sets forth the name of each  person,  corporation,  firm or other  entity  holding a general  or  special  power of  attorney  from NISCO and a description of the terms of such power.

            3.23  Relations With  Governments.  Except for political  contributions made in a lawful manner which,  in the  aggregate,  do not exceed $10,000 per year,
NISCO  has  not  made,  offered  or  agreed  to  offer  anything  of  value  to any governmental  official,  political party or candidate for government office nor has it  otherwise  taken any action  which would cause NISCO to be in  violation of the
Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

            3.24  Disclosure.  This  Agreement,  including  the  Exhibits and NISCO
Disclosure  Letter and the Schedules  thereto,  together with the other information furnished  to AMDI by NISCO and the  Shareholder  in  connection  herewith,  do not contain an untrue  statement  of a material  fact or omit to state a material  fact
necessary  to  make  the   statements   herein  and   therein,   in  light  of  the
circumstances under which they were made, not misleading.

            3.25  Prohibited  Activities.  Except as set forth on Schedule  3.25 to the NISCO  Disclosure  Letter,  NISCO has not,  between  September 30, 2000 and the date  hereof,  taken  any of the  actions  (Prohibited  Activities)  set  forth  in
Section 6.3.

            3.26  No  Conflicts.  Except  as set  forth  on  Schedule  3.26  to the
NISCO  Disclosure  Letter,   the  execution,   delivery  and  performance  of  this
Agreement by NISCO and the consummation by NISCO of the  transactions  contemplated hereby will not  conflict  with or result in a breach or  violation  of any term or provision of, or (with or without  notice or passage of time,  or both)  constitute a default under, any indenture,  mortgage,  deed of trust, trust  (constructive and other),  loan agreement or other  agreement or instrument to which NISCO is a party or violate the provisions of any statute,  or any order,  rule or regulation of any governmental  body or  agency  or  instrumentality  thereof,  or any  order,  writ, injunction  or decree  of any court or any  arbitrator,  having  jurisdiction  over
NISCO or the property of NISCO.

            3.27  Certain Business  Relationships  with NISCO.  Except as listed in
Schedule  3.27,  neither  the  Principal   Shareholder  nor  any  relative  of  the
Principal  Shareholder  or  Affiliate  of NISCO has been  involved in any  business arrangement  or  relationship  with NISCO  since its  inception,  and  neither  the
Principal  Shareholder,  nor any relative of the Principal Shareholder or Affiliate of  NISCO  owns  any  asset,  tangible  or  intangible,  which  is used in  NISCO's operations.

            3.28  Authorization.   The  representatives  of  NISCO  executing  this
Agreement  have the  authority  to enter  into and bind  NISCO to the terms of this
Agreement  and NISCO has the full legal  right,  power and  authority to enter into this Agreement and the Merger.

      4.    REPRESENTATIONS AND WARRANTIES OF AMDI AND MERGER CORP.

            Except as provided  in the AMDI  Disclosure  Letter (as defined  below)
to be delivered  pursuant to Section  10.2,  each of AMDI and Merger Corp.  jointly and severally  represents and warrants to NISCO and the Principal  Shareholder that all of the following  representations  and warranties in this Section 4 are true at the date of this  Agreement  and shall be true at the time of  Closing.  As used in this  Agreement,  the "AMDI  Disclosure  Letter" shall mean the  disclosure  letter delivered  by  AMDI  and  Merger  Corp.  to  NISCO  and the  Principal  Shareholder
regarding  AMDI and Merger Corp.  pursuant to this Section 4 upon execution of this
Agreement.

            4.1   Due   Organization.   Merger   Corp.   is  a   corporation   duly
organized,  validly  existing and in good  standing  under the laws of the state of its  incorporation,  and has the  requisite  power  and  authority  to carry on its business  as it is now  being  conducted.  Merger  Corp.  is duly  qualified  to do business and is in good  standing in each  jurisdiction  in which the nature of its business or the  ownership or leasing of its  properties  makes such  qualification necessary,  except  (i) as set forth on Schedule 4.1 to AMDI  Disclosure  Letter or
(ii) where  the failure to be so authorized or qualified  would not have a material adverse  effect  on the  business,  operations,  properties,  assets  or  condition
(financial  or  otherwise),  of AMDI (as used herein with respect to AMDI,  or with respect to any other  person,  a "Material  Adverse  Effect").  Schedule 4.1 to the
AMDI  Disclosure  Letter  sets  forth the  jurisdictions  in which  AMDI and Merger
Corp. are incorporated  and contains a list of all  jurisdictions in which AMDI and
Merger  Corp.  are  authorized  or qualified  to do  business.  True,  complete and correct copies of the Articles of  Incorporation  and Bylaws,  each as amended,  of
AMDI (the "AMDI  Charter  Documents")  and true,  complete  and  correct  copies of
Certificate  of  Incorporation  and  Bylaws  of Merger  Corp.  (the  "Merger  Corp.
Charter   Documents")   have  been  made  available  to  NISCO  and  the  Principal
Shareholder.  The  stock  records  of AMDI and  Merger  Corp.  as  heretofore  made available  to NISCO the  Principal  Shareholder,  are correct  and  complete in all material  respects.  There are no minutes or other records or  proceedings  of AMDI and Merger  Corp.  which have not been made  available  to NISCO and the  Principal
Shareholder,  and all of such minutes or other records of  proceedings  are correct and complete in all respects.

            4.2   Subsidiaries.  The names and  jurisdiction  of  incorporation  of the  subsidiaries  of AMDI are set  forth in  Schedule  4.2.  Merger  Corp.  has no subsidiaries.

            4.3   Capital  Structure.   The  authorized  and  outstanding   capital
stock of AMDI is as set forth in Section  1.4(i).  The authorized  and  outstanding capital  stock of Merger  Corp.  is as set forth in  Section  1.4(iii).  All of the issued and  outstanding  shares of the capital stock of AMDI and Merger Corp.  have been  duly  authorized  and are  validly  issued,  fully  paid and  non-assessable.
Except as listed in  Schedule  4.3,  each of AMDI and  Merger  Corp.  has no common stock or other  shares of  capital  stock  reserved  for or  otherwise  subject  to issuance.  Except as listed in  Schedule  4.3 or as set forth  above,  there are no pre-emptive or other outstanding  rights,  options,  warrants,  conversion  rights, stock  appreciation  rights,  redemption  rights,  repurchase  rights,  agreements, arrangements  or  commitments to issue or sell any shares of capital stock or other securities of AMDI or Merger Corp. or any  securities  or  obligations  convertible or  exchangeable  into or  exercisable  for,  or  giving  any  person  a  right  to subscribe  for  or  acquire,  any  securities  of  AMDI  or  Merger  Corp.,  and no securities  or  obligations  evidencing  such  rights  are  authorized,  issued  or outstanding.  Each of AMDI and Merger Corp.  does not have  outstanding  any bonds, debentures,  notes or other debt  obligations  the  holders of which have the right to vote (or  convertible  into or exercisable  for  securities  having the right to vote).  There are no outstanding or authorized stock  appreciation,  phantom stock, profit  participation,  or similar  rights  with  respect  to AMDI or Merger  Corp.
There are no voting  trusts,  proxies or other  agreements or  understandings  with respect to the voting of the capital stock of AMDI or Merger Corp.

            4.4   Predecessor  Status;  Etc.  Set  forth  in  Schedule  4.4 to AMDI
Disclosure  Letter is an accurate  list of all names of all  predecessor  companies of AMDI since May 1, 1994,  including  the names of any  entities  acquired by AMDI
(by  stock  purchase,  merger  or  otherwise)  or owned by AMDI or from  whom  AMDI previously  acquired  material  assets,  in any case,  from the earliest  date upon which  any  person  acquired  his or her  stock in AMDI.  Except  as  disclosed  on
Schedule 4.4 to AMDI Disclosure  Letter,  AMDI has not been,  within such period of time, a subsidiary or division of another  corporation  or a part of an acquisition which was later rescinded.

            4.5   Spin-Off  By AMDI.  Except as set forth on  Schedule  4.5 to AMDI
Disclosure  Letter,  there has not been any sale,  spin-off or split-up of material assets of either AMDI or any other person or entity that  directly,  or  indirectly through one or more  intermediaries,  controls,  or is  controlled  by, or is under common control with, AMDI ("Affiliates") since its inception.

            4.6   Financial  Statements.  Schedule  4.6 to AMDI  Disclosure  Letter
includes  copies  of  the  following  financial  statements  (the  "AMDI  Financial
Statements")  of AMDI:  AMDI's audited Balance Sheets as of April 30, 2000 and 1999 and audited  Statements of Income and Comprehensive  Income,  Stockholders'  Equity
and Cash  Flows for each of the fiscal  years  ended  April 30,  2000 and 1999 and, unaudited  Balance  Sheet as of  September  30, 2000 and  unaudited  Statements  of
Income and Comprehensive  Income,  Stockholders'  Equity and Cash Flows for each of the four month  periods  ended  September  30,  2000 and 1999  (September  30, 2000 being  hereinafter  referred to as the "Balance  Sheet Date").  The AMDI  Financial
Statements  have been prepared in accordance  with  generally  accepted  accounting
principles   ("GAAP")   applied  on  a  consistent  basis  throughout  the  periods indicated  (except  as  noted  thereon  or  on  Schedule  4.6  to  AMDI  Disclosure
Letter).  Except as set  forth on  Schedule  4.6 to AMDI  Disclosure  Letter,  such
Balance Sheets present  fairly in all material  respects the financial  position of
AMDI  as of the  dates  indicated  thereon,  and  such  Statements  of  Income  and
Comprehensive  Income,  Stockholders'  Equity and Cash Flows present  fairly in all material  respects the results of  operations  for the periods  indicated  thereon, except  that the  unaudited  interim  financial  statements  were or are subject to normal and  recurring  year-end  adjustments  which were not or are not expected to be material in amount.

            4.7   Liabilities  And  Obligations.  Schedule  4.7 to AMDI  Disclosure
Letter  includes  accurate  lists as of  September  30,  2000 (the  "Balance  Sheet
Date") of (i) all  material  liabilities  of AMDI  which are not  reflected  on the
Balance  Sheet of AMDI at the Balance  Sheet Date or  otherwise  reflected  in AMDI
Financial  Statements  at the  Balance  Sheet Date which by their  nature  would be required in  accordance  with GAAP to be reflected in the Balance  Sheet,  and (ii)
all loan agreements,  indemnity or guaranty agreements,  bonds,  mortgages,  liens, pledges or other security  agreements.  Except as set forth on Schedule 4.7 to AMDI
Disclosure  Letter,  since  the  Balance  Sheet  Date  AMDI  has not  incurred  any material  liabilities  of any kind,  character and  description,  whether  accrued, absolute,  secured or unsecured,  contingent or otherwise,  other than  liabilities incurred  in the  ordinary  course of  business.  Schedule  4.7 to AMDI  Disclosure
Letter  also  includes,  in the case of those  contingent  liabilities  related  to pending  or  threatened  litigation,  or other  liabilities  which are not fixed or otherwise  accrued  or  reserved,  a good  faith  and  reasonable  estimate  of the maximum  amount  which  AMDI  reasonably  expects  will be  payable.  For each such contingent  liability  or  liability  for  which  the  amount  is not  fixed  or is
contested,   AMDI  has  provided  to  NISCO  and  the   Shareholder  the  following
information:

                  (a)   A summary  description  of the liability  together with the following:

                        (i)   copies  of  all   relevant   documentation   relating
                  thereto;

                        (ii)  amounts  claimed  and  any  other  action  or  relief sought; and

                        (iii) name  of  claimant  and  all  other  parties  to  the claim, suit or proceeding;

                  (b)   The name of each court or agency  before  which such claim, suit or proceeding is pending; and

                  (c)   The date such claim,  suit or  proceeding  was  instituted;
            and

                  (d)   A  good  faith  and  reasonable  estimate  of  the  maximum amount,  if any,  which is likely  to  become  payable  with  respect  to each such liability.  If no estimate is  provided,  the  estimate  shall for purposes of this
Agreement be deemed to be zero.

            4.8   Absence Of  Changes.  Since  September  30,  2000,  except as set forth on Schedule 4.21 to AMDI Disclosure Letter, there has not been:

                  (i)   Any material  adverse  change in the  financial  condition, assets, liabilities (contingent or otherwise), income or business of AMDI;

                  (ii)  Any  damage,  destruction  or loss  (whether or not covered by insurance) materially adversely affecting the properties or business of AMDI;

                  (iii) Any  change  in  the  authorized  capital  of  AMDI  or its outstanding  securities  or any change in its  ownership  interests or any grant of any options, warrants, calls, conversion rights or commitments;

                  (iv)  Any   declaration   or   payment   of   any   dividend   or
distribution   in  respect  of  the  capital   stock  or  any  direct  or  indirect
redemption, purchase or other Merger Corp. of any of the capital stock of AMDI;

                  (v)   Any   increase   in   the   compensation,    bonus,   sales
commissions  or fee  arrangement  payable  or to become  payable  by AMDI to any of their  respective  officers,  directors,  stockholders,  employees,  consultants or agents,  except  for  ordinary  and  customary  bonuses  and salary  increases  for employees in accordance with past practice;

                  (vi)  Any work  interruptions,  labor grievances or claims filed, or any event or condition of any  character,  materially  adversely  affecting  the business of AMDI;

                  (vii) Any  sale  or  transfer,   or  any  agreement  to  sell  or
transfer,  any  material  assets,  property  or  rights  of  AMDI  to  any  person, including, without limitation, any of the stockholders and their affiliates;

                  (viii)      Any  cancellation,   or  agreement  to  cancel,   any
indebtedness or other obligation owing to AMDI,  including  without  limitation any indebtedness or obligation of any stockholder or any affiliate thereof;

                  (ix)  Any   plan,   agreement   or   arrangement   granting   any
preferential  rights to  purchase  or acquire  any  interest  in any of the assets, property or rights of AMDI or  requiring  consent of any party to the  transfer and assignment of any such assets, property or rights;

                  (x)   Any  purchase  or  acquisition  of, or  agreement,  plan or arrangement to purchase or acquire,  any property,  rights or assets outside of the ordinary course of business of AMDI;

                  (xi)  Any waiver of any material rights or claims of AMDI;

                  (xii) Any amendment or termination  of any Material  Documents or other right to which AMDI is a party;

                  (xiii)      Any  transaction by AMDI outside the ordinary  course
of its business;

                  (xiv) Any  cancellation  or  termination  of a Material  Contract with a customer or client prior to the scheduled termination date; or

                  (xv)  Any  other  distribution  of  property  or  assets  by AMDI other than in the ordinary course of business.

            4.9   Deposit  Accounts;  Powers  Of  Attorney.  Schedule  4.9 to  AMDI
Disclosure  Letter  includes an accurate  list as of the date of the  Agreement of:
(i) the name of each  financial  institution  in which  AMDI has  accounts  or safe deposit boxes;  (ii) the  names in which the accounts or boxes are held;  (iii) the type of account and  account  number;  and (iv) the name of each person  authorized to draw  thereon or have access  thereto.  Schedule 4.9 to AMDI  Disclosure  Letter also  sets  forth  the  name of each  person,  corporation,  firm or  other  entity holding a general or special power of attorney  from AMDI and a description  of the terms of such power.

            4.10  Relations With  Governments.  Except for political  contributions made in a lawful manner which,  in the  aggregate,  do not exceed  $10,000 per year since  1996,  AMDI has not made,  offered or agreed to offer  anything  of value to any governmental  official,  political party or candidate for government office nor has it  otherwise  taken any action  which would cause AMDI to be in  violation  of the  Foreign  Corrupt  Practices  Act of 1977,  as  amended  or any law of  similar effect.

            4.11  Disclosure.  This  Agreement,  including  the  Exhibits  and AMDI
Disclosure  Letter and the Schedules  thereto,  together with the other information furnished  to NISCO and the  Principal  Shareholder  by AMDI and  Merger  Corp.  in
connection  herewith,  do not  contain an untrue  statement  of a material  fact or omit to  state  a  material  fact  necessary  to make  the  statements  herein  and therein, in light of the circumstances under which they were made, not misleading.

            4.12  Prohibited  Activities.  Except as set forth on Schedule  4.12 to
AMDI Disclosure  Letter,  each of AMDI and Merger Corp. has not, between  September
30,  2000 and the date  hereof,  taken any of the actions  (Prohibited  Activities)
set forth in Section 6.3.

            4.13  No  Conflicts.  Except as set forth on Schedule  4.13 to the AMDI
Disclosure  Letter,  the execution,  delivery and  performance of this Agreement by each of AMDI and  Merger  Corp.  and the  consummation  by each of AMDI and  Merger
Corp. of the transactions  contemplated  hereby will not conflict with or result in a breach or violation of any term or  provision  of, or (with or without  notice or passage of time, or both)  constitute a default  under,  any  indenture,  mortgage, deed of trust,  trust  (constructive and other),  loan agreement or other agreement or instrument  to which AMDI or Merger Corp.  is a party or violate the  provisions of any  statute,  or any order,  rule or  regulation  of any  governmental  body or agency or  instrumentality  thereof,  or any order,  writ,  injunction or decree of any court or any arbitrator,  having  jurisdiction over AMDI or Merger Corp. or the property of AMDI or Merger Corp.

            4.14  Certain  Business  Relationships  with AMDI.  Except as listed in
Schedule  4.14,  no current  officer or director of AMDI or Merger  Corp.  has been involved in any  business  arrangement  or  relationship  with AMDI or Merger Corp.
since May 1, 1997,  and none of the officers or directors,  nor any relative of any officer or  director  or  affiliate  of an officer  or  director  of AMDI or Merger
Corp.,  owns any asset,  tangible or intangible,  which is used in AMDI's or Merger
Corp.'s operations.

            4.15  Authorization.  The  representatives  of each of AMDI and  Merger
Corp.  executing  this  Agreement has the authority to enter into and bind AMDI and
Merger Corp. to the terms of this  Agreement and each of AMDI and Merger Corp.  has the full legal  right,  power and  authority to enter into this  Agreement  and the
Merger,  subject  to the  approval  of the  shareholders  of  AMDI as  provided  in
Sections 8.4 and 9.4.

      5.    REPRESENTATIONS   AND   WARRANTIES   OF   THE   PRINCIPAL   SHAREHOLDER
CONCERNING THE TRANSACTION.

            The  Principal  Shareholder  represents  and  warrants  to AMDI,  as to himself,  that all of the following  representations and warranties in this Section
5 are true at the date of this Agreement and shall be true at the time of Closing.

            5.1   Authorization.   All   action  on  the  part  of  the   Principal
Shareholder  necessary  for  the  authorization,  execution  and  delivery  of this
Agreement and the  performance  of all  obligations  of the  Principal  Shareholder hereunder  has been  taken,  and this  Agreement  constitutes  a valid and  legally binding  obligation of the Principal  Shareholder,  enforceable in accordance  with
its  terms,   except  (i)  as  limited  by   applicable   bankruptcy,   insolvency,
reorganization,   moratorium  and  other  laws  of  general  application  affecting enforcement of creditors'  rights  generally,  and (ii) as limited by laws relating to the availability of specific  performance,  injunctive relief or other equitable remedies.

            5.2   Ownership of Shares.  The Principal  Shareholder  owns, of record and  beneficially,  811,765  shares of NISCO stock and options to purchase  500,000 shares  of  NISCO  Stock,  free  and  clear  of  all  liens,  claims,  options  and encumbrances  whatsoever.  There are no outstanding options,  warrants or rights to purchase or acquire  any of the shares of NISCO Stock or options to purchase  NISCO
Stock owned by the Principal Shareholder.

            5.3   No Conflicts.  The  execution,  delivery and  performance of this
Agreement  by the  Principal  Shareholder  and the  consummation  by the  Principal
Shareholder  of the  transactions  contemplated  hereby will not  conflict  with or result in a breach or violation  of any term or  provision  of, or (with or without notice or passage of time,  or both)  constitute a default  under,  any  indenture, mortgage,  deed of trust, trust  (constructive and other),  loan agreement or other agreement or instrument to which the  Principal  Shareholder  is a party or violate
the  provisions  of  any  statute,   or  any  order,  rule  or  regulation  of  any
governmental  body or  agency  or  instrumentality  thereof,  or any  order,  writ, injunction or decree of any court or any arbitrator,  having  jurisdiction over the
Principal Shareholder or the property of the Principal Shareholder.

            5.4   Merger  Corp.  Stock . The Merger  Corp.  Stock will be  acquired by the Principal  Shareholder for his own account,  not as a nominee or agent,  and the  Principal  Shareholder  has no present  intention  of  selling,  granting  any participation in, or otherwise distributing Merger Corp. Stock.

            5.5   Disclosure  of   Information.   The  Principal   Shareholder  has
received  and had the  opportunity  to review  the  reports  filed by AMDI with the
Securities  and Exchange  Commission  and has had the  opportunity to ask questions of,  and  receive  answers  from,  representatives  of  AMDI to  obtain  additional information regarding AMDI and Merger Corp.

      6.    COVENANTS OF NISCO AND THE SHAREHOLDERS PRIOR TO CLOSING.

            6.1   Access  and  Cooperation;  Due  Diligence.  Between  the  date of this  Agreement and the Closing  Date,  NISCO and the  Principal  Shareholder  will afford to the  officers  and  authorized  representatives  of AMDI and Merger Corp.
access  to all of the  sites,  properties,  books  and  records  of NISCO  and will furnish AMDI and Merger Corp.  such  additional  financial and  operating  data and other  information  as to the business  and  properties  of NISCO,  AMDI and Merger
Corp.  may from time to time  reasonably  request.  The Principal  Shareholder  and
NISCO will  cooperate  with each of AMDI and  Merger  Corp.,  its  representatives, auditors and counsel in the  preparation  of any documents or other  material which may be required in  connection  with any  documents or  materials  required by this
Agreement or necessary to complete the transactions contemplated hereunder

            6.2   Conduct Of  Business  Pending  Closing.  Between the date of this
Agreement and the Closing,  NISCO will,  except as set forth on Schedule 6.2 to the
NISCO Disclosure Letter:

                  (i)   Carry on its business in  substantially  the same manner as it has  heretofore  and not  introduce  any  material  new  method  of  management, operation or accounting;

                  (ii)  Maintain its properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;

                  (iii) Perform in all  material  respects  all of its  obligations under  agreements  relating to or affecting its  respective  assets,  properties or rights;

                  (iv)  Use all  reasonable  efforts  to keep  in  full  force  and effect present insurance policies or other comparable insurance coverage;

                  (v)   Use its  reasonable  efforts to maintain  and  preserve its business  organization  intact,  retain its present key  employees and maintain its relationships  with suppliers,  customers and others having business relations with it;

                  (vi)  Maintain  compliance  with  all  material  permits,   laws,
rules and regulations,  consent orders,  and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

                  (vii) Maintain  present debt and lease  instruments and not enter into new or amended debt or lease  instruments,  without the  knowledge and consent of AMDI (which  consent  shall not be  unreasonably  withheld),  provided that debt and/or  lease  instruments  may be  replaced  without  the  consent of AMDI if such replacement  instruments  are on  terms  at  least  as  favorable  to  NISCO as the instruments being replaced; and

                  (viii)      Maintain or reduce  present  salaries and  commission
levels for all  officers,  directors,  employees and agents except for ordinary and customary  bonus  and  salary  increases  for  employees  in  accordance  with past practices.

            6.3   Prohibited  Activities.  Except  as  provided  in  Schedule  6.3, between  the date hereof and the Closing  Date,  NISCO will not,  without the prior written  consent  of AMDI  (which  consent  shall  not be  unreasonably  withheld), engage in any of the following (the "Prohibited Activities"):

                  (i)   Make any change in its Charter Documents;

                  (ii)  Issue   any   securities,    options,    warrants,   calls,
conversion  rights or  commitments  relating  to its  securities  of any kind other than in  connection  with the grant or exercise  of options or  warrants  listed in
Schedule 3.3 to the NISCO Disclosure Letter;

                  (iii) Declare or pay any dividend,  or make any  distribution  in respect of its stock whether now or hereafter outstanding,  or purchase,  redeem or otherwise acquire or retire for value any shares of its stock;

                  (iv)  Except as listed in Schedule  6.3,  enter into any contract or  commitment  or  incur  or agree to  incur  any  liability  or make any  capital expenditures,  except if it is in the normal  course of business  (consistent  with past practice) and involves an amount not in excess of $100,000;

                  (v)   Create,  assume or permit to exist any mortgage,  pledge or other  lien or  encumbrance  upon any  assets or  properties  whether  now owned or hereafter  acquired,  except  (1) with  respect to purchase money liens incurred in connection  with the  acquisition of equipment with an aggregate cost not in excess of $50,000  necessary or desirable for the conduct of the businesses of NISCO,  (2)
(A) liens for taxes  either  not yet due or being  contested  in good  faith and by appropriate  proceedings  (and for which  contested  taxes  adequate  reserves have been  established  and are being  maintained) or (B)  materialmen's,  mechanics' or other like liens  arising in the ordinary  course of business  (the liens set forth in clause (2) being  referred  to herein as  "Statutory  Liens"),  or (3) liens set forth on Schedule 3.7 and/or 3.11 to the NISCO Disclosure Letter;

                  (vi)  Sell,  assign,  lease or  otherwise  transfer or dispose of any property or equipment except in the normal course of business;

                  (vii) Acquire any business;

                  (viii)      Merge   or   consolidate   or   agree   to  merge  or
consolidate with or into any other corporation;

                  (ix)  Waive any  material  rights  or  claims of NISCO,  provided that  NISCO may  negotiate  and adjust  bills in the course of good faith  disputes with customers in a manner consistent with past practice;

                  (x)   Commit  a  breach  or  amend  or  terminate   any  Material
Documents or right of NISCO; or

                  (xi)  Enter  into any  other  transaction  outside  the  ordinary course of its business or prohibited hereunder.

            6.4   No  Shop.  Neither  NISCO,  nor  any  agent,  officer,  director, trustee  or any  representative  of any of the  foregoing  will,  during the period commencing  on the date of this  Agreement  and ending with the earlier to occur of the Closing  Date or the  termination  of this  Agreement  in  accordance  with its
terms,   directly  or  indirectly:   (i) solicit  or  initiate  the  submission  of
proposals  or offers  from any  person  for;  (ii) participate  in any  discussions pertaining to; or  (iii) furnish  any  information to any person other than AMDI or its  authorized  agents  relating  to,  any  acquisition  or  purchase  of all or a material  amount of the assets of, or any equity  interest  in,  NISCO or a merger, consolidation or business combination of NISCO.

            6.5   Notification  of  Certain   Matters.   NISCO  and  the  Principal
Shareholder  shall  give  prompt  notice  to  AMDI  and  Merger  Corp.  of (i)  the occurrence  or  non-occurrence  of any event the  occurrence or  non-occurrence  of which would be likely to cause any  representation  or warranty of NISCO  contained herein  or in the  NISCO  Disclosure  Letter  to be  untrue  or  inaccurate  in any material  respect  at or prior to the  Closing  and (ii) any  material  failure  of
NISCO to  comply  with or  satisfy  any  covenant,  condition  or  agreement  to be complied  with or  satisfied by such person  hereunder.  The delivery of any notice
pursuant   to  this   Section   6.5  shall  not  be  deemed  to  (i)   modify   the
representations  or warranties  of the party  delivering  such notice,  (ii) modify the  conditions  set forth in Sections 7 and 8, or (iii) limit or otherwise  affect the remedies available hereunder to the party receiving such notice.

            6.6   Final  Financial  Statements.  The  Principal  Shareholder  shall provide to AMDI and Merger  Corp.  for each  calendar  month  prior to the  Closing
Date, the unaudited  balance sheets of NISCO as of the end of all months  following the Balance  Sheet Date,  and the unaudited  statement of income and  comprehensive income  and  cash  flows  for all  months  ended  after  the  Balance  Sheet  Date, disclosing no material  adverse  change in the  financial  condition or the results of its  operations  from the  financial  statements  as of the Balance  Sheet Date.
Such  financial  statements  shall  have  been  prepared  in  accordance  with GAAP applied on a consistent  basis  throughout the periods  indicated  (except as noted
therein).  Except  as noted in such  financial  statements,  all of such  financial
statements   will  present  fairly  the  results  of  operations  for  the  periods indicated therein.

      7.    COVENANTS OF AMDI AND MERGER CORP. PRIOR TO CLOSING.

            7.1   Access  and  Cooperation;  Due  Diligence.  Between  the  date of this Agreement and the Closing Date,  each of AMDI and Merger Corp.  will afford to the authorized  representatives  of NISCO and the Principal  Shareholder  access to all of the sites,  properties,  books and records of AMDI and Merger Corp. and will
furnish  NISCO  and  the  Principal   Shareholder  such  additional  financial  and
operating  data and other  information  as to the business and  properties  of AMDI and  Merger  Corp.  as NISCO and the  Principal  Shareholder  may from time to time reasonably  request.  AMDI and  Merger  Corp.  will  cooperate  with  NISCO and the
Principal  Shareholder,   their  representatives,   auditors  and  counsel  in  the
preparation   of  any  documents  or  other  material  which  may  be  required  in
connection  with  any  documents  or  materials   required  by  this  Agreement  or
necessary to complete the transactions contemplated hereunder

            7.2   Conduct Of  Business  Pending  Closing.  Between the date of this
Agreement  and the Closing,  AMDI will,  except as set forth on Schedule 7.2 to the
AMDI Disclosure Letter:

                  (i)   Carry on its business in  substantially  the same manner as it has  heretofore  and not  introduce  any  material  new  method  of  management, operation or accounting;

                  (ii)  Perform in all material respects all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

                  (iii) Maintain  compliance  with  all  material  permits,   laws,
rules and regulations,  consent orders,  and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

                  (iv)  Maintain  present debt and lease  instruments and not enter into new or amended debt or lease  instruments,  without the  knowledge and consent of NISCO (which  consent shall not be  unreasonably  withheld),  provided that debt and/or  lease  instruments  may be  replaced  without  the consent of NISCO if such replacement  instruments  are on  terms  at  least  as  favorable  to  AMDI  as the instruments being replaced; and

                  (viii)      Maintain or reduce  present  salaries and  commission
levels for all  officers,  directors,  employees and agents except for ordinary and customary  bonus  and  salary  increases  for  employees  in  accordance  with past practices.

            7.3   Prohibited  Activities.  Between  the date hereof and the Closing
Date, AMDI will not,  without the prior written consent of NISCO,  engage in any of the following (the "Prohibited Activities"):

                  (i)   Make any change in its Charter Documents;

                  (ii)  Issue   any   securities,    options,    warrants,   calls,
conversion  rights or  commitments  relating  to its  securities  of any kind other than in  connection  with the  exercise of options or  warrants  listed in Schedule
4.3 to the AMDI Disclosure Letter;

                  (iii) Declare or pay any dividend,  or make any  distribution  in respect of its stock whether now or hereafter outstanding,  or purchase,  redeem or otherwise acquire or retire for value any shares of its stock;

                  (iv)  Except as listed in Schedule  7.3,  enter into any contract or  commitment  or  incur  or agree to  incur  any  liability  or make any  capital expenditures,  except if it is in the normal  course of business  (consistent  with past practice) and involves an amount not in excess of $50,000;

                  (v)   Create,  assume or permit to exist any mortgage,  pledge or other  lien or  encumbrance  upon any  assets or  properties  whether  now owned or hereafter  acquired,  except  (1) with  respect to purchase money liens incurred in connection  with the  acquisition of equipment with an aggregate cost not in excess of $50,000  necessary or desirable for the conduct of the  businesses of AMDI,  (2)
(A) liens for taxes  either  not yet due or being  contested  in good  faith and by appropriate  proceedings  (and for which  contested  taxes  adequate  reserves have been  established  and are being  maintained) or (B)  materialmen's,  mechanics' or other like liens  arising in the ordinary  course of business  (the liens set forth in clause (2) being  referred  to herein as  "Statutory  Liens"),  or (3) liens set forth on Schedule 4.7 to the AMDI Disclosure Letter;

                  (vi)  Sell,  assign,  lease or  otherwise  transfer or dispose of any property or equipment except in the normal course of business;

                  (vii) Negotiate  for  the  acquisition  of  any  business  or the start-up of any new business;

                  (viii)      Merge   or   consolidate   or   agree   to  merge  or
consolidate with or into any other corporation;

                  (ix)  Waive any  material  rights  or  claims  of AMDI,  provided that AMDI may  negotiate  and adjust  bills in the  course of good  faith  disputes with customers in a manner consistent with past practice;

                  (x)   Commit  a  breach  or  amend  or  terminate   any  Material
Documents or right of AMDI; or

                  (xi)  Enter  into any  other  transaction  outside  the  ordinary course of its business or prohibited hereunder.

            7.4   No  Shop.  Neither  AMDI,  nor  any  agent,  officer,   director,
trustee or any  representative  will,  during the period  commencing on the date of this  Agreement  and ending with the  earlier to occur of the  Closing  Date or the
termination  of  this  Agreement  in  accordance   with  its  terms,   directly  or
indirectly:  (i) solicit  or initiate  the  submission  of proposals or offers from
any  person  for;   (ii) participate   in  any   discussions   pertaining   to;  or
(iii) furnish  any  information  to any person  other than NISCO or its  authorized agents  relating  to, any  acquisition  or purchase of all or a material  amount of the assets of, or a majority  equity  interest in, AMDI or a merger,  consolidation or business combination of AMDI.

            7.5   Notification  of Certain  Matters.  AMDI shall give prompt notice to NISCO and the Principal  Shareholder of (i) the occurrence or  non-occurrence of any event the  occurrence or  non-occurrence  of which would be likely to cause any representation  or  warranty  of AMDI  contained  herein or in the AMDI  Disclosure
Letter  to be untrue  or  inaccurate  in any  material  respect  at or prior to the
Closing  and (ii) any  material  failure  of AMDI to  comply  with or  satisfy  any covenant,  condition or  agreement to be complied  with or satisfied by such person hereunder.  The  delivery of any notice  pursuant to this  Section 7.5 shall not be deemed to (i) modify the  representations  or  warranties  of the party  delivering such  notice,  (ii) modify the  conditions  set forth in Sections 8 and 9, or (iii)
limit or otherwise affect the remedies  available  hereunder to the party receiving such notice.

            7.6   Final  Financial  Statements.  AMDI  shall  provide  to NISCO and the Principal  Shareholder  for each calendar  month prior to the Closing Date, the unaudited  consolidated  balance  sheets  of  AMDI  as of the  end  of  all  months following the Balance  Sheet Date,  and the  unaudited  consolidated  statements of income  and  cash  flows  for all  months  ended  after  the  Balance  Sheet  Date, disclosing no material  adverse  change in the  financial  condition or the results of its  operations  from the  financial  statements  as of the Balance  Sheet Date.
Such  financial  statements  shall  have  been  prepared  in  accordance  with GAAP applied on a consistent  basis  throughout the periods  indicated  (except as noted
therein).  Except  as noted in such  financial  statements,  all of such  financial
statements   will  present  fairly  the  results  of  operations  for  the  periods indicated therein.

      8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF AMDI AND MERGER CORP.

            The  obligations  of AMDI and Merger  Corp.  with respect to actions to be taken on the  Closing  Date are  subject  to the  satisfaction  or  waiver on or prior to the Closing Date of all of the following conditions.

            8.1   Representations and Warranties;  Performance of Obligations.  All
representations  and  warranties of NISCO and the Principal  Shareholder  contained in this  Agreement  shall be true and  correct in all  material  respects as of the
Closing  Date as though such  representations  and  warranties  had been made as of that  time;  all the  terms,  covenants  and  conditions  of this  Agreement  to be complied  with and performed by NISCO and the  Principal  Shareholder  on or before the Closing Date shall have been duly  complied  with and performed in all material respects;  and  certificates  to the foregoing  effect dated the Closing Date,  and signed by NISCO and the  Principal  Shareholder  shall have been  delivered to AMDI and Merger Corp.

            8.2   Satisfaction.   All   actions,   proceedings,   instruments   and
documents  required to carry out this Agreement or incidental  hereto and all other related legal matters shall be reasonably satisfactory to AMDI and its counsel.

            8.3   No  Litigation.  No  action or  proceeding  before a court or any other  governmental  agency or body shall have been  instituted  or  threatened  to restrain or prohibit the  transactions  contemplated  hereunder and no governmental agency or body shall have  taken any other  action or made any  request of NISCO or the  Principal  Shareholder  as a result  of which  AMDI or Merger  Corp.  deems it inadvisable to proceed with the transactions hereunder.

            8.4   Consents and Approvals.  The Registration  Statement  referred to in Section 10.1 shall have been declared  effective by the  Securities and Exchange
Commission.  This  Agreement  shall have been duly adopted by the  shareholders  of
Merger Corp.,  AMDI and NISCO.  All  necessary  consents and approvals as listed in
Schedule  3.26 shall  have been  obtained.  All  necessary  consent of and  filings with any  governmental  authority  or agency  relating to the  consummation  of the transaction  contemplated  herein  shall have been  obtained and made and no action or  proceeding  shall have been  instituted  or  threatened to restrain or prohibit the  transactions  hereunder  and no  governmental  agency or body shall have taken any other  action or made any request of NISCO or the  Principal  Shareholder  as a result of which AMDI or Merger  Corp.  deems it  inadvisable  to  proceed  with the transactions hereunder.

            8.5   Good  Standing  Certificates.  The  Principal  Shareholder  shall have  delivered  to AMDI a  certificate,  dated as of a date no later than ten days prior to the Closing  Date,  duly issued by the Secretary of State of NISCO's state of  incorporation  that  NISCO is in good  standing  and that all  state  franchise and/or  income tax returns and taxes for each for all periods  prior to the Closing have been filed and paid.

            8.6   No  Material  Adverse  Change.  No  event or  circumstance  shall have  occurred  with  respect to NISCO which would  constitute  a Material  Adverse
Effect.

            8.7   Officer's   Certificate.   AMDI  and  Merger  Corp.   shall  have
received a certificate  or  certificates,  dated the Closing Date and signed by the
President of NISCO,  certifying  the truth and  correctness  of attached  copies of
its  Articles  of   Incorporation   (including   amendments   thereto)  and  Bylaws
(including amendments thereto).

            8.8   Incumbency  Certificate  and  Other  Documents.  AMDI and  Merger
Corp.  shall have received an incumbency  certificate  or  certificates,  dated the
Closing Date and signed by the  Secretary  of NISCO  certifying  the names,  titles and signatures of the officers  authorized to execute the documents  referred to in this Section 8 and such additional  supporting  documentation and other information with respect to the transactions  contemplated  hereunder as AMDI,  Merger Corp. or its counsel may reasonably request.

            8.9   Employment   Agreements   .  At  the   Closing,   the   Principal
Shareholder   will  enter  into  a   Non-Competition   and   Employment   Agreement
satisfactory to AMDI and Merger Corp.

            8.10  Release  of  Obligations  and  Stock  Options.  AMDI  and  Merger
Corp.  shall have  obtained  a release of each of the  officers  and  directors  of
NISCO related to all matters involving NISCO.

            8.11  Lock-Up  Agreements.  AMDI and Merger Corp.  shall have  obtained lock-up  agreements  from the Principal  Shareholder  and all other persons who are officers,  directors and holders of 10% or more of the NISCO Stock  agreeing not to sell  any of  their  Merger  Corp.  Stock  obtained  in  the  Merger  for a  period reasonably satisfactory to AMDI.
      9.    CONDITIONS   PRECEDENT  TO  OBLIGATIONS  OF  NISCO  AND  THE  PRINCIPAL
SHAREHOLDER.

            The  obligations  of NISCO and the Principal  Shareholder  with respect to actions to be taken on the  Closing  Date are  subject  to the  satisfaction  or waiver on or prior to the Closing Date of all of the following conditions.

            9.1   Representations and Warranties;  Performance of Obligations.  All
the  representations  and  warranties  of AMDI and Merger  Corp.  contained in this
Agreement  shall be true and  correct in all  material  respects  as of the Closing
Date with the same effect as though such  representations  and  warranties had been made on and as of that  time;  all the  terms,  covenants  and  conditions  of this
Agreement to be complied  with and  performed by AMDI and Merger Corp. on or before the Closing Date shall have been duly  complied  with and performed in all material respects;  and  certificates  to the foregoing  effect dated the Closing Date,  and signed by AMDI and Merger Corp. shall have been delivered to NISCO.

            9.2   Satisfaction.   All   actions,   proceedings,   instruments   and
documents  required to carry out this Agreement or incidental  hereto and all other related legal matters shall be reasonably satisfactory to NISCO and its counsel.

            9.3   No  Litigation.  No  action or  proceeding  before a court or any other  governmental  agency or body shall have been  instituted  or  threatened  to restrain or prohibit  the  transactions  hereunder  and no  governmental  agency or body  shall  have  taken any other  action  or made any  request  of AMDI or Merger
Corp.  as  a  result  of  which  NISCO  and  the  Principal   Shareholder  deem  it
inadvisable to proceed with the transactions hereunder.

            9.4   Consents and Approvals.  The Registration  Statement  referred to in Section 10.1 shall have been declared  effective by the  Securities and Exchange
Commission.  This  Agreement  shall have been duly adopted by the  stockholders  of
Merger Corp.,  AMDI and NISCO.  All  necessary  consents and approvals as listed in
Schedule  4.13 shall  have been  obtained.  All  necessary  consent of and  filings with any  governmental  authority  or agency  relating to the  consummation  of the transaction  contemplated  herein  shall have been  obtained and made and no action or  proceeding  shall have been  instituted  or  threatened to restrain or prohibit the  transactions  hereunder  and no  governmental  agency or body shall have taken any other action or made any request of AMDI or Merger  Corp.  as a result of which the Principal  Shareholder  deem it  inadvisable  to proceed with the  transactions hereunder.

            9.5   Good Standing  Certificates.  Merger Corp.  shall have  delivered to  NISCO  and the  Principal  Shareholder  certificates,  dated  as of the date no later than 10 days prior to the  Closing  Date,  duly  issued by the  Secretary  of
State of Delaware that Merger Corp. is in good standing.

            9.6   No  Material  Adverse  Change.  No  event or  circumstance  shall have  occurred  with  respect to AMDI or Merger  Corp.  which  would  constitute  a
Material Adverse Effect.

            9.7   Officer's  Certificates.  NISCO  and  the  Principal  Shareholder
shall have  received a  certificate  or  certificates,  dated the Closing  Date and signed by the  President  of each of AMDI and Merger  Corp.,  certifying  the truth and correctness of attached copies of AMDI's Articles of  Incorporation  (including amendments thereto),  and Bylaws (including  amendments thereto) and Merger Corp.'s
Certificate of Incorporation and Bylaws.

            9.8   Incumbency  Certificate  and  Other  Documents.   NISCO  and  the
Principal   Shareholder   shall  have   received  an  incumbency   certificate   or
certificates,  dated the Closing Date,  and signed by the Secretary of each of AMDI and Merger  Corp.,  certifying  the names,  titles and  signatures  of the officers authorized  to  execute  the  documents  referred  to in this  Section  9 and  such additional  supporting  documentation  and other  information  with  respect to the transactions  contemplated  hereunder  as NISCO and the  Principal  Shareholder  or their counsel may reasonably request.

            9.9   Employment   Agreements   .  At  the   Closing,   the   Principal
Shareholder   will  enter  into  a   Non-Competition   and   Employment   Agreement
satisfactory to the Principal Shareholder.

            9.10  Release  of  Obligations.  NISCO  and the  Principal  Shareholder
shall have  obtained a release of each of the  officers  and  directors of AMDI and
Merger Corp.  related to all matters  involving  AMDI and Merger  Corp.  except for obligations pursuant to this Agreement.

            9.11  Net  Assets of AMDI.  As of the  Closing  Date,  AMDI  shall have net assets of a minimum of $100,000.

      10.   ADDITIONAL AGREEMENTS.

            10.1  Reasonable  Best  Efforts.  Subject  to the terms and  conditions of this  Agreement,  each party will use its  reasonable  best efforts to take,  or cause  to be  taken,  all  actions  and to do,  or cause  to be  done,  all  things
necessary,   proper  or  advisable   under   applicable  laws  and  regulations  to
consummate the  transactions  contemplated by this Agreement as soon as practicable after the date  hereof.  AMDI and Merger  Corp.,  shall  promptly  prepare and file with the  Securities  and  Exchange  Commission  a proxy  statement  included  in a
registration   statement  on  Form  S-4  or  a  similar  form  (the   "Registration
Statement")  and AMDI will take, in accordance with applicable law and its Articles of  Incorporation  and  Bylaws,  all action  necessary  to convene a meeting of its shareholders  to consider and vote upon the adoption of this  Agreement.  NISCO and the  Principal  Shareholder  shall  cooperate  with AMDI and  Merger  Corp.  in the preparation of the  Registration  Statement,  including  providing such information about NISCO and the  Principal  Shareholder  and their plans with respect to Merger
Corp. after the Merger as may be reasonably requested by AMDI and Merger Corp.

            10.2  Public  Announcements.  The  initial  press  release of AMDI with
respect  to  this   Agreement   shall  be  reviewed  by  NISCO  and  the  Principal
Shareholder.  Thereafter,  AMDI and Merger Corp.  shall  consult with NISCO and the
Principal  Shareholder  prior to issuing  any press  releases or  otherwise  making
public   announcements   with  respect  to  this  Agreement  and  the  transactions contemplated by this Agreement, except as may be required by law.

            10.3  Further  Assurances.  Subject  to the  terms  and  conditions  of this  Agreement,  each of the parties hereto agrees to use all  reasonable  efforts to take,  or cause to be taken,  all  action,  and to do, or cause to be done,  all
things   necessary,   common,   proper  or   advisable   under   applicable   legal
requirements,  to consummate and make effective the  transactions  contemplated  by this  Agreement.  If at any time after the Closing any further  action is necessary or  desirable  to carry out the  purposes of this  Agreement,  AMDI,  Merger  Corp.
NISCO and the  Principal  Shareholder,  as the case may be,  shall take or cause to be taken all such  necessary  or  convenient  action and  execute,  and deliver and file,  or cause to be executed,  delivered  and filed,  all necessary or convenient documentation.

      11.   TERMINATION OF AGREEMENT.

            11.1  Termination.  This  Agreement may be terminated at any time prior to the Closing Date solely:

                  (i)   By mutual consent of all of the parties hereto;

                  (ii)  By the Principal  Shareholder  and NISCO,  on the one hand, or by AMDI or Merger Corp. on the other hand, if the  transactions  contemplated by this  Agreement  to take place at the Closing  shall not have been  consummated  by
February 28, 2001,  unless the failure of such  transactions  to be  consummated is due to the failure of the party  seeking to  terminate  this  Agreement  to perform any  of  its  obligations  under  this  Agreement  to  the  extent  required  to be performed  by it prior  to or on the  Closing  Date;  provided,  also,  that if the
Registration  Statement has been filed, but not yet been declared  effective by the
Securities  and Exchange  Commission and there is a good faith,  reasonable  effort to obtain  effectiveness,  then the February 28, 2001 deadline shall be extended to
March 30, 2001; or

                  (iii)       By the Principal  Shareholder  and NISCO,  on the one
hand,  or by AMDI or Merger Corp.,  on the other hand, if a material  breach of the representations  or a material  breach or default  shall be made by the other party in the  observance or in the due and timely  performance of any of the covenants or agreements  contained  herein,  and the curing of such default  shall not have been made on or before the Closing Date, by the Principal  Shareholder or NISCO,  if the
conditions  set forth in Section 9 hereof have not been  satisfied  or waived as of the  Closing  Date,  or by AMDI or Merger  Corp.,  if the  conditions  set forth in
Section 8 hereof have not been satisfied or waived as of the Closing Date.

            11.2  Liabilities  in  Event  of   Termination.   Termination  of  this
Agreement  will in no way limit any  obligation  or liability of any party based on or  arising  from a breach or  default  by such  party  with  respect to any of its representations,  warranties,  covenants or agreements  contained in this Agreement or in the Schedules delivered by such party,  including,  but not limited to, legal and audit costs and out of pocket expenses.

      12.   INDEMNIFICATION.

            12.1  Indemnification  by the  Principal  Shareholder.  NISCO  and  the
Principal  Shareholder,   jointly  and  severally,  agree  to  indemnify  and  hold
harmless each of AMDI and Merger Corp. and their  respective  officers,  directors,
agents  and  representatives   against  any  and  all  losses,   claims,   damages,
liabilities,  costs and expenses  (including  but not limited to,  attorneys'  fees and other  expenses  of  investigation  and  defense  of any  claims  or  actions), directly  or  indirectly  resulting  from,  relating  to or arising out of: (i) any breach of any  covenant,  agreement,  warranty  or  representation  of NISCO or the
Principal  Shareholder  contained in this  Agreement,  (ii) any  misstatement  of a material fact  contained in this  Agreement or in any of the documents  executed in connection with the  transactions  contemplated  by this  Agreement,  including the
Registration  Statement,  but  only  if the  misstatement  relates  to  information concerning the Principal  Shareholder or NISCO's operations,  or (iii) the omission to state any fact necessary to make the  statements  contained in this Agreement or in any of the documents  executed in connection with the transactions  contemplated by this Agreement not misleading,  but only if the omission  relates to information concerning the Principal Shareholder or NISCO's operations.

            12.2  Indemnification  by AMDI  and  Merger  Corp.  Each  of  AMDI  and
Merger  Corp.  agrees to indemnify  and hold  harmless  the  Principal  Shareholder against  any and all  losses,  claims,  damages,  liabilities,  costs and  expenses
(including   but  not  limited   to,   attorneys'   fees  and  other   expenses  of
investigation  and  defense  of any  claims  or  actions)  directly  or  indirectly resulting  from,  relating to or arising out of:  (i) any  breach of any  covenant, agreement,  warranty or  representation  of AMDI or Merger Corp.  contained in this
Agreement,  (ii) any  misstatement  of a material fact  contained in this Agreement
or  in  any  of  the  documents   executed  in  connection  with  the  transactions
contemplated by this Agreement,  including the Registration Statement,  but only if the  misstatement  relates to information  concerning AMDI or Merger Corp. or their operations,  or  (iii) the  omission  to  state  any  fact  necessary  to make  the statements  contained  in this  Agreement  or in any of the  documents  executed in connection  with the  transactions  contemplated  by this Agreement not misleading, but only if the omission  relates to  information  concerning  AMDI or Merger Corp.
or their operations.

            12.3  Indemnification   Notice.  Should  any  party  (the  "Indemnified
Party")  suffer  any  loss,   damage  or  expense  for  which  another  party  (the
"Indemnifying  Party") is obligated to indemnify  and hold such  Indemnified  Party harmless  pursuant  to this  Section  12 of this  Agreement,  the  following  shall apply:  If an  Indemnified  Party intends to exercise its right to  indemnification
provided  in  this   Section  12,  such   Indemnified   Party  shall   notify  each
Indemnifying  Party in writing of such Indemnified  Party's  intention to do so and the  facts  or  circumstances  giving  rise  to  the  claim  (the  "Indemnification
Claim").  An Indemnification  Claim, at the option of the Indemnified Party, may be asserted as soon as any  situation,  event or  occurrence  has been  noticed by the
Indemnified   Party  regardless  of  whether  actual  harm  has  been  suffered  or out-of-pocket  expenses  incurred.  During the  period of 15 days  after  notice by the  Indemnified  Party,  each  Indemnifying  Party  shall be  entitled to cure the defect or situation  giving rise to the  Indemnification  Claim to the satisfaction of the Indemnified  Party. If the  Indemnifying  Parties are unwilling or unable to cure  the  defect  giving  rise to the  Indemnification  Claim  during  the  15-day period,  the Indemnified Party shall thereafter be entitled to  indemnification  as provided in this Section 12.

            12.4  Matters  Involving  Third  Parties.  If  any  third  party  shall notify any  Indemnified  Party with respect to any matter (a "Third  Party  Claim")
which may give rise to a claim for  indemnification  against any Indemnifying Party under this  Section  12, then the  Indemnified  Party  shall  promptly  notify each
Indemnifying  Party  thereof in writing.  Provided,  however,  that no delay on the part of the  Indemnified  Party in notifying any  Indemnifying  Party shall relieve the  Indemnifying  Party from any obligation  hereunder  unless (and then solely to the extent) the Indemnifying  Party thereby is prejudiced.  Any Indemnifying  Party will have the right to defend the  Indemnified  Party against the Third Party Claim with counsel of its choice  reasonably  satisfactory  to the  Indemnified  Party so long as  (i) the  Indemnifying  Party  notifies  the  Indemnified  Party in writing within 15 days  after the  Indemnified  Party has given  notice of the Third  Party
Claim that the  Indemnifying  Party will indemnify the  Indemnified  Party from any adverse  consequences the Indemnified  Party may suffer resulting from or caused by the Third Party Claim,  (ii) the Indemnifying  Party provides the Indemnified Party
with   evidence   reasonably   acceptable  to  the   Indemnified   Party  that  the
Indemnifying  Party will have the financial  resources to defend  against the Third
Party Claim and fulfill its indemnification  obligations  hereunder,  and (iii) the
Indemnifying  Party  conducts  the defense of the Third Party  Claim  actively  and diligently.  The  Indemnifying  Party  shall  not  consent  to  the  entry  of  any judgment  or enter  into any  settlement  with  respect  to the Third  Party  Claim without the prior written  consent of the  Indemnified  Party,  which consent shall not be withheld unreasonably.

      13.   GENERAL PROVISIONS.

            13.1  Survival  of  Representations,  Warranties  and  Agreements.  The
representations  and warranties of the parties  hereto  contained in this Agreement or in any writing  delivered  pursuant  hereto or at the Closing  shall survive the execution and delivery of this  Agreement and the Closing and the  consummation  of the  transactions  contemplated  hereby (and any examination or investigation by or on behalf of any party  hereto)  until  the date one year  after the  Closing  Date except for claims in respect  thereof  pending at such time,  which  shall  survive until  finally  resolved or settled).  No action may be  commenced  with respect to any representation,  warranty,  covenant or agreement in this Agreement,  or in any writing  delivered  pursuant  hereto,  unless  written  notice,  setting  forth  in reasonable  detail the  claimed  breach  thereof,  shall be  delivered  pursuant to
Section  13.7 to the  party or  parties  against  whom  liability  for the  claimed breach is charged on or before the  termination  of the survival  period  specified in Section 13.1 for such representation, warranty, covenant or agreement.

            13.2  Assignment.  Neither  this  Agreement  nor  any  of  the  rights, interests  or  obligations  hereunder  shall  be  assigned  by any  of the  parties hereto,  in whole or in part  (whether by operation of law or  otherwise),  without the prior written  consent of the other  parties,  and any attempt to make any such assignment  without such consent  shall be null and void.  Subject to the preceding sentence,  this  Agreement  will be binding  upon,  inure to the  benefit of and be enforceable by the parties and their respective successors and assigns.

            13.3  Entire  Agreement.  This  Agreement and any  attachments  hereto, the NISCO  Disclosure  letter and the Schedules  thereto  (including the schedules, exhibits and annexes attached hereto and thereto),  the AMDI Disclosure  Letter and the Schedules  thereto  (including  the  schedules,  exhibits and annexes  attached hereto and thereto) and the documents  delivered  pursuant  hereto  constitute  the entire  agreement  and  understanding  among the  parties and  supersede  any prior agreement  and  understanding  relating  to the subject  matter of this  Agreement.
This Agreement,  upon execution,  constitutes a valid and binding  agreement of the parties  hereto  enforceable  in  accordance  with its terms and may be modified or amended only by a written instrument executed by all parties.

            13.4  Counterparts.  This Agreement may be executed  simultaneously  in counterparts,  each of which shall be deemed an original and all of which  together shall constitute but one and the same instrument.

            13.5  Brokers And Agents.  Each party  represents  and warrants that it employed  no  broker  or agent in  connection  with  this  transaction,  except  as provided in Schedule 13.5.

            13.6  Expenses.  Except  as  otherwise  specifically  provided  herein, each  party to this  Agreement  shall bear its own  direct  and  indirect  expenses incurred in connection  with the  negotiation and preparation of this Agreement and
the  consummation  and  performance  of  the  transactions   contemplated   hereby,
including,  without limitation,  all legal fees and fees of any brokers, finders or similar agents.

            13.7  Notices.  All notices and other  communications  hereunder  shall be in  writing  and  shall be deemed  duly  given  (i) on the date of  delivery  if delivered  personally,  or by telecopy or facsimile upon  confirmation  of receipt,
(ii) on the first  business  day  following  the date of dispatch if delivered by a recognized  next-day  courier  service,  or (iii) on the 5th business day following the date of mailing if delivered by registered or certified  mail,  return  receipt requested,  postage  prepaid.  All  notices  hereunder  shall be  delivered  as set forth  below,  or  pursuant  to such other  instructions  as may be  designated  in writing by the party to receive such notice:

                  (a)   If to AMDI or Merger Corp.:

                        Applied Medical Devices, Inc.
                        7315 East Peakview Avenue
                        Englewood, Colorado 80111
                        Attention:  Al Lager, President
                        Facsimile (303) 796-9762

                        with a copy to:

                        Patton Boggs, L.L.P.
                        1660 Lincoln Street, Suite 1900
                        Denver, Colorado  80264
                        Facsimile No.:  (303) 894-9239
                        Attention:  Robert M. Bearman, Esq.

                  (b)   If to NISCO or the Principal Shareholder:

                        Anthony J. DeBella
                        NISCO Systems, Inc.
                        1665 Lakes Parkway, Suite 110
                        Lawrenceville, Georgia  30043
                        Facsimile:  (678) 376-0682

                        with a copy to:

                        Richard C. Fox, Esq.
                        P. O. Box 1097
                        Pecos, New Mexico  87552
                        Facsimile:  (505) 757-2411

            13.8  Governing  Law. This  Agreement  shall be construed in accordance with the laws of the State of Colorado.

            13.9  Enforcement.  The parties  agree that  irreparable  damage  would occur  in  the  event  that  any of the  provisions  of  this  Agreement  were  not performed in accordance with their specific  terms.  It is accordingly  agreed that the parties shall be entitled to specific  performance  of the terms  hereof,  this being in  addition  to any other  remedy to which  they are  entitled  at law or in equity.

            13.10 Exercise of Rights and  Remedies.  Except as  otherwise  provided herein,  no delay of or  omission  in the  exercise  of any right,  power or remedy accruing  to any party as a result  of any  breach or  default  by any other  party under this  Agreement  shall impair any such right,  power or remedy,  nor shall it be construed as a waiver of or  acquiescence  in any such breach or default,  or of any similar breach or default  occurring  later; nor shall any waiver of any single breach or  default  be deemed a waiver of any  other  breach or  default  occurring before or after that waiver.

            13.11 Time.  Time is of the essence with respect to this Agreement.

            13.12 Reformation  and  Severability.  In case  any  provision  of this
Agreement  shall be  invalid,  illegal or  unenforceable,  it shall,  to the extent possible,  be modified in such manner as to be valid,  legal and enforceable but so as to most nearly  retain the intent of the parties,  and if such  modification  is not possible,  such provision shall be severed from this  Agreement,  and in either case the  validity,  legality and  enforceability  of the  remaining  provisions of this Agreement shall not in any way be affected or impaired thereby.

            13.13 Remedies  Cumulative.  No right,  remedy or election given by any term of this  Agreement  shall be deemed  exclusive,  but each shall be  cumulative with all other rights, remedies and elections available at law or in equity.

            13.14 Captions;  Construction.  The  headings  of  this  Agreement  are inserted for  convenience  only,  and shall not constitute a part of this Agreement or be used to construe or  interpret  any  provision  hereof.  This  Agreement  has been fully  reviewed and  negotiated by the parties and no uncertainty or ambiguity in any term or provision of this  Agreement  shall be  construed  strictly  against any party under any rule of construction or otherwise.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

APPLIED MEDICAL DEVICES, INC.            THE PRINCIPAL SHAREHOLDER

By:
   ---------------------------------     ------------------------------
                                         Anthony J. DeBella
Name:
     -------------------------------

Title:
      ------------------------------

APPLIED MEDICAL MERGER CORP.             NISCO SYSTEMS, INC.

By:                                      By:
   ---------------------------------        ---------------------------

Name:                                    Name:
     -------------------------------          -------------------------

Title:                                   Title:
      ------------------------------           ------------------------

                                  Part II
                  Information Not Required In Prospectus

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware  General  Corporation Law ("Section 145")
permits  indemnification  of directors,  officers,  agents and  controlling persons of a corporation,  under certain  conditions and subject to certain
limitations.    Article   FIFTEENTH   of   New   NISCO's   Certificate   of
Incorporation  and  Article  VI of  New  NISCO's  Bylaws  provide  for  the indemnification of directors,  officers,  employees and agents of New NISCO to the fullest extent  permitted by the Delaware  General  Corporation Law.
Section 145 empowers a corporation  to indemnify any person who was or is a party or is  threatened  to be made a party to any  threatened,  pending or
completed   action,   suit  or   proceeding,   whether   civil,   criminal,
administrative or investigative,  by reason of the fact that he is or was a director,  officer  or agent of the  corporation  or  other  enterprise  if serving at the request of the  corporation.  Depending on the  character of the proceedings,  a corporation may indemnify  against expenses  (including attorneys' fees), judgments,  fines and amounts paid in settlement actually and reasonably  incurred in connection with such action, suit or proceeding if the  person  indemnified  acted  in good  faith  and in  respect  to any criminal  action or  proceeding,  had no  reasonable  cause to believe  his conduct  was  unlawful.  In the case of an action by or in the right of the corporation,  no  indemnification  may be made with  respect  to any claim, issue or matter as to which  such  person  shall have been  adjudged  to be liable to the  corporation  unless and only to the extent that the Court of
Chancery  or the  court in which  such  action  or suit was  brought  shall determine that despite the  adjudication of liability such person is fairly and  reasonably  entitled to indemnity  for such  expenses  which the court shall  deem  proper.  Section  145  further  provides  that to the extent a director,  officer,  employee or agent of a corporation has been successful in the defense of any action,  suit or  proceeding  referred to above or in the defense of any claim, issue or matter therein,  he shall be indemnified against  expenses  (including  attorneys'  fees)  actually  and  reasonably incurred by him in connection  therewith.  New NISCO's  Bylaws permit it to purchase  insurance on behalf of such person against any liability asserted against  him and  incurred by him in any such  capacity,  or arising out of his  status  as such,  whether  or not New  NISCO  would  have the power to indemnify him against such liability under the foregoing  provisions of the
Certificate and Bylaws.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a)   Exhibits

      EXHIBIT NO.                         DESCRIPTION

         2(1)              Agreement, dated November 17, 2000, among
                           Applied Medical Devices, Inc., NISCO Systems,
                           Inc., Applied Medical Merger Corp. and Anthony
                           J. Debella  (Actual exhibit included above.)

         3(i)              Certificate of  Incorporation of Applied Medical
                           Merger Corp.

        3(ii)              Bylaws of Applied Medical Merger Corp.

           4*              Warrant  Certificate  of Applied  Medical Merger
                           Corp.

           5*              Opinion of Patton Boggs, LLP

         10.1              2000 Stock Incentive Plan

         10.2              Employment  Agreement  between NISCO and Anthony
                           J. DeBella

         23.1              Consent of AJ. Robbins, PC

         23.2              Consent of Ehrhardt Keefe Steiner & Hottman PC

         23.3              Consent of Ehrhardt Keefe Steiner & Hottman PC

        23.4*              Consent  of  Patton  Boggs,   LLP  (included  in
                           opinion to be filed as Exhibit 5)
----------------

*     To be filed by amendment.

      (1)   Attached as Annex A to the proxy  statement/prospectus which is part of this registration statement on Form S-4.

      Consents  of  Persons  About  to  Become  Directors  will be filed by amendment

ITEM 22.  UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1)   To file,  during any period in which  offers or sales are
      being  made,  a   post-effective   amendment  to  this   registration
      statement:

                  (i)   To  include  any  prospectus  required  by  Section
      10(a)(3) of the Securities Act of 1933;

                  (ii)  To  reflect in the  prospectus  any facts or events
      arising after the effective  date of the  registration  statement (or
      the   most   recent   post-effective    amendment   thereof)   which,
      individually or in the aggregate,  represent a fundamental  change in
      the   information   set   forth   in  the   registration   statement.
      Notwithstanding the foregoing,  any increase or decrease in volume of securities  offered (if the total dollar value of securities  offered would not exceed that which was  registered)  and any deviation  from the low or high end of the estimated  maximum  offering  range may be reflected  in the  form  of  prospectus  filed  with  the  Commission pursuant to Rule 424(b) if, in the  aggregate,  the changes in volume and price  represent  no more than 20 percent  change in the  maximum
      aggregate   offering   price  set  forth  in  the   "Calculation   of
      Registration Fee" table in the effective registration statement; and

                  (iii) To include any  material  information  with respect
      to  the  plan  of  distribution  not  previously   disclosed  in  the
      registration  statement or any material change to such information in the registration statement.

            (2)   That, for the purpose of determining  any liability under
      the Securities Act of 1933, each such post-effective  amendment shall be  deemed  to  be a  new  registration  statement  relating  to  the securities  offered  therein,  and the offering of such securities at that  time  shall be  deemed to be the  initial  bona  fide  offering thereof;

            (3)   To remove from  registration by means of a post-effective
      amendment any of the securities  being registered which remain unsold at the termination of the offering;
            (4)   That prior to any public  re-offering  of the  securities
      registered  hereunder  through use of a prospectus which is a part of this registration  statement, by any person or party who is deemed to
      be  an   underwriter   within  the  meaning  of  Rule  145(c),   such
      re-offering  prospectus  will contain the  information  called for by the  applicable  registration  form with respect to  re-offerings  by
      persons  who  may  be  deemed   underwriters,   in  addition  to  the
      information called for by the other items of the applicable form;

            (5)   That  every  prospectus  (i)  that is filed  pursuant  to
      paragraph (4)  immediately  preceding,  or (ii) that purports to meet the  requirements  of Section  10(a)(3) of the Securities Act of 1933
      and is used in connection  with an offering of securities  subject to
      Rule  415,   will  be  filed  as  a  part  of  an  amendment  to  the
      registration  statement and will not be used until such  amendment is effective,  and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective  amendment shall be  deemed  to  be a  new  registration  statement  relating  to  the securities  offered  therein,  and the offering of such securities at that  time  shall  be  deemed  to  be a  new  registration  statement relating to the securities offered therein,  and the offering of such securities  at that time shall be deemed to be the initial  bona fide offering thereof;

            (6)   To  respond  to   requests   for   information   that  is
      incorporated  by reference into the  prospectus  pursuant to Items 4,
      10(b),  11 or 13 of this Form,  within one business day of receipt of such request,  and to send the incorporated  documents by first class mail  or  other  equally  prompt  means.  This  includes  information contained in documents filed  subsequent to the effective date of the registration statement through the date of responding to the request;

            (7)   To  supply  by means of a  post-effective  amendment  all
      information concerning a transaction,  and the company being acquired involved  therein,  that was not the  subject of and  included in the registration statement when it became effective; and

            (8)   That,  for purposes of  determining  any liability  under
      the Securities Act of 1933,  each filing of the  registrant's  annual report  pursuant  to  Section  13(a)  and  15(d)  of  the  Securities
      Exchange  Act of  1934  that  is  incorporated  by  reference  in the registration  statement shall be deemed a new  registration  relating
      to  the  securities  offered  therein,   and  the  offering  of  such
      securities  at that time shall be deemed to be the initial  bona fide offering thereof.

      (b)   Insofar as  indemnification  for liabilities  arising under the
Securities  Act of  1933  may  be  permitted  to  directors,  officers  and
controlling   persons  of  the   registrant   pursuant  to  the   foregoing
provisions,  or  otherwise,  the  registrant  has been  advised that in the opinion of the Securities and Exchange  Commission such  indemnification is
against  public  policy  as  expressed  in  the  Act  and  is,   therefore,
unenforceable.  In the event that a claim for indemnification  against such liabilities  (other than the payment by the registrant of expenses incurred or paid by a director,  officer or controlling  person of the registrant in the  successful  defense of any action,  suit or proceeding) is asserted by such  director,  officer  or  controlling  person  in  connection  with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by  controlling  precedent,  submit
to  a  court  of  appropriate   jurisdiction   the  question  whether  such
indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant  to the  requirements  of the  Securities  Act of 1933,  the registrant has duly caused this registration  statement to be signed on its behalf  by the  undersigned,  thereunto  duly  authorized,  in the  City of
Denver, State of Colorado, on January 25, 2001.

                                    APPLIED MEDICAL MERGER CORP.

                                    By:   /s/   ALLAN K. LAGER
                                          Allan K. Lager
                                          President

      KNOW ALL PERSONS BY THESE PRESENTS,  that each person whose signature appears below in so signing also makes,  constitutes  and appoints Allan K.
Lager and Gary Brunner,  and each of them acting alone, his true and lawful
attorney-in-fact   and  agent,   with  full  power  of   substitution   and
resubstitution,  for him and in his name,  place and stead,  in any and all capacities,  to sign any and all amendments and  post-effective  amendments to this registration  statement,  including any registration  statement for the same  offering  that is to be  effective  upon filing  pursuant to Rule
462(b),  and to file  any and all of the  same,  with  the  Securities  and
Exchange  Commission,  granting unto said  attorney-in-fact  and agent full power  and  authority  to do and  perform  each  and  every  act and  thing requisite and  necessary to be done in and about the premises,  as fully to all  intents  and  purposes  as he  might or  could  do in  person,  hereby ratifying and confirming all that said  attorney-in-fact  and agent, or his substitute  or  substitutes,  may  lawfully d or cause to be done by virtue hereof.

      Pursuant to the  requirements  of the  Securities  Act of 1933,  this registration  statement  has been  signed  by the  following  person in the capacities and on the dates indicated.

     SIGNATURE           CAPACITY                        DATE

/s/ALLAN K. LAGER               President, Principal            January 25, 2001
   Allan K. Lager                Executive Officer and
                                 Chief Financial Officer

/s/GARY BRUNNER          Secretary and Director          January 26, 2001
   Gary Brunner

/s/KENNETH E. SHEARER           Director                        January 24, 2001
   Kenneth E. Shearer